Exhibit 10.5

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes only as of December 13, 2011, by and between NEKTAR THERAPEUTICS, a Delaware corporation (“Sublandlord”), and GENE SECURITY NETWORK, INC., a Delaware corporation (“Subtenant”).

RECITALS

A.                                    Sublandlord is the Tenant under a written Amended and Restated Built-to-Suit Lease dated as of August 17, 2004, with BMR-201 Industrial Road LLC, a Delaware limited liability company (successor-in-interest to Inhale 201 Industrial Road, L.P.) (“Master Landlord”) as Landlord, as amended by that certain Amendment to Build-to-Suit Lease dated January 11, 2005 and that certain Second Amendment to Build-to-Suit Lease dated July 29, 2007 (as so amended, the “Master Lease”), pursuant to which Sublandlord is leasing from Master Landlord certain premises which include Suite 420 (the “Premises”) on the fourth floor of the building with an address at 201 Industrial Road, San Carlos, California (the “Building”). A copy of the Master Lease is attached as Exhibit A to this Sublease.

B.                                    Subtenant desires to sublease from Sublandlord the portion of the Premises shown as the “Subleased Premises” on Exhibit B to this Sublease (the “Subleased Premises”), upon and subject to the terms and conditions set forth below. For the purposes of this Sublease, the parties agree that the rentable area of the Subleased Premises is 20,123 rentable square feet.

C.                                    Sublandlord is willing to sublease the Subleased Premises to Subtenant, subject to Master Landlord’s approval, if required under the Master Lease, upon and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, Sublandlord and Subtenant agree as set forth below.

1.                                      Sublease Agreement. Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby subleases the Subleased Premises from Sublandlord, on the terms and conditions set forth in this Sublease.

2.                                      Term of Sublease. The term of this Sublease (the “Sublease Term”) shall commence on the date that the consent of the Master Landlord is obtained (the “Sublease Commencement Date”) and (unless sooner terminated pursuant to the provisions of this Sublease), shall expire on October 5, 2016 (the “Sublease Expiration Date”). As used herein, the “Sublease Rent Commencement Date” shall mean the date on which the Sublease Alterations (as defined in Section 7 below) are substantially completed, but in no event later than May 1,2012.

3.                                      Sublease Rent; Security Deposit.

3.1                               Base Sublease Rent. Commencing on the Sublease Rent Commencement Date, and continuing on the first day of each month thereafter through the Sublease Expiration Date, Subtenant shall pay to Sublandlord, in advance, without notice or demand, and without any

1

set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Sublease, in lawful money of the United States, by wire transfer of funds or by check payable to Nektar Therapeutics, base sublease rental (“Base Sublease Rent”) as follows:

Period	Base Sublease Rent Per Month
Sublease Rent Commencement Date – Last day of 7th month following Sublease Rent Commencement Date (the “Reduced Rent Period”)*	$17,000.00	**

If the Reduced Rent Period shall expire prior to October 5, 2012, then from the first day following expiration of the Reduced Rent Period – 10/5/12	$34,209.10

From the later to occur of: (i) the first day following expiration of the Reduced Rent Period; or (ii) 10/6/12 – 10/5/13	$35,215.25

10/6/13 – 10/5/14	$36,221.40
10/6/14 – 10/5/15	$37,227.55
10/6/15 – 10/5/16	$38,233.70

*If the Sublease Rent Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Sublease Rent Commencement Date to the first (1st) day of the next calendar month shall be included in the 8th month following the Sublease Rent Commencement Date for purposes of determining the monthly Base Sublease Rent rate applicable for such partial month

**During this period, Base Sublease Rent is payable only with respect to 10,000 rentable square feet of the Subleased Premises.

A payment of Base Sublease Rent for the first month of the Sublease Term in the amount of $17,000.00 shall be delivered to Sublandlord concurrently with Subtenant’s execution of this Sublease.

3.2                               Additional Rent. “Additional Rent” shall mean all sums other than Base Sublease Rent payable by Subtenant to Sublandlord under this Sublease, including (without limitation): overtime or excess service charges, and late charges, damages, interest and other costs and expenses related to Subtenant’s failure to perform any of its obligations under this Sublease. Subtenant shall pay to Sublandlord, as Additional Rent, Subtenant’s pro rata share of Tenant’s Operating Cost Share of Operating Expenses pursuant to Section 7 of the Master Lease (excluding Section 7.6 [Reserve Account]). Such Additional Rent amounts shall be paid by Subtenant within ten (10) days of receipt of Sublandlord’s billing therefor. Subtenant’s prorata share of such Operating Costs under this Sublease shall be 20.11% of Tenant’s Operating Cost Share relating solely to the Premises and 20.11% of Tenant’s Exterior Common Area Cost Share relating solely to the Premises, as those terms are defined in Section 7.1(a) of the Master Lease.

2

When reasonably requested by Subtenant if there has been a ten percent (10%) or greater increase in Operating Expenses, Sublandlord shall use its judgment reasonably exercised, to determine whether to audit the calculation of the annual Operating Expense statement as permitted under the Master Lease. In the event that Sublandlord elects to audit Operating Expenses and Sublandlord determines that Sublandlord was overcharged for Operating Expenses and Sublandlord in turn had overcharged Subtenant, then Sublandlord shall reimburse Subtenant for the amount of Subtenant’s overpayment promptly following the conclusion of such audit.

3.3                               Security Deposit.

(a)                                 Upon Subtenant’s execution and delivery of this Sublease, Subtenant shall pay to Sublandlord the sum of $205,254.60 in cash or irrevocable standby letter of credit (the “Security Deposit”), to be held by Sublandlord as security for the faithful performance and observance by Subtenant of all the terms, covenants and conditions of this Sublease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rent or measure of Sublandlord’s damages in case of default by Subtenant. If Subtenant provides cash to fund the security deposit upon execution of this Sublease, Subtenant shall have the option to exchange such cash in full for an irrevocable letter of credit within sixty (60) days after execution. Subtenant agrees that any irrevocable letter of credit shall be drawn on a US commercial bank and in a form substantially acceptable to Sublandlord. Upon default by Subtenant, Sublandlord, from time to time, without prejudice to any other remedy, may (but shall not be required to) apply the Security Deposit against any arrearages of Base Sublease Rent, Additional Rent, or any other damage, injury, loss, cost, expense or liability caused to Sublandlord by such default on the part of Subtenant. Should all or any part of the Security Deposit be used for the purposes described above during the term of this Sublease, then Subtenant shall remit to Sublandlord immediately (and in all events within not more than five days) after Sublandlord’s request therefor, the amount necessary to restore the Security Deposit to its original balance. Subtenant’s failure to restore the Security Deposit upon notice from Sublandlord shall be a material breach of this Sublease. Upon any termination of Sublandlord’s interest in the Premises, Sublandlord shall have no further obligation to Subtenant with respect to the Security Deposit or any other sums due hereunder and prepaid by Subtenant upon transfer of the Security Deposit and any other such sums to Sublandlord’s successor in interest. No interest shall be payable on the Security Deposit and Sublandlord shall have no obligation to keep the Security Deposit separate from its general funds unless otherwise required by applicable Law. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Sublandlord shall, within thirty (30) days following the later to occur of the following: (i) the expiration of the Sublease, and (ii) the date on which Subtenant surrenders possession of the Subleased Premises to Sublandlord in the condition required hereunder, including, without limitation the conditions set forth in Section 11 below, return to Subtenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Sublandlord and Subtenant agree that such deductions shall include, without limitation, all damages and losses that Sublandlord has suffered or that Sublandlord reasonably estimates that it will suffer as a result of any breach of this Sublease by Subtenant. Subtenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.

(b)                                 Notwithstanding the foregoing provisions of this Section 3.3(a) to the

3

contrary, provided that: (A) Subtenant has not been late in the payment of any rent due under the Sublease more than once during the immediately preceding twelve (12)-month period, (B) no Event of Default by Subtenant under this Sublease has occurred and is still continuing as of the effective date of reduction with no apparent effort by Subtenant to cure such Event of Default as reasonably determined by Sublandlord, and (C) Subtenant has achieved net proceeds from an equity financing transaction equal to or greater than $15,000,000 as evidenced by Subtenant’s most current financial statements which shall be either: (i) audited financial statements, or (ii) unaudited financial statements certified to be true and correct by a senior officer of Subtenant, then Subtenant shall be permitted to decrease the amount of the Security Deposit to $68,418.20. The amount to be refunded to Subtenant pursuant to the preceding sentence shall be credited against rent next due hereunder within thirty (30) days after Subtenant delivers to Sublandlord the financial statement(s) which evidence satisfaction of the requirement set forth in (C) above. Notwithstanding the foregoing, in no event shall any such reduction be construed as an admission by Sublandlord that Subtenant has performed all of its covenants and obligations hereunder. Moreover, if an Event of Default with respect to the payment of Base Sublease Rent or Additional Rent occurs beyond applicable cure periods then, upon Sublandord’s written demand therefor delivered to Subtenant, Subtenant shall be required to restore the Security Deposit to the originally required amount of $205,254.60.

4.                                      Application of Master Lease.

4.1                               Sublease Subordinate to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease.

4.2                               Incorporation of Obligations Set Forth in Master Lease. In addition to the obligations of Subtenant under the terms of this Sublease as set forth in the other paragraphs of this Sublease (and except as otherwise expressly provided to the contrary in this Sublease), Subtenant shall also have and perform for the benefit of Sublandlord all obligations of the “Tenant” as are set forth in the Master Lease, which are hereby incorporated into this Sublease as though set forth herein in full, substituting “Subtenant” wherever the term “Tenant” appears, “Sublandlord” wherever the term “Landlord” appears, “Subleased Premises” wherever the term “Premises” appears” appears, and “Base Sublease Rent” wherever the term “Minimal Rental” appears; provided, however, that Subtenant’s obligations under the Master Lease shall be limited to the extent of the Subleased Premises and for the duration of the Sublease Term. Notwithstanding the foregoing, Sublandlord shall, at Subtenant’s request, use commercially reasonable efforts to cause Master Landlord to perform Master Landlord’s obligations under the Master Lease, but Sublandlord shall not be obligated to perform for the benefit of Subtenant any of the obligations of Master Landlord under the Master Lease; the amount of rent payable to Sublandlord by Subtenant under this Sublease shall be as provided in paragraphs 3.1 and 3.2 above; and the following provisions of the Master Lease shall not apply to this Sublease: Section 1.1(a) (Lease of Premises), Section 2 (Term), Section 3.1 (Minimum Rental), Section 4 (parking), Section 5 (Construction), Section 6.2(b) (Tax Protests), Section 6.2(c) (Tax Refunds), Section 7.4(b) (Audit Right), Section 7.6 (Reserve Account), Section 9 (Alterations) [but shall include Section 9.4 (No Liens)], Section 10.2 (Landlord’s Obligation for Maintenance), Section 12.1 (Landlord’s Insurance), Section 12.10(b) (Landlord’s Indemnification Obligations), Section 12.11 (Limitation on Landlord Liability), Section 13 (Sublease and Assignment), Section 17 (Subordination, Attornment and Sale) [but shall

4

include Section 17.3 (Estoppel Certificates)], Section 18 (Security), Section 19.14 (Brokers), Section 19.8 (Entire Agreement), Section 19.15 (Memorandum of Lease) and Exhibit C (Work Letter). In addition, whenever any period for notice from “Tenant” to “Landlord” is specified under the Master Lease, or any period within which “Tenant” is required to do anything under the Master Lease, the period applicable to Subtenant’s obligation to give such notice to Sublandlord or to perform under this Sublease shall be three days shorter than the corresponding period applicable to “Tenant” under the Master Lease (so that Sublandlord shall always have at least three days within which to give its own notice or performance to Master Landlord); further, wherever any period for notice from “Landlord” to “Tenant” is specified under the Master Lease, Sublandlord shall similarly have an additional period of at least three days within which to give notice to Subtenant under this Sublease. If any provisions of this Sublease conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease will govern.

4.3                               Preservation of Master Lease. So long as Subtenant is performing all of Subtenant’s obligations as provided in this Sublease, Sublandlord shall not enter into any agreement that will cause either the Master Lease to be terminated or the Subleased Premises to be surrendered prior to the expiration of the Sublease Term, or cause any breach or default by Sublandlord under the Master Lease that will result in any such termination or surrender which breach or default remains uncured beyond applicable cure periods, unless Master Landlord shall accept this Sublease as a direct lease between Master Landlord and Subtenant and expressly assume Sublandlord’s obligations hereunder. Sublandlord shall not enter into any amendment or other agreement with respect to the Master Lease that will prevent or adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease the rights of Subtenant under this Sublease, shorten the term of this Sublease or increase the rental or any other sums required to be paid by Subtenant under this Sublease, without the prior written consent of Subtenant in each case. In the event Subtenant makes a request that Subtenant is entitled to make under this Sublease, which request requires the approval of Master Landlord, Sublandlord shall use commercially reasonable efforts to obtain such approval (but Sublandlord shall not be required to incur any cost or expense in order to do so).

4.4                               Subtenant’s Insurance; Subrogation. Subtenant shall keep in force at all times throughout the Sublease Term, at Subtenant’s expense, for the benefit of Sublandlord and Master Landlord, insurance as required under the Master Lease, with Sublandlord, Master Landlord and any other parties designated by Sublandlord or Master Landlord as additional insureds. Subtenant hereby waives and shall cause its insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against Sublandlord and Master Landlord for any loss or damage with respect to Subtenant’s property, improvements and alterations, the Building, the Subleased Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had Subtenant carried the insurance required by this Sublease) covered by insurance.

4.5                               Default by Subtenant; Indemnification. Upon the failure of Subtenant to pay rent or comply with any other provisions of this Sublease or the occurrence of any other event which constitutes a default under this Sublease, Sublandlord shall be entitled to all the same rights and remedies against Subtenant on account of such default by Subtenant under this Sublease as are granted in the Master Lease to Master Landlord against Tenant on account of a

5

default by Tenant under the Master Lease. In addition to, and not in limitation of, the indemnification obligations set forth in the Master Lease, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all liability, damages, claims, costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, arising out of Subtenant’s default under this Sublease.

4.6                               Limitation of Liability. In no event shall Sublandlord or its stockholders, principals, officers, directors, employees, lenders, or agents be liable to Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

5.                                      Use. Subtenant shall use the Subleased Premises for general office purposes, laboratory and research and development only (the “Permitted Use”) and for no other purpose whatsoever. The parties acknowledge that Subtenant may use Hazardous Materials in connection with the Permitted Use (“Subtenant Hazardous Materials Operations”) and that such use shall be permitted only to the extent that it is in compliance with the terms of Section 11.4 of the Master Lease, the terms of this Sublease and all applicable environmental laws.

6.                                      Condition of Subleased Premises.

(a)                                 Subtenant has thoroughly inspected and examined the Subleased Premises, has elected to sublease the Subleased Premises from Sublandlord under the terms of this Sublease on a strictly “AS IS” and “with all faults” basis, and acknowledges that Sublandlord has no obligation to make any improvements or provide any furnishings or equipment to Subtenant in connection therewith, except that Sublandlord shall provide an allowance as described in Section 7 below. Sublandlord represents and warrants to Subtenant that on the Sublease Commencement Date, all systems, fixtures, and equipment located within the Subleased Premises and/or servicing the Subleased Premises shall be in good working order. Sublandlord hereby represents and warrants to Subtenant that, to Sublandlord’s knowledge as of the date of this Sublease, without investigation, Sublandlord has not received any notices from governmental authorities that the Subleased Premises: (i) are in violation of any environmental law, (ii) are in violation of the requirements of the Americans with Disabilities Act with respect to access to the Subleased Premises, and (iii) are subject to any enforcement or correction order(s) issued by any governmental authority in connection with the generation, use, storage, treatment, or disposal of Hazardous Materials.

(b)                                 During the Sublease Term, Subtenant shall be permitted to use the existing furniture located in the Subleased Premises, as more specifically shown on Exhibit D attached hereto (collectively, the “Furniture”) at no additional cost to Subtenant. Sublandlord makes no representation or warranty regarding the suitability of the Furniture for Subtenant’s particular use and Subtenant acknowledges that such use is strictly on an “AS IS” basis, without any representation or warranties, express or implied or statutory, of any kind whatsoever by Sublandlord and without recourse against Sublandlord. Upon the expiration of the Sublease Term, Subtenant shall surrender the Furniture to Sublandlord in the original condition received, ordinary wear and tear and damage due to casualty excepted. Subtenant acknowledges that the items listed as “Excluded Assets” on Exhibit E attached hereto will not be included in the Furniture provided to Subtenant, and shall be removed from the Subleased Premises prior to the Sublease Commencement Date.

6

(c)                                  Subject to Section 6(a) above, by taking possession of the Subleased Premises, Subtenant acknowledges that the Subleased Premises are in a tenantable and good condition. Subtenant shall not make any alterations, additions or improvements to the Subleased Premises without first obtaining the written consent of Sublandlord and, if required by the Master Lease, of Master Landlord; provided, however, that by execution of this Sublease, Sublandlord shall be deemed to have approved the Sublease Alterations as more particularly described in Exhibit C attached hereto. Subject to the Allowance described in Section 7 below, any approved alterations, additions or improvements to the Subleased Premises shall be made by Subtenant at Subtenant’s sole cost and expense, and otherwise upon all applicable terms and conditions of the Master Lease (including any removal and restoration obligations) and this Sublease. Sublandlord agrees that Subtenant shall be allowed to perform the Sublease Alterations (as defined in Section 7 below) in the Subleased Premises, subject to Sublandlord’s review and approval of the plans and specifications and the approval of Master Landlord to the extent required by the Master Lease.

(d)                                 Subject to Section 7 below, Subtenant understands and agrees that it shall be solely responsible for any and all costs, expenses and related liabilities to construct any of its alterations and any and all damages or other sums that may be due to Master Landlord under the terms of the Master Lease in connection with the Subtenant’s alterations including, without limitation, any restriction that may be required by Master Landlord as a condition to its consent or otherwise required pursuant to the terms of the Master Lease and/or costs and expenses associated with restoring the Subleased Premises to its condition prior to such agreed upon alterations and any other alterations if required under the terms of this Sublease. All alterations to be made by Subtenant are contingent upon Master Landlord’s prior written consent and all other requirements provided in the Master Lease. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against, and shall reimburse Sublandlord for, any and all claims, losses, liabilities for damages, other than consequential damages, (including, without limitation, attorneys fees) resulting from any alterations to be performed to the Subleased Premises by Subtenant.

7.                                      Allowance. Upon and subject to the terms and conditions of this Section 7, Sublandlord shall reimburse Subtenant for the costs of completing the laboratory build out in the current warm shell laboratory space in the Subleased Premises (the “Sublease Alterations”); provided, however, Sublandlord’s obligation to reimburse Subtenant for the Sublease Alterations shall be limited to the lesser of (A) actual construction costs incurred by third parties on behalf of Subtenant in its construction of the Sublease Alterations; and (B) an amount up to, but not exceeding, $250,000.00 (the “Allowance”). Sublandlord shall pay the Allowance to Subtenant within thirty (30) days after Sublandlord’s receipt of Subtenant’s written request (the “Disbursement Request”) therefor accompanied by partial, conditional lien waivers and copies of invoices from third parties providing services as part of the Sublease Alterations using AIA G701/702/703 documents, disbursed in the following increments:

(a)                                 20% of the Allowance no earlier than thirty (30) days following the Sublease Rent Commencement Date to the extent of paid invoices submitted.

(b)                                 20% of the Allowance no earlier than sixty (60) days following the Sublease Rent Commencement Date to the extent of paid invoices submitted.

7

(c)                                  20% of the Allowance no earlier than ninety (90) days following the Sublease Rent Commencement Date to the extent of paid invoices submitted.

(d)                                 25% of the Allowance no earlier than one hundred and twenty (120) days following the Sublease Rent Commencement Date to the extent of paid invoices submitted.

Each Disbursement Request shall be signed by Subtenant. Sublandlord shall have no obligation to disburse any portion of the Allowance if there is a monetary Event of Default or a material, non-monetary Event of Default outstanding under the Sublease until such Event of Default is cured. Each Disbursement Request pursuant to this Section 7 must be accompanied by copies of paid invoices as evidenced by unconditional progress waivers from contractors and subcontractors. Notwithstanding the foregoing, the final disbursement of the remaining 15% of the Allowance shall be disbursed within thirty (30) days after Subtenant’s written request therefor once Subtenant has substantially completed all of the Sublease Alterations in accordance with the approved plans and specifications, all building permits issued in connection with the Sublease Alterations, all applicable laws and the terms and provisions of this Section 7. Such final Disbursement Request shall be accompanied by: (i) third-party invoices for costs incurred by Subtenant in constructing the Sublease Alterations; (ii) evidence that Subtenant has paid the invoices for such costs; (iii) final, unconditional lien waivers and mechanics’ lien releases from any contractor or subcontractor who has constructed any portion of Sublease Alterations or any materialman who has supplied materials used or incorporated into any portion of the Sublease Alterations (if applicable), all such waivers and releases to be in the forms prescribed by California Civil Code Section 3262; and (iv) a copy of the certificate of occupancy for the Subleased Premises. All bills for the Sublease Alterations must be submitted to Sublandlord within six (6) months after the Sublease Rent Commencement Date, and Sublandlord will make no further payments related to the Sublease Alterations after such six (6)-month period. Any unfunded portion of the Allowance shall be deemed forfeited.

8.                                      No Assignment or Subletting.

(a)                                 Subtenant shall not directly or indirectly (by sale or transfer of a controlling interest in Subtenant’s capital stock or other form of proprietary interests, merger, consolidation, combination, reorganization recapitalization or otherwise), voluntarily or by operation of law or otherwise, transfer, assign, mortgage or hypothecate this Sublease, or any part thereof or interest therein, or permit the use of all or any portion of the Subleased Premises by any person or persons (including concessionaires and licensees) other than Subtenant, or sublet the Subleased Premises, or any part thereof, without the prior written consent of (i) Sublandlord (which may not be unreasonably withheld, delayed or conditioned by Sublandlord) and (ii) the Master Landlord pursuant to the Master Lease, in each instance. Any assignment or subletting without the consent of both Sublandlord and Master Landlord shall be void, shall constitute a material default hereunder and shall give Sublandlord the right, at its option, to exercise any of its remedies under this Sublease. Consent to any assignment or subletting shall not operate as a waiver of the necessity for a consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under or through Subtenant. If the rental or other consideration payable to Subtenant in respect of such subletting or assignment exceeds the rent payable by Subtenant under this Sublease, then all such excess rent and other consideration shall be deemed additional rent owed by Subtenant to Sublandlord,

8

and shall be payable to Sublandlord by Subtenant in the same manner and on the same terms as installments of Base Sublease Rent are payable by Subtenant under this Sublease (or upon Subtenant’s receipt thereof, whichever is earlier). Notwithstanding any assignment, subletting or other transfer by Subtenant or consent thereto by Sublandlord, Subtenant shall remain fully liable on this Sublease and shall not be released from performing any of the terms, covenants and conditions of this Sublease. So long as Subtenant is not in default under the Sublease, Sublandlord shall have no right to recapture or retake possession of the Subleased Premises.

(b)                                 Notwithstanding Section 8(a), Subtenant may assign its interest in this Sublease (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Sublandlord (although the consent of Master Landlord may be required in accordance with the terms of the Master Lease):

(1)                                 an Affiliate of Subtenant, as used herein, “Affiliate” shall mean any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Subtenant;

(2)                                 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Subtenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Subtenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Subtenant on the date of this Sublease; or

(3)                                 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Subtenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Subtenant on the date of this Sublease.

Subtenant shall promptly notify Sublandlord of any such Permitted Transfer. Subtenant shall remain liable for the performance of all of the obligations of Subtenant hereunder, or if Subtenant no longer exists because of a merger, consolidation or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Subtenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Sublease, including the Permitted Use. No later than five (5) business days prior to the effective date of any Permitted Transfer, Subtenant agrees to furnish Sublandlord with (A) a copy of the instrument effecting such Permitted Transfer, (B) documentation establishing Subtenant’s satisfaction of the requirements set forth above applicable to such Permitted Transfer, and (C) evidence of insurance as required under the Master Lease and this Sublease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Sublandlord’s rights as to any subsequent assignments or sublettings. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights and franchises. Any subsequent assignment of this Sublease or subletting of the Subleased Premises by a

9

Permitted Transferee shall be subject to the terms of this Section 8.

(c)                                  In addition, notwithstanding Section 8(a) or any other provision of this Sublease and/or the Master Lease to the contrary, in no event shall the occurrence of any of the following during the Sublease Term be considered an assignment or sublease for purposes of this section:

(1)                                 any cash or other capital contribution received by Subtenant, whether or not such contribution might cause a change in the ownership percentages or equity structure of Subtenant;

(2)                                 any Initial Public Offering of stock, partnership, membership, or other ownership interests in Subtenant; or

(3)                                 any other sale or exchange of stock if Subtenant shall become a publicly traded company.

9.                                      Security; Janitorial. Sublandlord shall have no responsibility for or with respect to the amount and type of security services, if any, to be provided to the Subleased Premises. Sublandlord shall not be liable to Subtenant, and Subtenant hereby and expressly assumes all risk of loss in connection with, and waives any claim against Sublandlord for: (i) any unauthorized or criminal entry of third parties into the Subleased Premises or the Building, (ii) any damage or injury to property or persons, and (iii) any theft or loss of or damage to any property in or about the Subleased Premises or the Building from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security. Sublandlord shall have no obligation to provide janitorial services to the Subleased Premises and Subtenant shall be responsible at its sole cost and expense for providing janitorial services to the Subleased Premises.

10.                               Holding Over. If Subtenant (directly or through any transferee or other successor-in-interest of Subtenant) remains in possession of all or any part of the Subleased Premises after the expiration of the Sublease Term or earlier termination of this Sublease, such holding over, in the absence of an express written agreement to the contrary, shall be on the basis of a tenancy at the sufferance of Sublandlord. In such event, Subtenant shall continue to comply with all of the terms, conditions and covenants of this Sublease as though the Sublease Term had continued, except that such tenancy at sufferance shall be terminable by Sublandlord at any time and rent shall be paid for each month (or portion thereof) during which Subtenant holds over in the Subleased Premises after the expiration or earlier termination of this Sublease, in an amount equal to 200% of the highest monthly Base Sublease Rent due under this Sublease for any month during the Sublease Term, plus all other amounts that would otherwise have been payable as Additional Rent had the Sublease Term continued through the period of such holding over. If Subtenant fails to surrender the Subleased Premises on the expiration of this Sublease, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify and hold Sublandlord harmless from all loss or liability resulting from such failure, including without limitation (i) any claims of Master Landlord against Sublandlord for failure to surrender the Premises at the time and in the manner required under the Master Lease or for violating any term of the Master Lease, and (ii) any claims made by any succeeding subtenant, tenant or other

10

party based upon such failure. This indemnification obligation shall survive the expiration or earlier termination of this Sublease. The provisions of this paragraph are in addition to and do not limit Sublandlord’s rights or Subtenant’s obligations under this Sublease.

11.                               Surrender. Subtenant shall deliver and surrender to Sublandlord possession of the Subleased Premises immediately upon the Sublease Expiration Date or the earlier termination of this Sublease in the following condition: (i) with the Sublease Alterations remaining in place (so long as the Master Landlord had previously waived the requirement to remove same) and otherwise free of Subtenant’s personal property, broom clean and in as good condition and repair as the same were on the delivery date (loss by any insured casualty or condemnation and ordinary wear and tear only excepted), (ii) free of Hazardous Materials placed or permitted on the Subleased Premises by any party other than Sublandlord, and (iii) to the extent required by applicable Law, released of all Hazardous Materials Clearances. As used herein, “Hazardous Materials Clearances” shall mean all licenses, clearances or other authorizations of any kind, including without limitation “closure” letters, required to enter into and restore the Subleased Premises issued by any governmental authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials in, on or about the Subleased Premises. At least three (3) months before the Sublease Expiration Date, Subtenant shall deliver to Sublandlord for Sublandlord’s review and approval and to the relevant governmental authority for its review and approval, a narrative description of the action proposed (or required by any governmental authority) to be taken by Subtenant in order to surrender the Subleased Premises at the expiration or earlier termination of the Sublease Term, free from any residual impact from the Subtenant Hazardous Materials Operations (including obtaining all necessary “closure” letters) and otherwise released for unrestricted use and occupancy (the “Closure Plan”). Such Closure Plan shall be accompanied by a current listing of: (a) all Hazardous Materials licenses and permits held by or on behalf of Subtenant with respect to the Subleased Premises, and (b) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Subleased Premises. The Closure Plan shall be subject to the review and approval of Sublandlord’s environmental consultant, such approval not to be unreasonably withheld. In connection with the review and approval of the Closure Plan, upon the request of Sublandlord, Subtenant shall deliver to Sublandlord or its consultant such additional non-proprietary information concerning the Subtenant Hazardous Materials Operations as Sublandlord shall request. On or before such surrender, Subtenant shall deliver to Sublandlord evidence that the approved Closure Plan shall have been satisfactorily completed (the “Closure Report”) and Sublandlord shall have the right, subject to reimbursement at Subtenant’s expense as set forth below, to cause Sublandlord’s environmental consultant to review the Closure Report and to confirm that the Subleased Premises are, as of the effective date of such surrender or early termination of this Sublease, free from any residual impact from the Subtenant Hazardous Materials Operations. Subtenant shall reimburse Sublandlord, as Additional Rent, for the actual out-of-pocket expense incurred by Sublandlord for Sublandlord’s environmental consultant to review and approve the Closure Plan, to visit the Subleased Premises, to verify the satisfactory completion of the Closure Plan, and to confirm that there is no residual impact from the Subtenant Hazardous Materials Operations. Sublandlord shall have the unrestricted right to deliver such Closure Plan and any report by Sublandlord’s environmental consultant with respect to the surrender of the Subleased Premises to Master Landlord and any other third parties. If Subtenant shall fail to prepare or submit a Closure Plan approved by Sublandlord, or if Subtenant shall fail to complete the approved Closure Plan, or if

11

such Closure Plan, whether or not approved by Sublandlord, shall fail to adequately address any residual effect of the Subtenant Hazardous Materials Operations in, on or about the Subleased Premises, Sublandlord shall have the right to take such actions as Sublandlord may deem reasonable or appropriate to assure that the Subleased Premises and the Building are surrendered free from any residual impact from the Subtenant Hazardous Materials Operations, the cost of such actions plus an administrative fee of ten percent (10%) of such cost shall be reimbursed by Subtenant as Additional Rent promptly upon receipt of Sublandlord’s invoice therefor

12.                               Return of Deposits. All deposits and other sums paid by Sublandlord to Master Landlord and held by Master Landlord for the benefit of Sublandlord shall be returned by Master Landlord to Sublandlord in accordance with the Master Lease and Subtenant shall have no right or claim thereto.

13.                               Parking. Subtenant shall be entitled to its pro rata share of the parking spaces allocated to the Premises pursuant to Section 4 of the Master Lease.

14.                               Terrorism/Governmental Action. Subtenant warrants and represents to Sublandlord that Subtenant is not, and shall not become, a person or entity with whom Sublandlord is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’S Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action, and is not and shall not engage in any dealings or transaction or be otherwise associated with such persons or entities.

15.                               Contingent Nature of Sublease. This Sublease shall be contingent upon Sublandlord’s receipt of Master Landlord’s Consent. Sublandlord shall use commercially efforts to obtain the Master Landlord’s Consent within thirty (30) days of the full execution of this Sublease by Sublandlord and Subtenant. Sublandlord shall be responsible for all costs associated with obtaining Master Landlord’s consent including the fee set forth in Section 13.1(d) of the Master Lease. Sublandlord shall deliver prompt written notice to Subtenant of Master Landlord’s granting (or denial) of consent to this Sublease. If the consent of Master Landlord has not been obtained by the date which is thirty (30) days following the full execution of this Sublease by Sublandlord and Subtenant (the “Outside Date”), then Subtenant may elect to terminate this Sublease by written notice to Sublandlord delivered at any time after the Outside Date and prior to receipt of Master Landlord’s Consent. If Subtenant elects to terminate this Sublease in accordance with the foregoing sentence, Sublandlord shall promptly refund any prepaid rent and Security Deposit to Subtenant.

16.                               Signage. Sublandlord shall cooperate with Subtenant and use commercially reasonable efforts to obtain Master Landlord’s consent to install suite door signage, elevator lobby directory signage, and main lobby directory signage stating Subtenant’s name and location, at Subtenant’s sole cost and expense (and at no cost or expense to Sublandlord). In addition, in the event that: (i) Sublandlord leases the remainder of the Premises (excluding the Subleased Premises), (ii) the square footage of the Subleased Premises is greater than the square footage of any single subtenant’s sublease of a portion of the Premises, and (iii) Sublandlord

12

intends to offer exterior Building-signage rights to a subtenant who will be subleasing a portion of the Premises with a square footage which is less than the square footage of the Subleased Premises, then Sublandlord shall first offer its exterior Building signage rights to Subtenant (i.e., the right set forth in Section 9.5 of the Master Lease to display its corporate name and logo on the exterior of the Building) in the form of a written notice delivered to Subtenant which shall specify the terms of granting such signage rights to Subtenant (the “Signage Notice”). If Sublandlord and Subtenant fail to reach an agreement with regard to such signage rights within five (5) business days of Sublandlord’s delivery of the Signage Notice to Subtenant, then Subtenant shall have no further right with respect to such signage (it being understood that Subtenant’s right hereunder is a one-time right only), and Sublandlord may grant such signage rights to third parties on such terms as Sublandlord may elect in its sole and absolute discretion. Subtenant acknowledges that Master Landlord’s consent may be required in connection with Sublandlord’s granting such signage rights to Subtenant and if such consent is required by the terms of the Master Lease, Subtenant shall be responsible for all costs associated with obtaining such consent. In the event that such signage rights are granted to Subtenant, then Subtenant shall be responsible for all costs associated with installing and maintaining such signage.

17.                               Backup Generator. The parties hereto acknowledge that Sublandlord has installed a 350Kw backup generator that services the Premises (the “Generator”). Subject to the terms and conditions set forth herein, Subtenant shall be entitled to use up to 30Kw of electricity produced by the Generator. Subtenant, at Subtenant’s sole cost and expense, shall install a separate meter to measure the electricity and any necessary wiring. Subtenant shall be responsible, at Subtenant’s sole cost and expense, for obtaining all necessary approvals from the Master Landlord in connection with the installation of such separate meter and wiring.

18.                               Miscellaneous.

18.1                        Attorneys’ Fees. If Subtenant defaults in the performance of any terms, covenants, agreements or conditions contained in this Sublease and Sublandlord places the enforcement of this Sublease or the collection of any rent due or to become due hereunder, or recovery of the possession of the Subleased Premises, in the hands of an attorney, or files suit upon the same, Subtenant agrees to pay Sublandlord’s reasonable attorneys’ fees and expenses. In addition, if Subtenant requests any consent or other action on the part of Sublandlord, in connection with which Sublandlord deems it necessary for any documents to be prepared or reviewed by its counsel, Subtenant shall pay all reasonable attorneys’ fees and expenses incurred by Sublandlord in connection therewith.

18.2                        Accord and Satisfaction. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the rent and other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying a check or payment as rent or other charges be deemed an accord or satisfaction except in accordance with applicable law or upon the written consent of Sublandlord. Sublandlord may accept such check or payment without charge or pursue any other remedy in this Sublease.

18.3                        Entire Agreement. This Sublease sets forth the entire understanding between Sublandlord and Subtenant concerning the Subleased Premises and supersedes any and

13

and each term, covenant or condition of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

18.9                        Exhibits. All Exhibits attached to this Sublease are hereby incorporated herein.

18.10                 Authority. If Subtenant is a corporation, limited liability company, partnership or other form of entity, the individuals signing this Sublease on behalf of Subtenant hereby represent and warrant that (i) Subtenant is duly organized, validly existing and in good standing and has all required power and authority to own, sublease, hold and operate properties and conduct business in the States of California and Delaware and (ii) such individuals have the authority to bind Subtenant to this Sublease.

18.11                 Execution of Sublease; Counterparts. The submission of this Sublease to Subtenant for examination or execution does not constitute a reservation of or option on the Subleased Premises or an offer of Sublandlord to sublease the Subleased Premises. This Sublease shall become effective as a Sublease, and Sublandlord shall become obligated hereunder, only upon the execution and delivery of this Sublease (theretofore executed by Subtenant) by Sublandlord to Subtenant. This Sublease may be executed in counterparts, each of which shall be deemed an original as against the party whose signature is affixed thereto, and which together shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:			SUBTENANT:

NEKTAR THERAPEUTICS,			GENE SECURITY NETWORK, INC.,
a Delaware corporation			a Delaware corporation

By:	/s/ Gil M. Labrucherie		By:	/s/ Brad Roberts
	Name:	Gil M. Labrucherie		Name:	Brad Roberts
	Title:	SVP & General Counsel		Title:	VP Finance

14

EXHIBIT A

[Attach copy of Master Lease]

A-1

AMENDED AND RESTATED

BUILT-TO-SUIT LEASE

By and Between

Inhale 201 Industrial Road, L.P.

a California Limited Partnership, as

LANDLORD

And

Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.),

a Delaware Corporation, as

TENANT

201 Industrial Road

San Carlos, CA 94070

i

		(b) Adjustment of Tenant’s Operating Cost Share	12
	7.2	Definition of Operating Expenses	12
		(a) Inclusions	12
		(b) Exclusions	13
	7.3	Determination of Operating Expenses	15
	7.4	Final Accounting For Lease Year	15
		(a) Annual Statement	15
		(b) Audit Rights	15
	7.5	Proration	16
	7.6	Reserve Account	16
	7.7	Property Management Fee	17
8.	UTILITIES		17
	8.1	Payment	17
	8.2	Interruption	17
9.	ALTERATIONS		17
	9.1	Right To Make Alterations	17
	9.2	Title To Alterations	18
	9.3	Tenant Fixtures and Personal Property	19
	9.4	No Liens	19
	9.5	Signs	19
10.	MAINTENANCE AND REPAIRS		19
	10.1	Tenant’s Obligation for Maintenance	19
		(a) Good Order, Condition and Repair	19
		(b) [Deleted]	19
		(c) Landlord’s Remedy	20
		(d) Condition Upon Surrender	20
	10.2	Landlord’s Obligations for Maintenance	20
		(a) Good Order, Condition and Repair	20
		(b) No Abatement	21
		(c) Landlords’ Right of Entry for Repairs	21
11.	USE OF PROPERTY		21
	11.1	Permitted Use	21
	11.2	No Nuisance	21
	11.3	Compliance With Laws	21
	11.4	Environmental Matters	22
		(a) Definition of Hazardous Materials	22
		(b) Tenant’s Obligations Re: Hazardous Substances	22
		(c) Tenant’s Indemnity	24
		(d) Survival	24
12.	INSURANCE AND INDEMNITY		24
	12.1	Landlord’s Insurance	24
	12.2	Tenant’s Insurance	25
		(a) Commercial General Liability Insurance	25
		(b) Tenant’s Risk	25

		(c) Other Insurance	25
	12.3	Insurers; Primary Insurance	26
	12.4	Blanket Policy	26
	12.5	Deductibles	26
	12.6	Certificates	27
	12.7	Adjustment in the Event of Loss	27
	12.8	Proration Upon Termination	27
	12.9	Waiver of Subrogation	27
	12.10	Indemnification	28
		(a) Tenant’s Indemnification Obligations	28
		(b) Landlord’s Indemnification Obligations	28
	12.11	Limitation on Landlord Liability	29
13.	SUBLEASE AND ASSIGNMENT		30
	13.1	Assignment and Sublease of Building	30
		(a) Consent Required	30
		(b) Permitted Transfers	30
		(c) Consent Required	30
		(d) Procedure to Obtain Consent	31
		(e) Sublease of Phase 2A	31
	13.2	Rights of Landlord: Effect of Landlord’s Consent	32
	13.3	Advertising	32
	13.4	Writing Required	32
	13.5	Transfer Premiums	32
14.	RIGHT OF ENTRY AND QUIET ENJOYMENT		32
	14.1	Right of Entry	32
	14.2	Quiet Enjoyment	33
15.	CASUALTY AND TAKING		33
	15.1	Damage or Destruction	33
		(a) Termination Rights	33
		(b) Limitations on Parties’ Obligations	34
		(c) Entitlement to Insurance Proceeds	34
		(d) Abatement of Rent	35
	15.2	Condemnation	35
		(a) Termination Rights	35
		(b) Limitations on Parties’ Obligations	36
	15.3	Reservation of Compensation	36
	15.4	Restoration of Improvements	36
16.	DEFAULT		37
	16.1	Events of Default	37
		(a) Nonpayment	37
		(b) Other Obligations	37
		(c) General Assignment	37
		(d) Bankruptcy	37
		(e) Receivership	38

		(f) Attachment	38
		(g) Insolvency	38
	16.2	Remedies Upon Tenant’s Default	38
		(a) Re-entry; Termination	38
		(b) Continuation of Lease	39
		(c) Remedies	39
	16.3	Remedies Cumulative	39
	16.4	Landlord’s Default	40
17.	SUBORDINATION, ATTORNMENT AND SALE		40
	17.1	Subordination to Mortgage	40
	17.2	Sale of Landlord’s Interest	41
	17.3	Estoppel Certificates	41
18.	SECURITY		42
	18.1	Deposit	42
	18.2	Pledge of Security Deposit	42
19.	MISCELLANEOUS		43
	19.1	Notices	43
	19.2	Successors and Assigns	44
	19.3	No Waiver	44
	19.4	Severability	44
	19.5	Litigation Between Parties	44
	19.6	Surrender	44
	19.7	Interpretation	45
	19.8	Entire Agreement	45
	19.9	Governing Law	45
	19.10	No Partnership	45
	19.11	Financial Information	45
	19.12	Costs	46
	19.13	Time	46
	19.14	Brokers	46
	19.15	Memorandum of Lease	46
	19.16	Corporate Authority	47
	19.17	Execution and Delivery	47
	19.18	Survival	47
	19.19	Waiver of Jury Trial	47
	19.20	Exclusivity	47
	19.21	Tenant’s Remedies	47
	19.22	Security Measures	47

AMENDED AND RESTATED

BUILD-TO-SUIT LEASE

THIS AMENDED AND RESTATED BUILD-TO-SUIT LEASE (“Lease”) is made and entered into as of August 17, 2004 by and between INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership (“Landlord”), and NEKTAR THERAPEUTICS (FKA INHALE THERAPEUTIC SYSTEMS, INC.), a Delaware corporation (“Tenant”).

RECITALS

A.            Contribution Agreement. Tenant and Landlord entered into that certain Contribution Agreement dated as of September 14 2000 (the “Contribution Agreement”) pursuant to which, among other things: (i) Tenant agreed to contribute, and Landlord agreed to accept, inter alia, that certain real property situated at 201 Industrial Road, San Carlos, California, as partially improved by Tenant (the “Real Property”); and (ii) the parties agreed to enter into a lease (the “Original Lease”) as of the date of closing under the Contribution Agreement. The Real Property is more particularly described in Exhibit A attached hereto and incorporated herein by this reference.

B.            Build-to-Suit. Pursuant to the lease and the plans, specifications, and other documents required hereby, Landlord constructed and/or completed certain improvements on the Real Property, including (i) two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area and two lower stories primarily of parking for the foregoing buildings as well as for adjacent property currently leased and occupied by Tenant located at 150 Industrial Road; (ii) site improvements; and (iii) certain other improvements.

C.            Amendment and Restatement. The Landlord and Tenant now desire to amend and restate the Original Lease as set forth in this Lease to provide for certain modifications, including the deletion of Tenant’s rights respecting Phase 2B and certain other modifications, in complete replacement of the Original Lease entered into in connection with the Contribution Agreement.

D.            Definitions. Unless the context otherwise specifies or requires for the purpose of this Lease, all words and phrases having their initial letters capitalized herein shall have the meanings set forth below:

Affiliate of Tenant: shall have the meaning assigned in Section 13.1(b).

Building Cost: shall have the meaning assigned in Section 18.2.

Building 1: shall have the meaning assigned in Section 1.1(a)(ii).

Building 1 Termination Date: shall have the meaning assigned in Section 2.1.

Building 2: shall have the meaning assigned in Section 1.1(a)(ii).

Building 2 Termination Date: shall have the meaning assigned in Section 2.1.

Buildings: shall have the meaning assigned in Section 1.1(a).

Common Areas: shall mean the Interior and Exterior Common Areas, collectively, as indicated in Section 1.1 (a)(x).

Cosmetic Alterations: shall have the meaning assigned in Section 9.1.

Effective Date: shall have the meaning assigned in Section 2.1.

Exterior Common Areas: shall have the meaning assigned in Section 1.1(a)(viii).

Fair Market Rental: shall have the meaning assigned in Section 3.1(d).

Hazardous Materials: shall have the meaning assigned in Section 11.4(a).

HVAC: shall have the meaning assigned in Section 7.2(a).

Improvements: shall have the meaning assigned in Section 1.1(a)(vii).

Interior Common Areas: shall have the meaning assigned in Section 1.1(a)(ix).

Landlord: shall have the meaning assigned in the Introduction.

Lease Year: shall have the meaning assigned in Section 7.3.

Lease: shall have the meaning assigned in the Introduction.

Minimum Rental: shall have the meaning assigned in Section 3.1(c).

Operating Expenses: shall have the meaning assigned in Section 7.2(a).

Parking Lease: shall have the meaning assigned in Section 1.1(a).

Permitted Transfer: shall have the meaning assigned in Section 13.1(b).

Phase 1A: shall have the meaning assigned in Section 1.1(a)(iii).

Phase 1B: shall have the meaning assigned in Section 1.1(a)(iv).

Phase 2A: shall have the meaning assigned in Section 1.1(a)(v).

Phase 2B: shall have the meaning assigned in Section 1.1(a)(vi).

Phase 1 Rent Commencement Date: shall have the meaning assigned in Section 2.4.

Phase 2A Rent Commencement Date: shall have the meaning assigned in Section 2.4.

Premises: shall have the meaning assigned in Section 1.1(a).

Prevailing Party: shall have the meaning assigned in Section 19.5.

Project: shall have the meaning assigned in Section 1.1(a)(vii).

Real Property: shall have the meaning assigned in Recital A.

Rent Commencement Date: shall mean the Phase 1 Rent Commencement Date, or Phase 2A Rent Commencement Date, as defined in Section 2.4.

Requesting Party: shall have the meaning assigned in Section 17.3.

Requirements: shall have the meaning assigned in Section 11.3.

Responding Party: shall have the meaning assigned in Section 17.3.

Security Deposit: shall have the meaning assigned in Section 18.1.

Site Plan: shall have the meaning assigned in Section 1.1(a)(ii).

Tenant: shall have the meaning assigned in the Introduction.

Tenant Improvements: shall mean improvements to or within the Premises, other than improvements constructed by Landlord as part of the Building, constructed from time to time by Tenant.

Tenant’s Operating Cost Share: shall have the meaning assigned in Section 7.1(a).

Tenant’s Exterior Common Area Operating Cost Share: shall have the meaning assigned in Section 7.1(a).

Term: shall have the meaning assigned in Section 2.1.

Usable Square Feet: shall mean, with respect to each Phase shall mean the square feet indicated in Section 1.1(a) below.

THE PARTIES AGREE AS FOLLOWS:

1.            PROPERTY.

1.1          Lease of Premises.

(a)           Buildings, Real Property, Improvements.

Subject to the Parking Lease dated as of September 14, 2000 (the “Parking Lease”) by and between Landlord and Tenant, Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions hereinafter set forth, Phase 1A, Phase 1B, and Phase 2A (all as defined below and referred to collectively herein as the “Premises”). Upon the Building 2 Termination Date, the Premises shall consist of Phase 1A and Phase 1B only. The Premises, together with Phase 2B, were constructed by Landlord; and are located in two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area for office and laboratory research and development and two lower stories primarily of parking (collectively, the “Buildings” and each a “Building”). The Buildings were constructed on the Real Property in connection with the Project.

(i)            The Real Property is located at 201 Industrial Road in the City of San Carlos, County of San Mateo, State of California.

(ii)           The location of the Buildings on the Real Property is substantially as shown on the site plans attached hereto as Exhibit B (the “Site Plan”); the first Building to be constructed (“Building 1”) was constructed on the Real Property in the location depicted on the Site Plan, and the second Building was constructed (“Building 2”) on the Real Property in the location depicted on the Site Plan.

(iii)          The term “Phase 1A” shall refer to that portion of Building 1 consisting of approximately 39,077 rentable square feet (37,703 usable square feet) located on the fourth floor and the approximately 964 rentable square feet (930 usable square feet) located on the second floor and shown on the Site Plan.

(iv)          The term “Phase 1B” shall refer to that portion of Building 1 consisting of approximately 39,876 rentable square feet (38,474 usable square feet) located on the third floor and shown on the Site Plan.

(v)           The term “Phase 2A” shall refer to that portion of Building 2 consisting of approximately 45,574 rentable square feet (43,972 usable square feet) located on the third floor and shown on the Site Plan.

(vi)          The term “Phase 2B” shall refer to that portion of Building 2 consisting of approximately 46,474 rentable square feet (44,840 usable square feet) located on the fourth floor and shown on the Site Plan.

(vii)         The Buildings and the other improvements to be constructed on the Real Property in connection with the Project, including the Common Areas (defined below), are sometimes referred to collectively herein as the “Improvements.” The “Project,” when completed, will consist of the Real Property and the Improvements.

(viii)        The parking areas (whether inside or outside the Buildings), courtyard, driveways, sidewalks, landscaped areas and other portions of the Project, including any areas leased under the Parking Lease, that lie outside the exterior walls of the Buildings to be constructed on the Real Property, as depicted in the Site Plan and as hereafter modified by

Landlord from time to time in accordance with the provisions of this Lease, are sometimes referred to herein as the “Exterior Common Areas.”

(ix)          The term “Interior Common Areas” shall refer to the interior lobby, elevators, stairwells, utility risers, and any mechanical rooms located outside any tenant’s premises in the Buildings.

(x)           The term “Common Areas” shall refer collectively to the Exterior Common Areas and the Interior Common Areas

(b)           Use of Common Areas.

As an appurtenance to Tenant’s leasing of the Premises pursuant to Section 1.1(a), Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, (i) those portions of the Common Areas improved from time to time for use as parking areas, driveways, courtyard, sidewalks, landscaped areas, lobbies, elevators, stairwells, utility risers, any mechanical rooms located outside any tenant’s premises, or for other common purposes, and (ii) all access easements and similar rights and privileges relating to or appurtenant to the Real Property and created or existing from time to time under any access easement agreements, declarations of covenants, conditions, and restrictions, or other written agreements now or hereafter of record with respect to the Real Property, subject however to the rights granted under the Parking Lease and any limitations applicable to such rights and privileges under applicable law, under this Lease and/or under the written agreements creating such rights and privileges.

1.2          [Deleted].

1.3

2.            TERM.

2.1          Term.

The term of this Lease (as it may be extended from time to time, the “Term”) shall commence upon mutual execution of this Lease by Landlord and Tenant (the “Effective Date”) and shall terminate on October 5, 2016 as to Phase 1A and Phase 1B (as it may be extended pursuant to Section 2.6, below, the “Building 1 Termination Date”), and August 16, 2007 as to Phase 2A (the “Building 2 Termination Date”).

2.2          [Deleted].

2.3          [Deleted].

2.4          Acknowledgement of Rent Commencement.

The Landlord and the Tenant agree that the following dates are the Phase 1 Rent Commencement Date and the Phase 2A Rent Commencement Date:

Phase 1 Rent Commencement Date: October 6, 2000 (under Original Lease).

Phase 2A Rent Commencement Date: October 6, 2001 (under Original Lease).

2.5          Holding Over.

If Tenant holds possession of the Premises or any portion thereof after the Term of this Lease with Landlord’s written consent, then except as otherwise specified in such consent, Tenant shall become a tenant from month to month at one hundred and two percent (102%) of the rental and otherwise upon the terms herein specified for the period immediately prior to such holding over and shall continue in such status until the tenancy is terminated by either party upon not less than one hundred twenty (120) days prior written notice. If Tenant holds possession of the Premises or any portion thereof after the Term of this Lease without Landlord’s written consent, then Landlord in its sole discretion may elect (by written notice to Tenant) to have Tenant become a tenant either from month to month or at will, at one hundred fifty percent (150%) of the rental (prorated on a daily basis for an at-will tenancy, if applicable) and otherwise upon the terms herein specified for the period immediately prior to such holding over, or may elect to pursue any and all legal remedies available to Landlord under applicable law with respect to such holding over by Tenant. Tenant shall indemnify and hold Landlord harmless from any loss, damage, claim, liability, cost or expense (including reasonable attorneys’ fees) resulting from any delay by Tenant in surrendering the Premises or any portion thereof (except to the extent such delay is with Landlord’s prior written consent), including, but not limited to, any claims made by a succeeding tenant by reason of such delay. Acceptance of rent by Landlord following expiration or termination of this Lease shall not constitute a renewal of this Lease.

2.6          Options To Extend Term.

Tenant shall have the option to extend the Term of this Lease for Phase 1A and Phase 1B only (but not Phase 2A), at the Minimum Rental set forth in Section 3.1(b) and (c), below, and otherwise upon all the terms and provisions set forth herein with respect to the initial term of this Lease, for up to two (2) additional periods of ten (10) years each, the first commencing upon the expiration of the initial term hereof and the second commencing upon the expiration of the first extended term, if any. Exercise of such option with respect to the first such extended term shall be by written notice to Landlord at least eighteen (18) months prior to the expiration of the initial term hereof, exercise of such option with respect to the second extended term, if the first extension option has been duly exercised, shall be by written notice to Landlord at least eighteen (18) months prior to the expiration of the first extended term hereof. If Tenant is in material default hereunder, beyond any applicable notice and cure periods, on the date of such notice or on the date any extended term is to commence, then the exercise of the option shall be of no force or effect, the extended term shall not commence and this Lease shall expire at the end of the then current term hereof (or at such earlier time as Landlord may elect pursuant to the default provisions of this Lease). If Tenant properly exercises one or more extension options under this Section, then all references in this Lease (other than in this Section 2.6) to the “term” of this Lease shall be construed to include the extension term(s) thus elected by Tenant. Except as expressly set forth in this Section 2.6, Tenant shall have no right to extend the Term of this Lease beyond its prescribed term.

3.             RENTAL.

Tenant shall cause payment of Minimum Rental and other rent or charges to be received by Landlord on the first calendar day of each month of the Term of this Lease in lawful money of the United States, without offset or deduction, except as specifically provided herein. All amounts payable by Tenant hereunder shall be deemed “Rent.”

3.1          Minimum Rental.

(a)           Commencement of Rental Obligations for Phase 1.

Tenant’s Minimum Rental obligations with respect to Phase 1A and Phase 1B shall commence on the Phase 1 Rent Commencement Date and Tenant’s Operating Expense Obligations with respect to Phase 1A and Phase 1B shall commence as of the Effective Date, and both shall end on the Building 1 Termination Date, unless sooner terminated or extended as hereinafter provided.

(b)           Commencement of Rental Obligations for Phase 2A.

Tenant’s Minimum Rental obligations with respect to Phase 2A shall commence on the Effective Date and Tenant’s Operating Expense obligations with respect to Phase 2A shall commence as of the Effective Date and both shall end on the Building 2 Termination Date, unless sooner terminated as hereinafter provided.

(c)           Rental Amounts for Phase 1A, Phase 1B, and Phase 2A: Annual Increases.

Tenant shall pay to Landlord as minimum rental for the following Phases, in advance, without deduction, offset, notice or demand, on or before the respective Rent Commencement Date and on or before the first day of each subsequent calendar month of the Term of this Lease, the following amounts per month, subject to adjustment in accordance with the terms of this Section 3.1 (“Minimum Rental”):

(i)            Phase 1A and 1B. Beginning on the Phase 1 Rent Commencement Date, Tenant shall pay Minimum Rental for Phase 1 in an amount equal to $287,701.20 ($3.60 per sq. ft. multiplied by 79,917).

(ii)           Phase 2A. Beginning on the Phase 2A Rent Commencement Date, Tenant shall pay Minimum Rental for Phase 2A in an amount equal to $164,066.40 ($3.60 per sq. ft. multiplied by 45,574).

(iii)          [Deleted].

(iv)          Annual Increases. On the anniversary of each of October 6 of each year (as to the Phase 1 Rent) and October 6 of each year (as to the Phase 2A Rent), the then current Minimum Rental for the relevant Phase shall be increased by two percent (2%).

(v)           Partial Months. If the obligation to pay Minimum Rental hereunder commences on other than the first day of a calendar month or if the Term of this Lease terminates on other than the last day of a calendar month, the Minimum Rental for such first or last month of the Term of this Lease, as the case may be, shall be prorated based on the number of days the Term of this Lease is in effect during such month. If an increase in Minimum Rental becomes effective on a day other than the first day of a calendar month, the Minimum Rental for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which such rate is in effect.

(d)           Rental Amounts During First Extended Term.

If Tenant properly exercises its right to extend the Term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental during the first year of the first extended term shall be equal to one hundred percent (100%) of the fair market rental value (as defined below), determined as of the commencement of such extended term in accordance with this paragraph. Upon Landlord’s receipt of a proper notice of Tenant’s exercise of its option to extend the Term of this Lease, the parties shall have thirty (30) days in which to agree on the Fair Market Rental at the commencement of the first extended term for the uses permitted hereunder. If the parties agree on such Fair Market Rental, they shall execute an amendment to this Lease stating the amount of the applicable minimum monthly rental (including the indexed amounts applicable during subsequent years of the first extended term as described above in Section 3.1(c)(iv)). If the parties are unable to agree on such rental within such thirty (30) day period, then within thirty (30) days after the expiration of such period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in the County in which the Real Property is located to appraise and set the Fair Market Rental for the Premises at the commencement of the first extended term in accordance with the provisions of this Section 3.1(d). If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a Fair Market Rental within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the Superior Court of the County in which the Real Property is located for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, the third appraiser shall set the Fair Market Rental for the first extended term by selecting the appraised value determined by the first two appraisers which is closest to his own determination, and shall so notify the parties, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this Lease. For purposes of this Section 3.1(d), the “Fair Market Rental” of the

Premises shall be determined with reference to the then prevailing market rental rates for properties in the City of San Carlos with improvements and common area improvements comparable to those then existing in the Premises and paid for by Landlord.

(e)           Rental Amounts During Second Extended Term.

If Tenant properly exercises its right to a second extended Term of this Lease pursuant to Section 2.6 hereof, the Minimum Rental during such second extended term shall be determined in the same manner provided in the preceding paragraph for the first extended term (including the rental increase provision for years after the first year of such second extended term), except that the determination shall be made as of the commencement of the second extended term.

3.2          Late Charge.

If Tenant shall fail to pay, when the same is due and payable (after giving effect to any applicable notice and cure period), any rent or other amounts due Landlord hereunder, such unpaid amounts shall bear interest for the benefit of the Landlord at a rate equal to the lesser of ten percent (10%) per annum or the maximum rate permitted by law, from the date due to the date of payment. Tenant further acknowledges that late payment of rent will cause Landlord to incur certain costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine with certainty. For this reason, in addition to interest, if Tenant shall fail to pay (which for purposes of this paragraph, “pay” shall mean actual receipt of the payment by Landlord) any installment of rent by the fifth (5th) day of the calendar month for which such installment is due, a late charge equal to five percent (5%) of the overdue installment of rent automatically shall be due without further notice, and shall be in addition to all other sums due. The parties agree that this additional late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant

4.             PARKING.

Landlord and Tenant agree that the Common Areas of the Real Property shall include not less than 690 parking spaces. Commencing on the Effective Date and ending on the Building 2 Termination Date, Tenant shall be entitled to 361 spaces, and commencing on the Building 2 Termination Date and ending on the Building 1 Termination Date, Tenant shall be entitled to 224 spaces, all in addition to those spaces provided in and subject to the Parking Lease.

5.             CONSTRUCTION.

5.1          Construction of Improvements.

(a)          Base Building Work; Performance and Payment.

Landlord has constructed Building 1 and Building 2 pursuant to its obligations under the Original Lease and Landlord and Tenant agree, subject to Section 5.1(c) below, that Landlord’s obligations in connection with such construction have been fully and satisfactorily performed.

(b)          Tenant’s Work; Phase 2A Improvements.

Tenant has constructed Tenant Improvements within Phase 1A Phase 1B of the Premises in accordance with the prior lease, and may make such future improvements and modifications to the same as set forth herein. Tenant and Landlord agreed under the Original Lease to provide Tenant with a Tenant improvement Allowance for tenant improvements within each Phase of the Premises equal to $100 per Usable Square Foot. Tenant and Landlord agree that this obligation has been satisfied as to Phase 1, and further agree Landlord shall construct improvements to Phase 2A pursuant to that Work Letter attached hereto as Exhibit C, and that such improvements constructed pursuant to the Work Letter shall meet Landlord’s obligations as to $70 per Usable Square Foot of Phase 2A, or such higher amount per Usable Square Foot actually expended by Landlord in constructing improvements within Phase 2A.

(c)           Compliance with Law.

Landlord warrants to Tenant that the Base Building Work and any other improvements constructed by Landlord from time to time shall not violate any applicable law, building code, regulation or ordinance in effect on the applicable Rent Commencement Date or at the time such improvements are placed in service. If it is determined that any of these warranties have been violated, then it shall be the obligation of the Landlord, after written notice from Tenant, to correct the conditions(s) constituting such violation promptly, at Landlord’s sole cost and expense.

6.            TAXES.

6.1          Personal Property.

Tenant shall be responsible for and shall pay prior to delinquency all taxes and assessments levied against or by reason of (a) any and all alterations, additions and items installed or placed on or in the Premises and taxed as personal property rather than as real property, and/or (b) all personal property, trade fixtures and other property placed by Tenant on or about the Premises. Upon request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of Tenant’s payment thereof. If at any time during the Term of this Lease any of said alterations, additions or personal property, whether or not belonging to Tenant, shall be taxed or assessed as part of the Real Property, then such tax or assessment shall be paid by Tenant to Landlord within thirty (30) days after presentation by Landlord of copies of the tax bills in which such taxes and assessments are included and shall, for the purposes of this Lease, be deemed to be personal property taxes or assessments under this Section 6.1.

6.2          Real Property Taxes.

(a)           Real Property Taxes.

Commencing with the Effective Date and continuing for each calendar year, or tax year at Landlord’s option (such “tax year” being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses real property taxes), for the balance of the Lease Term, Tenant shall pay to Landlord the Tenant’s Operating Cost Share of all real property taxes, pursuant to Section 7.2(a) below. Such sum for any partial year of the Lease Term shall be prorated on the basis of the number of days of such partial year. Landlord also shall provide Tenant with a copy of the applicable tax bill or tax statement from the taxing authority. In addition to any other amounts due from Tenant to Landlord, if Tenant fails to pay the real property taxes to Landlord as herein required, Tenant shall pay to Landlord the amount of any interest, penalties or late charges caused by Tenant’s late payment.

(b)           Protests.

If the Premises are separately assessed, Tenant shall have the right, by appropriate proceedings, to protest or contest in good faith any assessment or reassessment of real property taxes, any special assessment, or the validity of any real property taxes or of any change in assessment or tax rate; provided, however, that prior to any such challenge Tenant must either (a) pay the taxes alleged to be due in their entirety and seek a refund from the appropriate authority, or (b) post bond in an amount sufficient to insure full payment of the real property taxes. In any event, upon a final determination with respect to such contest or protest, Tenant shall promptly pay all sums found to be due with respect thereto. In any such protest or contest, Tenant may act in its own name, and at the request of Tenant, Landlord shall cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or protest, including signing such documents as Tenant reasonably shall request, provided that such cooperation shall be at no expense to Landlord and shall not require Landlord to attend any appeal or other hearing. Any such contest or protest shall be at Tenant’s sole expense, and if any penalties, interest or late charges become payable with respect to the real property taxes as a result of such contest or protest, Tenant shall pay the same.

(c)           Refunds.

If Tenant obtains a refund as the result of Tenant’s protest or contest and subject to Tenant’s obligation to pay Landlord’s costs (if any) associated therewith, Tenant shall be entitled to such refund to the extent it relates to Phase 1 or Phase 2A (to the extent occupied by Tenant) of the Premises during the Lease Term.

(d)           Other Taxes.

If at any time during the Lease Term under the laws of the United States Government, state, county or city, or any political subdivision thereof in which the Premises are situated, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rentals payable to Landlord hereunder, such tax or excise shall be considered “real property taxes” for the purposes of this Section 6.2, excluding, however, from such tax or excise any amount assessed against Landlord as state or federal income tax.

(e)           Tax and Insurance Escrows.

To the extent required by any lender of Landlord, Tenant shall timely pay all tax and insurance impound payments due on the Premises.

7.            OPERATING EXPENSES.

7.1          Payment of Operating Expenses.

(a)           Tenant’s Operating Cost Share.

(i)            Commencing on the Effective Date through the Building 1 Termination Date or the Building 2 Termination Date, as applicable, Tenant shall pay to Landlord, at the time and in the manner hereinafter set forth, as additional rental: (i) an amount equal to Tenant’s Operating Cost Share multiplied by the Operating Expenses defined in Section 7.2, and (ii) an amount equal to Tenant’s Operating Cost Share multiplied by the Exterior Common Area Cost.

(ii)           [Deleted]

(iii)          [Deleted].

(iv)          The term “Tenant’s Operating Cost Share” means 72.98% through and until the Building 2 Termination Date and thereafter means 46.47% through and until the Building 1 Termination Date. “Tenant’s Exterior Common Area Cost Share” shall be equal to the Tenant’s Operating Cost Share as established from time to time.

(b)           Adjustment of Tenant’s Operating Cost Share.

If at any time the percentage the gross square footage of the Premises as a part of the combined gross square footage of Buildings 1 and 2 should change, then Tenant’s Operating Cost Share shall be adjusted to be equal to the new percentage determined by dividing the new gross square footage of the Premises by the new gross square footage of Buildings 1 and/or 2 (as applicable).

7.2          Definition of Operating Expenses.

(a)           Inclusions.

Subject to the exclusions and provisions hereinafter contained, the term “Operating Expenses” shall mean the total costs and expenses incurred by Landlord or Tenant for operation and maintenance of the Buildings and the Real Property, including, without limitation, costs and expenses of:

(i)            insurance premiums for insurance carried by Landlord pursuant to Section 12.1 (which may include, at Landlord’s option, flood, earthquake or environmental remediation insurance), insurance deductibles, provided that any increase in premiums for flood, earthquake or environmental remediation coverage which is in excess of twenty five percent of the previous years’ premium shall not be included in Operating Expenses;

(ii)           the operation, repair and maintenance of the Building and Common Areas in a first class condition including but not limited to sidewalks, parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter in the Buildings and on the Real Property;

(iii)          all Common Area utilities and services not separately metered to Tenant;

(iv)          real and personal property taxes and assessments or substitutes therefor levied or assessed against the Real Property or any part thereof, including (but not limited to any possessory interest, use, business, license or other taxes or fees, any taxes imposed directly on rents or services, any assessments or charges for police or fire protection, housing, transit, open space, street or sidewalk construction or maintenance or other similar services from time to time by any governmental or quasi-governmental entity, and any other new taxes on landlords in addition to taxes now in effect;

(v)           supplies, equipment, utilities and tools used in the operation and maintenance of the Real Property;

(vi)          capital improvements to the Real Property, the Improvements or the Buildings including, without limitation, all structural, roof, HVAC (defined as heating, ventilation, and air conditioning equipment and fixtures related thereto) serving the Common Areas, plumbing and electrical systems costing Seventy-Five Thousand Dollars ($75,000) or less, provided that the cost of all other capital improvements shall be amortized over the useful life of any such capital improvement (calculated in accordance with GAAP) and included in Operating Expenses;

(vii)         [Deleted]

(viii)        market rate lease costs for equipment; and

(ix)          any other costs (including, but not limited to, any parking or utilities fees or surcharges) allocable to or paid by Landlord, as owner of the Real Property, Buildings or Improvements, pursuant to any applicable laws, ordinances, regulations or orders of any governmental or quasi-governmental authority or pursuant to the terms of any declaration of covenants, conditions and restrictions now or hereafter affecting the Real Property or any other property over which Tenant has non-exclusive use rights as contemplated in Section 1.1(b) hereof.

(b)           Exclusions.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses:

(i)            Leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating or improving space for tenants or other occupants or prospective tenants or other occupants of the Real Property;

(ii)           The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and operating expenses payable under the lease with that tenant;

(iii)          Any depreciation on the Buildings or on any other improvements on the Real Property;

(iv)          Expenses in connection with services or other benefits of a type that are not offered or made available to Tenant but that are provided to another tenant of the Real Property or of any other property owned by Landlord;

(v)           Costs incurred due to Landlord’s violation of any terms or conditions of this Lease or of any other lease relating to the Buildings or to any other portion of the Real Property;

(vi)          Overhead profit increments paid to any subsidiary or affiliate of Landlord for services other than management on or to the Real Property, or for supplies or other materials to the extent that the cost of the services, supplies or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

(vii)         All interest, loan fees and other carrying costs related to any mortgage or deed of trust, and all rental and other amounts payable under any ground or underlying lease, or above market lease payments under any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Buildings and/or equipment the costs of which, if purchased, would be considered an amortizable Operating Expense under the provisions above, notwithstanding the capital nature of such equipment);

(viii)        Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(ix)          Advertising and promotional expenditures;

(x)           Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority or of this Lease or any other lease of any portion of the Real Property or any other property owned by Landlord, or due to Landlord’s gross negligence or willful misconduct;

(xi)          Property management fees;

(xii)         Costs for sculpture, paintings or other objects of art, and for any insurance thereon or extraordinary security in connection therewith other than that provided in connection with the initial construction of the Buildings or the Common Area improvements on the Real Property;

(xiii)        Wages, salaries or other compensation paid to any executive employees above the grade of building manager;

(xiv)       The cost of containing, removing or otherwise remediating any contamination of the Real Property (including the underlying land and groundwater) by any toxic or Hazardous Materials (as defined in Section 11.4(a), below) for which Landlord is responsible under Section 11.4, below; and

(xv)         Premiums for earthquake, environmental remediation or flood insurance coverage other than as permitted under Section 7.2(a), above.

(xvi)        Operating Expenses shall not include any costs attributable to the work for which Landlord is required to pay under Article 5 or Exhibit C, nor any costs attributable to the initial construction of the Buildings or of Common Area improvements on the Real Property.

7.3          Determination of Operating Expenses.

During the last month of each calendar year of the Term of this Lease (“Lease Year”), or as soon thereafter as practical, Landlord shall provide Tenant notice of Landlord’s estimate of the Operating Expenses for the ensuing Lease Year or applicable portion thereof. On or before the first day of each month during the ensuing Lease Year or applicable portion thereof, beginning on the Phase 1 Rent Commencement Date, Tenant shall pay to Landlord Tenant’s Operating Cost Share of the portion of such estimated Operating Expenses allocable (on a pro rata basis) to such month; provided, however, that if such notice is not given in the last month of a Lease Year, Tenant shall continue to pay on the basis of the prior year’s estimate, if any, until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses will vary from Landlord’s estimate by more than four percent (4%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

7.4          Final Accounting For Lease Year.

(a)           Annual Statement

Within ninety (90) days after the close of each Lease Year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of Tenant’s Operating Cost Share of the Operating Expenses for such Lease Year prepared by Landlord from Landlord’s books and records, which statement shall be final and binding on Landlord and Tenant (except as provided in Section 7.4(b)). If on the basis of such statement Tenant owes an amount that is more or less than the estimated payments for such Lease Year previously made by Tenant, Tenant or Landlord, as the case may be, shall pay the deficiency to the other party within thirty (30) days after delivery of the statement. Failure or inability of Landlord to deliver the annual statement within such ninety (90) day period shall not impair or constitute a waiver of Tenant’s obligation to pay Operating Expenses, or cause Landlord to incur any liability for damages.

(b)           Audit Rights

At any time within one hundred twenty (120) days after receipt of Landlord’s annual statement of Operating Expenses as contemplated in Section 7.4(a), Tenant shall be entitled, upon reasonable written notice to Landlord and during normal business hours at Landlord’s office or such other places as Landlord shall designate, to inspect and examine those books and records of Landlord relating to the determination of Operating Expenses for the immediately preceding Lease Year covered by such annual statement or, if Tenant so elects by written notice to Landlord, to request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant acceptable to both Landlord and Tenant or, if the parties are unable to agree, by a certified public accountant appointed by the Presiding Judge of the County Superior Court in which the Real Property is located upon the application of either Landlord or Tenant (with notice to the other party). In either event, such certified public accountant shall be one who is not then employed in any capacity by Landlord or Tenant. The audit shall be limited to the determination of the amount of Operating Expenses for the subject Lease Year, and shall be based on generally accepted accounting principles and tax accounting principles, consistently applied. If it is determined, by mutual agreement of Landlord and Tenant or by independent audit, that the amount of Operating Expenses billed to or paid by Tenant for the applicable Lease Year was incorrect, then the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days after the final determination of such deficiency or overpayment. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the subject Lease Year by more than five percent (5%), in which case Landlord shall pay all costs and expenses of the audit. Each party agrees to maintain the confidentiality of the findings of any such audit.

7.5          Proration.

If the Rent Commencement Date for Phase 1 or Phase 2A falls on a day other than the first day of a Lease Year and/or if the Building 1 Termination Date or the Building 2 Termination Date falls on a day other than the last day of a Lease Year, then the amount of Operating Expenses payable by Tenant with respect to such first or last partial Lease Year shall be prorated on the basis which the number of days during such Lease Year in which this Lease is in effect bears to 365. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Section 7.4 to be performed after such termination.

7.6          Reserve Account.

Tenant shall each month, commencing on the Phase 1 Rent Commencement Date and on the first day of each calendar month thereafter of the Lease term, deposit into a segregated, interest bearing bank account in a federally insured bank or savings institute an amount equal to one percent (1%) of the monthly rent due for that month, to provide for future replacements to improvements and fixtures within the Premises (the “Reserve Account”); provided that if at any time the amount held in the Reserve Account is equal to the product of thirty six months times the amount of the monthly contribution, Tenant’s obligation to make additional deposits shall be temporarily suspended. Tenant’s obligation to make such deposits shall resume at such time as the amount in the Reserve Account drops below such amount. The Reserve Account shall remain the property of Tenant, but disbursements from the Reserve Account shall be made only by joint check executed by Landlord and Tenant upon the mutual consent of Landlord and Tenant, which consent shall not be unreasonably withheld, delayed or conditioned. Landlord shall, within ten (10) days after receipt of a written request, either sign any such check or convey in writing to Tenant any objections to signing the check, and shall thereafter diligently work with Tenant to resolve any differences with regard to the disbursement. Notwithstanding the foregoing, if Tenant, pursuant to the Lease, is required to make certain repairs, improvements, or replacements to the Premises or Common Area but fails to do so within the time allowed hereunder (subject to any applicable cure period), then Landlord, as provided under the Lease, may make such repairs, improvements, or replacements, and may disburse funds from the Reserve Account, without Tenant’s consent or signature on the disbursement check(s), to pay for the cost of the repairs, improvements, or replacements. Any amount in the Reserve Account remaining at the expiration of the Lease shall remain the property of Tenant.

7.7          Property Management Fee.

Commencing with the execution of this Lease, Tenant shall pay to Landlord a monthly fee (“Management Fee”) to cover costs of property management services in an amount not to exceed one percent (1.00%) of the Minimum Rental for the Premises whether or not Landlord incurs fees payable to any third party to provide such services and without regard to the actual costs incurred by Landlord for such services.

8.             UTILITIES.

8.1          Payment.

Commencing with the Phase 1 Rent Commencement Date and thereafter throughout the Term of this Lease, Tenant shall pay, before delinquency, all charges for water, trash collection, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Premises, including any taxes on such services and utilities, and Tenant’s Operating Cost Share of all charges for water, gas, heat, light, electricity, power, sewer, telephone, alarm system, janitorial and other services or utilities supplied to or consumed in or with respect to the Common Areas. It is the intention of the parties that to the extent feasible, all services provided to the Premises (as opposed to the Common Areas and as the same shall exist from time to time) shall be separately metered to the Premises.

8.2          Interruption.

There shall be no abatement of rent or other charges required to be paid hereunder and Landlord shall not be liable in damages or otherwise for interruption or failure of any service or utility furnished to or used with respect to the Premises because of accident, making of repairs, alterations or improvements, severe weather, difficulty or inability in obtaining services or supplies, labor difficulties or any other cause, except the gross negligence or willful misconduct of Landlord, its employees and/or agents.

9.            ALTERATIONS.

9.1          Right To Make Alterations.

Tenant shall make no alterations, additions or improvements to the Premises, other than interior non-structural alterations (“Cosmetic Alterations”) costing less than One Hundred Thousand Dollars ($100,000) in the aggregate during any twelve (12) month period, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, and if Tenant so requests, Landlord shall specify whether Landlord intends to require that Tenant remove such Cosmetic Alterations (or any specified portions thereof) upon expiration or termination of this Lease. Landlord’s failure to respond within fifteen (15) days of Tenant’s request or notice to Landlord shall be deemed Landlord’s consent to allow the Cosmetic Alterations to remain with the Premises at the end of the Lease Term. Tenant shall provide to Landlord copies of any plans submitted to any governmental agency in connection with the construction of any Cosmetic Alterations, within thirty (30) days of such submittal. All alterations, additions and improvements shall be completed with due diligence in a first-class, workmanlike manner, in compliance with plans and specifications approved in writing by Landlord and in compliance with all applicable laws, ordinances, rules and regulations, and to the extent Landlord’s consent is not otherwise required hereunder for such alterations, additions or improvements, Tenant shall give prompt written notice thereof to Landlord. With respect to all proposed alterations (other than Cosmetic Alterations or otherwise), Tenant shall provide Landlord with a cost estimate to perform the alterations, a set of plans and specifications for the proposed work, and a set of final “as built” plans of the work actually performed. Tenant shall cause any contractors engaged by Tenant for work in the Buildings or on the Real Property to maintain public liability and property damage insurance, and other customary insurance, with such terms and in such amounts as Landlord may reasonably require, naming as additional insureds Landlord and any of its partners, shareholders, property managers and lenders designated by Landlord for this purpose, and shall furnish Landlord with certificates of insurance or other evidence that such coverage is in effect. Notwithstanding any other provisions of this Section 9.1, under no circumstances shall Tenant make any structural alterations or improvements, or any changes to the roof or equipment installations on the roof, or any substantial changes or alterations to the building systems, except Cosmetic Alterations, without Landlord’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Landlord’s failure to respond within fifteen (15) days following Tenant’s request shall be deemed approval. Landlord shall receive no fee for supervision, profit, overhead or general conditions, but shall be entitled to be reimbursed by Tenant for any reasonable costs incurred by Landlord in connection with its retention of third parties to assist in its review of Tenant’s request for consent in connection with any alterations, additions or improvements constructed or installed by Tenant under this Lease after the date hereof.

9.2          Title To Alterations.

All alterations, additions and improvements installed in, on or about the Premises at Tenant’s expense shall belong to Tenant during the Lease Term and upon expiration or earlier termination shall become part of the Real Property and shall become the property of Landlord, unless Landlord elects (at the time it grants consent to installation) to require Tenant to remove the same upon the termination of this Lease; provided, however, that the foregoing shall not apply to Tenant’s movable furniture and equipment and trade fixtures. Tenant shall promptly repair any damage caused by its removal of any such alterations, additions and improvements, furniture, equipment or trade fixtures. Landlord shall not be entitled to require removal unless Landlord specified its intention to do so at the time of granting of Landlord’s consent to the requested alterations, additions or improvements. Notwithstanding any other provisions of this Article 9, however, under no circumstances shall Tenant have any obligation to remove from the Buildings or the Real Property, at the expiration or termination of this Lease, any of the Tenant Improvements constructed by Landlord.

9.3          Tenant Fixtures and Personal Property.

Subject to Section 9.2 and to Section 9.5, Tenant may install, remove and reinstall trade fixtures without Landlord’s prior written consent, except that installation and removal of any fixtures which are affixed to the Buildings or the Real Property or which affect the exterior or structural portions of the Buildings or the building systems shall require Landlord’s written approval, which approval shall not be unreasonably withheld, delayed or conditioned.

9.4          No Liens.

Tenant shall at all times keep the Premises free from all liens and claims of any contractors, subcontractors, materialmen, suppliers or any other parties employed either directly or indirectly by Tenant in construction work on the Buildings or the Real Property. Tenant may contest any claim of lien, but only if, prior to such contest, Tenant either (i) posts security in the amount of the claim, plus estimated costs and interest, or (ii) records a bond of a responsible corporate surety in such amount as may be required to release the lien from the Buildings and the Real Property no later than the thirtieth day following recordation of such lien. Tenant shall indemnify, defend and hold Landlord harmless against any and all liability, loss, damage, cost and other expenses, including, without limitation, reasonable attorneys’ fees, arising out of claims of any lien for work performed or materials or supplies furnished at the request of Tenant or persons claiming under Tenant. Tenant shall at no time voluntarily place any fixture filing or otherwise grant a security interest in any alterations, additions or improvements installed in, on or about the Premises.

9.5          Signs.

Tenant shall have the right to a proportionate share of external and monument signage, in proportion to the ratio between the Useable Square Footage in Tenant’s Premises and the total Useable Square Footage on the Real Property, provided however, Tenant shall have the right to continue to display its corporate name and logo on the exterior of the Buildings in the size and manner it is displayed as of the Effective Date (subject to changes in applicable laws or regulations requiring a modification to such signage).

10.          MAINTENANCE AND REPAIRS.

10.1        Tenant’s Obligation for Maintenance.

(a)           Good Order, Condition and Repair.

(i)             In addition to Tenant’s obligation to pay Tenant’s Operating Cost Share as required by Section 7, Tenant’s repair and maintenance obligation shall be limited to the repair and maintenance of the interior of the Premises, as the same shall exist from time to time (being defined as the floor surfaces, ceiling, interior wall surfaces, electrical, plumbing, HVAC equipment exclusively serving the Premises and telephone and communications systems within such interior).

(b)           [Deleted].

(c)           Landlord’s Remedy.

If Tenant, after notice from Landlord, fails to make or perform promptly any repairs or maintenance which are the obligation of Tenant hereunder, Landlord shall have the right, but shall not be required, to enter the Buildings and make the repairs or perform the maintenance necessary to restore the Buildings to good and sanitary order, in a first class condition and repair. In such case, immediately on demand from Landlord, the cost of such repairs shall be due and payable by Tenant to Landlord.

(d)           Condition Upon Surrender.

At the expiration or sooner termination of this Lease, Tenant shall surrender the Premises, including any additions, alterations and improvements thereto, broom clean, in good and sanitary order, in a first class condition and repair, free from Hazardous Materials caused to be present by Tenant, its agents or invitees (it being understood and agreed that Tenant shall have no responsibility for Hazardous Materials that have migrated onto the Real Property through the air, water or soils), ordinary wear and tear excepted, and delivered free of radioactive licenses or other restrictions on use, first, however, removing all goods and effects of Tenant and all fixtures and items required to be removed or specified to be removed at Landlord’s election pursuant to this Lease, and repairing any damage caused by such removal. Tenant expressly waives any and all interest in any personal property and trade fixtures not removed from the Premises by Tenant at the expiration or termination of this Lease, agrees that any such personal property and trade fixtures may, at Landlord’s election, be deemed to have been abandoned by Tenant, and authorizes Landlord (at its election and without prejudice to any other remedies under this Lease or under applicable law) to remove and either retain, store or dispose of such property at Tenant’s cost and expense, and Tenant waives all claims against Landlord for any damages resulting from any such removal, storage, retention or disposal.

10.2        Landlord’s Obligation for Maintenance.

(a)           Good Order, Condition and Repair.

Landlord, at its cost and expense, but subject to Tenant’s obligation to pay the Tenant’s Operating Cost Share as required by Section 7.1, shall keep and maintain in good and sanitary order, in a first class condition and repair, all Common Areas and each such Building and every part thereof, wherever located, including, but not limited to the structural components of the Buildings, the roof, signs, exterior, interior, walls, ceiling, electrical system, plumbing system, telephone and communications systems of each such Building, all the HVAC equipment and related mechanical systems serving each such Building, all doors, door checks, windows, plate glass, door fronts, plumbing and sewage and other utility facilities, fixtures, lighting, wall surfaces, floor surfaces and ceiling surfaces of each such Building and all other interior repairs, foreseen and unforeseen, (except the interior of the Premises and the systems designated for Tenant’s exclusive use required to be repaired and maintained by Tenant as required by Section 10.1(a) above).

(b)           No Abatement.

There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or Common Areas, or in or to improvements, fixtures, equipment and personal property therein.

(c)           Landlords’ Right of Entry for Repairs.

Landlord and Landlord’s agents shall have the right to enter upon the Premises, or any part thereof, for the purpose of performing any repairs or maintenance Landlord is permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant’s agents. Except for emergency maintenance or repairs, the right of entry contained in this Section shall be exercisable at reasonable times, at reasonable hours and on reasonable notice (which shall not be less than twenty-four (24) hours).

11.           USE OF PROPERTY.

11.1        Permitted Use.

Subject to Sections 11.3, and 11.4 hereof, Tenant shall use the Premises solely for an office and laboratory research and development facility, including (but not limited to) storage and use of small laboratory animals, and other lawful purposes reasonably related to or incidental to such specified uses (subject in each case to receipt of all necessary approvals from the City and County in which the Real Property is located and other governmental agencies having jurisdiction over the Buildings and uses therein), and for no other purpose.

11.2        No Nuisance.

Tenant shall not use the Premises for or carry on or permit upon the Premises or any part thereof any offensive, noisy or dangerous trade, business, manufacture, occupation, odor or fumes, or any nuisance or anything against public policy, nor commit or allow to be committed any waste in, on or about the Premises. Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep anything therein, which will in any way cause the Premises to be uninsurable with respect to the insurance required by this Lease or with respect to standard fire and extended coverage insurance with vandalism, malicious mischief and riot endorsements.

11.3        Compliance With Laws.

Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose or use that is in violation of any applicable laws, ordinances, regulations or rules of any governmental agency or public authority. Tenant shall keep the Premises equipped with all safety appliances required by law, ordinance or insurance on the Premises, or any order or regulation of any public authority, because of Tenant’s particular use of the Premises. Tenant shall procure at its costs all licenses and permits required for Tenant’s use of the Premises. Tenant shall use the Premises in strict accordance with all applicable ordinances, rules, laws and regulations and shall comply, at its expense, with all requirements of all governmental authorities now in force or which may hereafter be in force pertaining to the use of the Premises by Tenant, including, without limitation, regulations applicable to noise, water, soil and air pollution, and making such structural and nonstructural alterations and additions thereto as may be required from time to time by such laws, ordinances, rules, regulations and requirements of governmental authorities or insurers of the Premises (collectively, “Requirements”) because of Tenant’s construction of improvements in or other particular use of the Premises. The judgment of any court, or the admission by Tenant in any proceeding against Tenant, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of such violation as between Landlord and Tenant.

11.4        Environmental Matters.

(a)           Definition of Hazardous Materials.

For purposes of this Lease, “Hazardous Materials” shall mean the substances included within the definitions of the term “hazardous substance” under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601 et seq., and the regulations promulgated thereunder, as amended, (ii) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., and regulations promulgated thereunder, as amended, (iii) the Hazardous Materials Release Response Plans and Inventory Act, California Heath & Safety Code §§ 2-5500 et seq., and regulations, promulgated thereunder, as amended, and (iv) petroleum; “hazardous waste” shall mean (i) any waste listed as or meeting the identified characteristics of a “hazardous waste” under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§ 6901 et seq., and regulations promulgated pursuant thereto, as amended, (ii) any waste meeting the identified characteristics of “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under the California Hazardous Waste Control Law, California Health & Safety Code §§ 25 100 et seq., and regulations promulgated pursuant thereto, as amended (collectively, the “CHWCL”), and/or (iii) any waste meeting the identified characteristics of “medical waste” under California Health & Safety Code §§ 25015-25027.8, and regulations promulgated thereunder, as amended; and “hazardous waste facility” shall mean a hazardous waste facility as defined under the CHWCL.

(b)           Tenant’s Obligations Re: Hazardous Substances.

(i)            Tenant shall not cause or permit any Hazardous Material or hazardous waste to be brought upon, kept, stored or used in or about the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, except that Tenant, in connection with its permitted use of the Premises as provided in Section 11.1, may keep, store and use materials that constitute Hazardous Materials which are customary for such permitted use, provided such Hazardous Materials are kept, stored and used in quantities which are customary for such permitted use and are kept, stored and used in full compliance with clauses (ii) and (iii) immediately below.

(ii)           Tenant shall comply with all applicable laws, rules, regulations, orders, permits, licenses and operating plans of any governmental authority with respect to the receipt, use, handling, generation, transportation, storage, treatment and/or disposal of Hazardous Materials or wastes by Tenant or its agents or employees.

(iii)                                       Tenant shall not (A) operate on or about the Premises any facility required to be permitted or licensed as a hazardous waste facility or for which interim status as such is required, nor (B) store any hazardous wastes on or about the Premises for ninety (90) days or more, nor (C) conduct any other activities on or about the Premises that could result in the Premises being deemed to be a “hazardous waste facility” (including, but not limited to, any storage or treatment of Hazardous Materials or hazardous wastes which could have such a result).

(iv)                                      Tenant shall comply with all applicable laws, rules, regulations, orders and permits relating to underground storage tanks installed by Tenant or its agents or employees or at the request of Tenant (including any installation, monitoring, maintenance, closure and/or removal of such tanks) as such tanks are defined in California Health & Safety Code § 2528l(x), including, without limitation, complying with California Health & Safety Code §§ 25280-25299.7 and the regulations promulgated thereunder, as amended. Upon request by Landlord, Tenant shall furnish to Landlord copies of all registrations and permits issued to or held by Tenant from time to time for any and all underground storage tanks located on or under the Real Property. Notwithstanding the foregoing, Tenant shall not install any underground storage tanks at the Real Property without Landlord’s prior written consent, which Landlord may withhold in its reasonable discretion.

(v)                                         Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for the storage or disposal of such matter in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system of the Buildings for the disposal of anything except as permitted by any governmental entity.

(vi)                                      At reasonable times and upon reasonable prior notice, prior to the expiration or earlier termination of the Lease Term, Landlord shall have the right to conduct (a) an annual hazardous waste investigation of the Premises and (b) if Landlord has reasonable cause to believe that any contamination exists on, in, under, or around the Buildings or the Premises, such other tests of the Premises and the Buildings as Landlord may deem necessary or desirable to demonstrate whether contamination has occurred as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, demands or actions, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination caused by Tenant, its employees or agents. Landlord shall pay for the cost of the annual investigation and other tests of the Premises, unless it has been determined that Tenant, its employees or agents have caused contamination of the Premises with Hazardous Materials, in which case Tenant shall bear such costs. Tenant shall pay the reasonable costs required to perform or conduct any closure study, exit audit or similar investigation required by then applicable laws.

(vii)                                   Tenant shall surrender the Premises at the expiration or earlier termination of this Lease free of any Hazardous Materials caused to be present by Tenant, its employees or agents and free and clear of all judgments, liens or encumbrances relating thereto and at its own cost and expense, shall repair all damage and clean up or perform any remedial action necessary relating to any Hazardous Materials caused to be present by Tenant, its employees or agents. Tenant, at its sole cost and expense, shall, following Landlord’s request, remove any alterations or improvements that may be contaminated or contain Hazardous Materials caused to be present by Tenant, its employees or agents.

(c)                                  Tenant’s Indemnity.

Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses (including, but not limited to, loss of rental income and diminution in value), damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (A) any failure by Tenant to comply with any provisions of this Section 11.4, or (B) any receipt, use handling, generation, transportation, storage, treatment, release and/or disposal of any Hazardous Material or waste or any radioactive material or radiation on or about the Premises as a proximate result of Tenant’s use of the Premises or as a result of any intentional or negligent acts or omissions of Tenant or of any agent, employee, vendor or invitee of Tenant.

(d)                                 Survival.

The provisions of this Section 11.4 shall survive the termination of this Lease.

12.                               INSURANCE AND INDEMNITY.

12.1                        Landlord’s Insurance.

During the Lease Term, Landlord shall keep and maintain, or cause to be kept and maintained, as part of Operating Expenses, a policy or policies of insurance on the Buildings insuring the same against loss or damage by the following risks: fire and extended coverage, vandalism, malicious mischief, sprinkler leakage (if sprinklers are required in the Buildings under applicable building code provisions, or are installed by Tenant in the absence of such requirement) in amounts not less than ninety percent (90%) of Full Replacement Value of the Buildings, (including both the Buildings and any tenant improvements), or the amount of such insurance Landlord’s lender requires Landlord to maintain. The term “Full Replacement Value” shall mean actual replacement cost, including changes required by new building codes or ordinances (exclusive of the cost of excavation, foundations and footings). Such insurance shall show, as a loss payee in respect of the Premises, Landlord, Tenant and any ground lessor or mortgagee of Landlord required to be named pursuant to its mortgage documents, as their interests may appear. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, earthquake, environmental remediation, loss or failure of building equipment, rental loss for a period of eighteen (18) months for periods of repair or rebuild, workmen’s compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant, provided that such coverage does not duplicate coverages maintained by Tenant. Landlord, as part of the Operating Expenses, shall further carry General Liability with General Aggregate Amount & Per Occurrence Limit insurance with a single loss limit of not less than Five Million Dollars ($5,000,000) for death or bodily injury, or property damage with respect to the Real Property.

12.2                        Tenant’s Insurance.

(a)                                 Commercial General Liability Insurance.

During the Lease Term, Tenant shall keep and maintain, or cause to be kept and maintained, at Tenant’s sole cost and expense, a policy or policies of Commercial General Liability insurance, showing, as an additional insured in respect of the Premises, Landlord, Tenant, any management company retained by Landlord to manage the Premises, any ground lessor and any lender of Landlord required to be named pursuant to its loan documents. Such policy shall insure against any and all claims, demands or actions for injuries to persons, loss of life and damage to property occurring upon, in or about the Premises (including coverage for liability caused by independent contractors of Tenant or subtenants of Tenant working in or about the Premises), with minimum coverage in an amount not less than a Five Million Dollars ($5,000,000) combined single limit with respect to all bodily injury, death or property damage in any one accident or occurrence. In the event of a claim, action or demand relating to the Premises, the amount of any deductible or self-insured retention and/or any award in excess of the policy limits shall be the sole responsibility of Tenant.

(b)                                 Tenant’s Risk.

Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise and equipment, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom relative to such damage except as more particularly heretofore set forth within this Lease. Tenant at Tenant’s cost may carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant, business interruption or other coverages.

(c)                                  Other Insurance.

In addition to all other insurance required to be carried by Tenant hereunder, Tenant, throughout the Lease Term, shall provide and keep in force at Tenant’s sole cost and expense the following:

(i)                                             Workman’s Compensation insurance to the full extent required under the laws of the State of California;

(ii)                                          Insurance on Tenant’s equipment, personal property and other contents in, on or about the Premises insuring against loss or damage by all risks covered by “special form” coverage, in amounts equal to ninety percent (90%) of their full replacement value;

(iii)                                       [Deleted]; and

(iv)                                      Other nonduplicative insurance required by Landlord, in types and amounts consistent with commercially reasonable practice.

12.3                        Insurers; Primary Insurance.

All policies of insurance provided for herein shall be on an occurrence basis and shall be issued by insurance companies with a general policy holder’s rating of not less than A- and a financial rating of not less than Class XV as rated in the most current available “Best’s” Insurance Reports. Such insurance companies shall be qualified to do business in the State of California. All such policies carried by Tenant shall name Landlord, any ground lessor and any lender (or its successors and assigns) as additional insureds, and shall be for the mutual and joint benefit and protection of Landlord, Tenant, any ground lessor and Landlord’s first mortgagee or beneficiary. All public liability and property damage policies carried by Tenant shall contain a provision that Landlord, although named as an insured, nevertheless shall be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing said policy will give to Landlord thirty (30) days notice in writing in advance of any cancellation or lapse. All public liability, property damage and other casualty policies carried by Tenant shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry. Tenant shall, upon request from Landlord from time to time, immediately deliver to Landlord copies of all insurance policies (including the declarations pages) in effect with respect to the Premises. All liability policies shall contain endorsements for cross-liability, fire, legal liability, broad form contractual liability, employer’s automobile non-ownership, products completed operation coverage and dram shop liability, as applicable.

12.4                        Blanket Policy.

Notwithstanding anything to the contrary contained within this Section 12, Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that Landlord, any ground lessor and any lender shall be named as an additional insured thereunder as their interests appear, the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance, and the requirements set forth herein are otherwise satisfied.

12.5                        Deductibles.

The deductible amounts, if any, with respect to all insurance, which Tenant is required to maintain hereunder, shall not exceed Twenty Thousand Dollars ($20,000) per claim or occurrence. The amount of the deductibles, if any, within this limitation shall be a business decision by Tenant; under no circumstances shall Landlord be required to reimburse Tenant for the amount of any deductible incurred by Tenant in connection with any insured event, except to the extent the event resulting in the claim was caused by Landlord’s or Landlord’s agents’ gross negligence or willful misconduct.

12.6                        Certificates.

Upon the execution and delivery of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore maintained, Tenant shall deliver to Landlord certificates of insurance with respect to the policies of insurance required by this Lease or duplicate originals of all such policies. Landlord, upon reasonable notice, may inspect and copy any policies of insurance, and any records relating thereto kept and maintained by Tenant.

12.7                        Adjustment in the Event of Loss.

Except as otherwise provided herein, all insurance proceeds payable with respect to any damage or destruction to the Premises (but not with respect to Tenant’s personal property, it being understood that insurance proceeds allocable to Tenant’s personal property shall be payable directly to Tenant) shall be payable to Landlord and Tenant, jointly, to be held in an interest bearing account. If Tenant and Landlord undertake to repair said damage in accordance with Article 15 below, the proceeds shall be made available to Tenant as to the tenant improvements and to Landlord as to the Building and Common Area used to fund the reconstruction. In all other events, the proceeds shall be the sole property of Landlord except otherwise expressly provided herein. Landlord shall be entitled to compromise, adjust or settle any and all claims with respect to insurance carried by it covering the Premises. Each party agrees to execute and deliver to the other party such releases, endorsements and other instruments as the other party reasonably may require in order to compromise, adjust or settle any insurance claim which such other party shall be entitled to compromise, adjust or settle pursuant to this paragraph and to enable the other party or its designee to collect such insurance proceeds as are payable in respect of such claim.

12.8                        Proration Upon Termination.

If any of the insurance required to be carried by Tenant hereunder is still in effect at the termination of this Lease, Landlord may elect to terminate such insurance, or Landlord shall reimburse Tenant for the pro rata portion of the premium paid by Tenant for such insurance based upon the number of days remaining unexpired in such insurance.

12.9                        Waiver of Subrogation.

To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other with respect to (i) damage to property, (ii) damage to the Premises or any part thereof, or (iii) claims arising by reason of any of the foregoing, but only to the extent that any of the foregoing damages and claims under clauses (i)-(iii) hereof are covered, and only to the extent of such coverage, by casualty insurance actually carried by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and claims which might give rise to a right of subrogation in any insurance carrier. Each party shall procure a clause or endorsement on any casualty insurance policy denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Coverage provided by insurance maintained by Tenant shall not be limited, reduced or diminished by virtue of the subrogation waiver herein contained.

12.10                 Indemnification.

(a)                                 Tenant’s Indemnification Obligations.

Tenant shall indemnify, defend, and hold Landlord and its lenders, agents, employees, directors, officers, managers, members, partners, affiliates, independent contractors, and property managers (collectively, “Landlord’s Agents” or “Agents”) harmless from and against any and all claims, demands, liability, loss or damage, whether for injury to or death of persons or damage to real or personal property, arising out of or in connection with the Premises, Tenant’s use of the Premises, any activity, work, or other thing done, permitted, or suffered by Tenant in or about the Buildings, or arising from any reason or cause whatsoever in connection with the use or occupancy of the Premises by any party during the Term of this Lease, except to the extent that the event giving rise to the claim, demand, liability, loss or damage was caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Tenant shall further indemnify, defend, and hold Landlord and Landlord’s Agents harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon. In any case, action, or proceeding brought against Landlord or Landlord’s Agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause arising prior to the later of the termination of this Lease or the date Tenant has performed all obligations under Section 10.1(d) and is no longer in possession of the Premises (except for such damage or injury caused by Landlord’s or Landlord’s Agents’ willful misconduct or gross negligence), and Tenant hereby waives all claims in respect thereof against Landlord and Landlord’s Agents. Tenant’s obligation to indemnify under this paragraph shall include attorneys’ fees, investigation costs, and other reasonable costs, expenses, and liabilities incurred by Landlord and Landlord’s Agents. If the ability of Tenant to use the Premises or the Buildings is interrupted for any reason, Landlord and Landlord’s Agents shall not be liable to Tenant for any loss or damages occasioned by such loss of use, except to the extent such loss or damages is caused by Landlord’s or its Agents’ willful misconduct or gross negligence.

(b)                                 Landlord’s Indemnification Obligations.

Landlord shall indemnify, defend and hold Tenant and its members, partners, shareholders, officers, directors, agents and employees harmless from any and all liability for injury to or death of any person, or loss of or damage to the property of any person, and all actions, claims, demands, costs (including, without limitation, reasonable attorneys’ fees), damages or expenses of any kind arising therefrom which may be brought or made against Tenant or which Tenant may pay or incur, to the extent such liabilities or other matters arise in, on or about the Premises by reason of the gross negligence or willful misconduct or omission by Landlord or Landlord’s Agents. Landlord shall further indemnify, defend, and hold Tenant and its members, partners, shareholders, officers, directors, agents and employees harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon. In any case, action, or proceeding brought against Tenant or its members, partners, shareholders, officers, directors, agents and employees by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

12.11                  Limitation on Landlord Liability.

Neither Landlord nor Landlord’s Agents shall be liable for loss or damage to any property by theft or otherwise, or for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Buildings or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface or from any other place resulting from dampness or any other cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Neither Landlord nor Landlord’s Agents, shall be liable for interference with or loss of business by Tenant. Tenant shall give prompt written notice to Landlord in case of fire or accidents in the Premises or in the Buildings or of defects therein or in the fixtures or equipment belonging to Landlord. If Landlord is in default of this Lease, and as a consequence. Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Premises, and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title, and interest in the Premises. Landlord’s Agents shall not be personally liable for any deficiency except to the extent liability is based upon willful misconduct. If Landlord is a partnership, joint venture, or limited liability company, the partners or members of such partnership or limited liability company, as the case may be, shall not be personally liable and no partner or member of Landlord (or of any affiliated entity) shall be sued or named as a party in any suit or action, or service of process be made against any partner or member of Landlord (or of any affiliated entity), except as may be necessary to secure jurisdiction of the partnership, joint venture, or limited liability company or to the extent liability is caused by willful misconduct. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee, or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, member, shareholder, director, employee, or agent of Landlord (or of any affiliated entity) shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

13.                               SUBLEASE AND ASSIGNMENT.

13.1                        Assignment and Sublease of Building.

(a)                                 Consent Required.

Except in connection with a Permitted Transfer, Tenant shall neither voluntarily nor by operation of law assign, sell, encumber, pledge or otherwise transfer all or any part of Tenant’s leasehold estate hereunder, or permit any other person (excepting Tenant’s agents and employees) to occupy the Premises or any portion thereof, without Landlord’s prior written consent, which consent shall be not be unreasonably withheld, delayed or conditioned Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not constitute a waiver of Landlord’s right to require consent to any subsequent assignment, subletting or other transfer. If Tenant is a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) of all outstanding stock or interests, or liquidation thereof, shall be deemed an assignment within the meaning and provisions of this section and the sale of all or substantially all of the assets of Tenant shall be deemed an assignment within the meanings and provisions of this section. The foregoing sentence shall not apply to: (i) any corporation or partnership which is a reporting company under the Securities Exchange Act of 1934, or (ii) a sale to an entity with a net worth, as designated in its most recent financial statement (no older than 3 months), equal to or greater than Tenant’s net worth on the Effective Date. Tenant shall reimburse Landlord for all of Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any required consent to assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant’s interest in and to the Premises, not to exceed One Thousand Dollars ($1,000) per request plus reasonable out-of-pocket expenses payable to third parties. Any purported sublease or assignment of Tenant’s interest in this Lease requiring but not having received Landlord’s consent thereto (to the extent such consent is required hereunder) shall be void.

(b)                                 Permitted Transfers.

Notwithstanding the foregoing, (i) any bona fide financing or capitalization, including a public offering of the common stock of Tenant, shall not be deemed to be an assignment hereunder; and (ii) Tenant shall have the right to assign this Lease or sublet the Buildings, or any portion thereof, without Landlord’s consent, to any Affiliate of Tenant, or to any entity which results from a merger, reorganization or consolidation with Tenant, or to any entity which acquires substantially all of the stock or assets of Tenant as a going concern (hereinafter each a “Permitted Transfer”). For purposes of the preceding sentence, an “Affiliate” of Tenant shall mean any entity in which Tenant owns at least a twenty five percent (25%) equity interest, any entity which owns at least a twenty five percent (25%) equity interest in Tenant and/or any entity which is related to Tenant by a chain of ownership interests involving at least twenty five percent (25%) equity interest at each level in the chain. Landlord shall have no right to terminate this Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. The transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Lease.

(c)                                  Consent Required.

Landlord’s consent may be based upon a determination that the same type, class, nature and quality of business, services, management and financial soundness of ownership shall exist after the proposed assignment or subletting and, provided further, that each and every covenant, condition and obligation imposed upon Tenant by this Lease and each and every right, remedy and benefit afforded Landlord by this Lease and the underlying purpose of this Lease is not thereby impaired or diminished. The determination by Landlord as to whether consent will be granted in any specific instance may be based on, without limitation, the following factors, which shall be in Landlord’s reasonable discretion: (a) whether the transferee’s use of the Premises will be compatible with the provisions of this Lease; (b) the financial capacity of the transferee; (c) the business reputation of the transferee; (d) the quality and type of the business operations of the transferee; and (e) the business experience of the proposed transferee. This list of factors is not intended to be exclusive, and Landlord may rely on such other basis for judgment as may apply from time to time.

(d)                                 Procedure to Obtain Consent.

If Tenant desires at any time to assign this Lease or to sublet the Premises or any portions thereof, it first shall notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant’s or assignee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and all transfer documents relating to the proposed transfer; and (iv) such reasonable business and financial information as Landlord may request concerning the proposed subtenant or assignee. Any request for Landlord’s approval of a sublease or assignment shall be accompanied with a check in such reasonable amount as Landlord shall advise for the cost of review and preparation, including reasonable attorneys’ fees, of any documents relating to such proposed transfer, not to exceed One Thousand Dollars ($1,000) for each transfer plus reasonable out-of-pocket expenses payable to third parties. The provisions and conditions of any proposed sublease or assignment must not be inconsistent with any provision of this Lease, and must address all matters contained in this Lease. In addition, the transferee must expressly assume all of the obligations of Tenant under this Lease. Notwithstanding the assumption of the obligations of this Lease by the transferee, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its continuing obligation to pay the rent and perform all the other obligations to be performed by Tenant hereunder. The obligations and liability of Tenant hereunder shall continue notwithstanding the fact that Landlord may accept rent and other performance from the transferee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

(e)                                  Sublease of Phase 2A.

In the event of any sublease of Phase 2A, in addition to any other payment obligation of Tenant hereunder, Tenant shall remit to Landlord, as additional rent, as and when received by Tenant, all net subrents received from a subtenant in excess of $2.00 per rentable square foot per month. For purposes of this section “net subrents” are defined as all rents received from a subtenant however designated, net of any out-of-pocket costs incurred by Tenant to sublease the space and net of any payments received from a subtenant as reimbursement of operating expenses, taxes, utilities or service fees.

13.2                        Rights of Landlord: Effect of Landlord’s Consent.

Consent by Landlord to one or more assignments of this Lease, or to one or more sublettings of the Buildings or any portion thereof, or collection of rent by Landlord from any assignee or sublessee, shall not operate to exhaust Landlord’s rights under this Article 13, nor constitute consent to any subsequent assignment or subletting. No assignment of Tenant’s interest in this Lease and no sublease shall relieve Tenant of its obligations hereunder, notwithstanding any waiver or extension of time granted by Landlord to any assignee or sublessee, or the failure of Landlord to assert its rights against any assignee or sublessee, and regardless of whether Landlord’s consent thereto is given or required to be given hereunder. In the event of a default by any assignee, sublessee or other successor of Tenant in the performance of any of the terms or obligations of Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any such assignee, sublessee or other successor.

13.3                        Advertising.

In no event shall Tenant display on or about the Premises any signs for the purpose of advertising the Premises for assignment, subletting or other transfer of rights, without the Landlord’s prior consent, which shall not be unreasonably withheld or delayed. Landlord shall not display on or about the Premises any signs for the purpose of advertising any of the Real Property for lease, subletting, assignment or rent except with the consent of Tenant, which consent shall not be unreasonably withheld or delayed.

13.4                        Writing Required.

Each Permitted Transfer, permitted assignment or sublease shall be consummated by an instrument in writing executed by the transferor and transferee in form satisfactory to Landlord. Each assignee and subtenant shall agree in writing for the benefit of the Landlord herein to assume all obligations of Tenant hereunder which are applicable to the space subject to the assignment or sublease and any associated common areas, including the payment of all amounts due or to become due under this Lease directly to the Landlord. At least one executed copy of such written instrument shall be delivered to the Landlord.

13.5                        Transfer Premiums.

If Tenant assigns or sublets its rights under this Lease, Tenant shall pay to Landlord as additional rent, after Tenant has recovered any relevant leasing commissions, costs of tenant improvements and other expenses of the assignment or sublease, the unamortized (over the Term of the Lease) costs of any tenant improvements consented to by Landlord paid for by Tenant prior to such Transfer, one-half (1/2) of all such excess consideration due and payable to Tenant from said assignment or sublease to the extent said consideration exceeds the rent or a pro rata portion of the rent, in the event only a portion of the Premises is sublet or assigned.

14.                               RIGHT OF ENTRY AND QUIET ENJOYMENT.

14.1                        Right of Entry.

Landlord and its authorized representatives shall have the right to enter the Buildings at any time during the Term of this Lease during normal business hours when accompanied by a representative of Tenant and upon not less than twenty-four (24) hours prior notice, except in the case of emergency (in which event no notice and no accompaniment shall be required and entry may be made at any time), for the purpose of inspecting and determining the condition of the Buildings or for any other proper purpose including, without limitation, to make repairs, replacements or improvements which Landlord may be entitled to make hereunder, to show the Buildings to prospective purchasers, lenders and investors, to show the Buildings to prospective tenants (but only during the final eighteen (18) months of the Term of this Lease), and to post notices of nonresponsibility. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business, quiet enjoyment or other damage or loss to Tenant by reason of making any repairs or performing any work upon the Premises or by reason of erecting or maintaining any protective barricades in connection with any such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided, however, Landlord shall use its best reasonable efforts to minimize the inconvenience to Tenant’s normal business operations caused thereby.

14.2                        Quiet Enjoyment.

Landlord covenants that Tenant, upon paying the rent and performing its obligations hereunder and subject to all the terms and conditions of this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term of this Lease, or until this Lease is terminated as provided by this Lease.

15.                               CASUALTY AND TAKING.

15.1                        Damage or Destruction.

(a)                                 Termination Rights.

If the Buildings, or the Common Areas necessary for Tenant’s use and occupancy of the Premises, are damaged or destroyed in whole or in part under circumstances in which (i) repair and restoration is permitted under applicable governmental laws, regulations and building codes then in effect and (ii) repair and restoration reasonably can be completed within a period of one (1) year (or, in the case of an occurrence during the last year of the Term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then Landlord, as to the Buildings and Common Areas and the tenant improvements, shall commence and complete, with all due diligence and as promptly as is reasonably practicable under the conditions then existing, all such repair and restoration as may be required to return the affected portions of the Real Property to a condition comparable to that existing immediately prior to the occurrence. In the event of damage or destruction the repair of which is not permitted under applicable governmental laws, regulations and building codes then in effect, or if such damage or destruction (despite being repaired to the extent then permitted under applicable governmental laws, regulations and building codes) would materially impair Tenant’s ability to conduct its business in the Premises, then either party may terminate this Lease as of the date of the occurrence by giving written notice to the other within sixty (60) days after the date of the occurrence; if neither party timely elects such termination, or if such damage or destruction after being repaired would not materially impair Tenant’s ability to conduct its business in the Premises, then this Lease shall continue in full force and effect, except that there shall be an equitable adjustment in monthly

Minimum Rental and of Tenant’s Operating Cost Share, based upon the extent to which Tenant’s ability to conduct its business in the Premises is impaired, and Landlord shall restore the Common Areas and Building and tenant improvements to a complete architectural whole and to a functional condition. In the event of damage or destruction which cannot reasonably be repaired within one (1) year (or, in the case of an occurrence during the last twenty-four (24) months of the Term of this Lease, within a period of sixty (60) days) following the date of the occurrence, then either Landlord or Tenant, at its election, may terminate this Lease as of the date of the occurrence by giving written notice to the other within thirty (30) days after the date of the occurrence; if neither party timely elects such termination, then this Lease shall continue in full force and effect and Landlord shall repair and restore applicable portions of the Real Property in accordance with the first sentence of this Section 15. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Project with respect to termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

(b)                                 Limitations on Parties’ Obligations.

The obligations of Landlord pursuant to Section 15.1(a) are subject to the following limitations:

(i)                                             If the occurrence results from a peril which is required to be insured pursuant to Section 12.1(c) above, the obligations of Landlord shall not exceed the amount of insurance proceeds received from insurers (or, in the case of any failure to maintain required insurance, proceeds that reasonably would have been available if the required insurance had been maintained) by reason of such occurrence, plus the amount of the permitted deductible (provided that Landlord shall be obligated to use its best efforts to recover any available proceeds from the insurance which it is required to maintain pursuant to the provisions of Article 12, and, if such proceeds (including, in the case of a failure to maintain required insurance, any proceeds that reasonably would have been available) are insufficient, either party may terminate the Lease unless the other party promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii)                                          If the occurrence results from a peril which is not required to be insured pursuant to Article 12 above and is not actually insured, Landlord shall be required to repair and restore the Building and Common Areas and tenant improvements to the extent necessary for Tenant’s continued use and occupancy of the Buildings, provided that Landlord’s obligation to repair and restore shall not exceed an amount equal to ten percent (10%) of the replacement cost of the Building and Common Area improvements and ten percent (10%) of the replacement cost of the tenant improvements; if the cost to repair and restore exceeds such amount, then Landlord may terminate this Lease unless the Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall.

(c)                                  Entitlement to Insurance Proceeds.

If this Lease is terminated pursuant to the foregoing provisions of this Section 15.1 following an occurrence which is a peril actually insured or required to be insured against pursuant to Article 12, Landlord and Tenant agree (and any Lender shall be asked to agree) that such insurance proceeds, after repayment of the loan, shall be allocated between Landlord and Tenant in a manner which fairly and reasonably reflects their respective ownership rights under this Lease, as of the termination or expiration of the Term of this Lease, with respect to the improvements, fixtures, equipment and other items to which such insurance proceeds are attributable.

(d)                                 Abatement of Rent.

From and after the date of an occurrence resulting in damage to or destruction of the Buildings or of the Common Areas necessary for Tenants use and occupancy of the Buildings, and continuing until the earlier of the date repair and restoration thereof are completed or the date on which rental loss insurance payments cease, there shall be an equitable abatement of Minimum Rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Buildings is impaired.

15.2                        Condemnation.

(a)                                 Termination Rights.

If during the Term of this Lease the Real Property or Improvements or any substantial part of either, is taken by eminent domain or by reason of any public improvement or condemnation proceeding, or in any manner by exercise of the right of eminent domain (including any transfer in avoidance of an exercise of the power of eminent domain), then (i) this Lease shall terminate as to the entire affected Premises at Landlord’s election by written notice given to Tenant within sixty (60) days after the taking has occurred, and (ii) this Lease shall terminate as to the entire affected Premises at Tenant’s election, by written notice given to Landlord within thirty (30) days after the nature and extent of the taking have been finally determined, if the portion of the Premises taken is of such extent and nature as substantially to handicap, impede or permanently impair Tenant’s use of the balance of the Premises, and (iii) this Lease shall remain in full force and effect as to the remaining portion of the Premises. If Tenant elects to terminate this Lease, as to the affected Premises, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of Tenant’s election to terminate, except that this Lease shall terminate on the date of taking if such date falls on any date before the date of termination designated by Tenant. If neither party elects to terminate this Lease as hereinabove provided, this Lease shall continue in full force and effect (except that there shall be an equitable abatement of Minimum Rental and of Tenant’s Operating Cost Share of Operating Expenses based upon the degree to which Tenant’s ability to conduct its business in the Premises is impaired), Landlord shall restore the Building and Common Area and tenant improvements to a complete architectural whole and a functional condition and as nearly as reasonably possible to the condition existing before the taking. In connection with any such restoration, Landlord shall use its best efforts (including, without limitation, any necessary negotiation or intercession with its lender, if any) to ensure that any severance damages or other condemnation awards intended to provide compensation for rebuilding or restoration costs are promptly collected and made available to Tenant and Landlord subject only, to such payment controls as either party or its lender may reasonably require in order to ensure the proper application of such proceeds toward the restoration of the Improvements. Each party waives the provisions of Code of Civil

Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Buildings or Real Property.

(b)                                 Limitations on Parties’ Obligations.

The obligations of Landlord pursuant to Section 15.2(a) are subject to the following limitations:

(i)                                             Landlord’s obligation to repair and restore shall not exceed, net of any condemnation awards or other proceeds available for and allocable to such restoration as contemplated in Section 15.2(a), an amount equal to ten percent (10%) of the replacement cost of the Building and Common Area improvements and an amount equal to ten percent (10%) of the replacement cost of the tenant improvements; if the replacement cost exceeds such amount, then Landlord may terminate this Lease unless Tenant promptly elects and agrees, in writing, to contribute the amount of the shortfall; and

(ii)                                          If this Lease is terminated pursuant to the foregoing provisions of this Section 15.2, or if this Lease remains in effect but any condemnation awards or other proceeds become available as compensation for the loss or destruction of any of the Improvements, then Landlord and Tenant agree (and any Real Property lender shall be asked to agree) that such proceeds shall be allocated between Landlord and Tenant, respectively, in the respective proportions in which Landlord and Tenant would have shared, under Section 15.1(c), the proceeds of any insurance proceeds following loss or destruction of the applicable Improvements by an insured casualty.

15.3                        Reservation of Compensation.

Landlord reserves, and Tenant waives and assigns to Landlord, all rights to any award or compensation for damage to the Improvements and the Real Property, but not the leasehold estate created hereby, accruing by reason of any taking in any public improvement, condemnation or eminent domain proceeding or in any other manner by exercise of the right of eminent domain or of anything lawfully done by public authority, except that (a) Tenant shall be entitled to any and all compensation or damages expressly awarded to Tenant on account of Tenant’s loss of the leasehold estate and Tenant’s moving expenses, trade fixtures and equipment and any leasehold improvements installed by Tenant in the Buildings at its own sole expense, but only to the extent Tenant would have been entitled to remove such items at the expiration of the Term of this Lease and then only to the extent of the then remaining unamortized value of such improvements computed on a straight-line basis over the Term of this Lease, and (b) any condemnation awards or proceeds described in Section 15.2(b)(ii) shall be allocated and disbursed in accordance with the provisions of Section 15.2(b)(ii), notwithstanding any contrary provisions of this Section 15.3.

15.4                        Restoration of Improvements.

In connection with any repair or restoration of Improvements following a casualty or taking as hereinabove set forth, the party responsible for such repair or restoration shall, to the extent possible, return such Improvements to a condition substantially equal to that which existed immediately prior to the casualty or taking. To the extent such party wishes to make material modifications to such Improvements, such modifications shall be subject to the prior written approval of the other party (not to be unreasonably withheld, delayed or conditioned), except that no such approval shall be required for modifications that are required by applicable governmental authorities as a condition of the repair or restoration, unless such required modifications would substantially impair or impede Tenant’s conduct of its business in the Buildings (in which case any such modifications in the Building shall require Tenant’s consent, not unreasonably withheld, delayed or conditioned) or would materially affect the exterior appearance, the structural integrity or the mechanical or other operating systems of the Buildings (in which case any such modifications shall require Tenant’s consent, not to be unreasonably withheld, delayed or conditioned).

16.                               DEFAULT.

16.1                        Events of Default.

The occurrence of any of the following shall constitute an event of default on the part of Tenant:

(a)                                 Nonpayment.

Failure to pay, when due, any amount payable to Landlord hereunder, such failure continuing for a period of five (5) business days after written notice of such failure;

(b)                                 Other Obligations.

Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsection (a) hereof, such failure continuing for thirty (30) days after written notice of such failure; provided, however, that if such failure is curable in nature but cannot reasonably be cured within such 30-day period, then Tenant shall not be in default if, and so long as, Tenant promptly (and in all events within such 30-day period) commences such cure and thereafter diligently pursues such cure to completion; and provided further, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 et seq., as amended from time to time. Notwithstanding the foregoing, if any such failure on the part of Tenant affects or threatens to affect the health or safety of others, or would result in the destruction of property, Tenant shall immediately begin to cure and shall use its diligent and best efforts in pursuing said cure to completion (it being understood and agreed that Landlord shall not be entitled to exercise any remedy to terminate this Lease unless and until such failure shall have continued for thirty (30) days after written notice of such failure);

(c)                                  General Assignment.

A general assignment by Tenant for the benefit of creditors;

(d)                                 Bankruptcy.

The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease. Specifically, but without limiting the generality of the foregoing, such adequate assurances must include assurances that the Buildings continue to be operated only for the use permitted hereunder. The provisions hereof are to assure that the basic understandings between Landlord and Tenant with respect to Tenant’s use of the Premises and the benefits to Landlord therefrom are preserved, consistent with the purpose and intent of applicable bankruptcy laws;

(e)                                  Receivership.

The employment of a receiver appointed by court order to take possession of substantially all of Tenants assets or its interest in the Buildings, if such receivership remains undissolved for a period of sixty (60) days;

(f)                                   Attachment.

The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or its interest in the Buildings, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof; or

(g)                                  Insolvency.

The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

16.2                        Remedies Upon Tenant’s Default.

(a)                                 Re-entry; Termination.

Upon the occurrence of any event of default described in Section 16.1 hereof, Landlord, in addition to and without prejudice to any other rights or remedies it may have, shall have the immediate right to re-enter the Buildings or any part thereof and repossess the same, expelling and removing therefrom all persons and property (which property may be stored in a public warehouse or elsewhere at the cost and risk of and for the account of Tenant). In addition to or in lieu of such re-entry, and without prejudice to any other rights or remedies it may have, Landlord shall have the right either (i) to terminate this Lease and recover from Tenant all damages incurred by Landlord as a result of Tenant’s default, as hereinafter provided, or (ii) to continue this Lease in effect and recover rent and other charges and amounts as they become due.

(b)                                 Continuation of Lease.

Even if Tenant has breached this Lease and abandoned the Buildings, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a lessor under California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations), or any successor Code section. Acts of maintenance, preservation or efforts to relet the Buildings or the appointment of a receiver upon application of Landlord to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession.

(c)                                  Remedies.

If Landlord terminates this Lease pursuant to this Section 16.2, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor Code section, which remedies include Landlord’s right to recover from Tenant (i) the worth at the time of award of the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent and additional rent and Tenant’s Operating Cost Share of Operating Expense for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and (iv) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Buildings, expenses of reletting, including necessary repair, renovation and alteration of the Buildings, reasonable attorneys’ fees, and other reasonable costs. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at twelve percent (12%) per annum from the date such amounts accrued to Landlord. The “worth at the time of award” of the amounts referred to in clause (iii) above shall be computed by discounting such amount at one percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

16.3                        Remedies Cumulative.

All rights, privileges and elections or remedies of Landlord contained in this Article 16 are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

16.4                        Landlord’s Default.

Landlord shall not be deemed to be in default of this Lease unless Landlord fails within a reasonable time (or the time specified herein, if applicable) to perform an obligation required to be performed by it. Tenant agrees to give Landlord and any lender designated by Landlord notice of any Landlord default, and a reasonable opportunity to cure such default.

17.                               SUBORDINATION, ATTORNMENT AND SALE.

17.1                        Subordination to Mortgage.

This Lease, and any sublease entered into by Tenant under the provisions of this Lease, shall be subject and subordinate to any ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security now or hereafter placed upon the Buildings, the Real Property, or any of them, and the rights of any assignee of Landlord or of any ground lessor, mortgagee, trustee, beneficiary or leaseback lessor under any of the foregoing, and to any and all advances made on the security thereof and to ail renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that such subordination in the case of any future ground lease, mortgage, deed of trust, sale/leaseback transaction or any other hypothecation for security placed upon the Buildings, the Real Property, or any of them shall be conditioned on Tenant’s receipt from the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant (i) confirming that so long as Tenant is not in material default hereunder beyond any applicable cure period (for which purpose the occurrence of any event of default under Section 16.1 hereof shall be deemed to be “material”), Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. Tenant agrees to execute such other commercially reasonable documentation as may be required by an institutional lender to evidence such subordination and to attorn to any such ground lessor, mortgagee, trustee, beneficiary or leaseback lessor in the event such party succeeds to Landlord’s interest hereunder and agrees to recognize this Lease. Moreover, Tenant’s obligations under this Lease shall be conditioned on Tenant’s receipt within thirty (30) days after mutual execution of this Lease, from any existing ground lessor, mortgagee, trustee, beneficiary or leaseback lessor currently owning or holding a security interest in the Real Property, of a Non-Disturbance Agreement in a form reasonably acceptable to Tenant confirming (i) that so long as Tenant is not in material default hereunder beyond any applicable cure period. Tenant’s rights hereunder shall not be disturbed by such person or entity and (ii) agreeing that the benefit of such Non-Disturbance Agreement shall be transferable to any transferee under a Permitted Transfer and to any other assignee or subtenant that is acceptable to the ground lessor, mortgagee, trustee, beneficiary or leaseback lessor at the time of transfer. If any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee elects in writing to have this Lease be an encumbrance upon the Real Property prior to the lien of its mortgage, deed of trust, ground lease or leaseback lease or other security arrangement and gives notice thereof to Tenant, this Lease shall be deemed prior thereto, whether this Lease is dated prior or subsequent to the date thereof or the date of recording thereof. Tenant, and any sublessee, shall execute such documents as may reasonably be requested by any mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or assignee to evidence the subordination herein set forth, subject to the conditions set forth above, or to make this Lease prior to the lien of any mortgage, deed of trust, ground lease, leaseback lease or other security arrangement, as the case may be. Upon any default by Landlord in the performance of its obligations under any mortgage, deed of trust, ground lease, leaseback lease or assignment, Tenant (and any sublessee) shall, notwithstanding any subordination hereunder, attorn to the mortgagee, trustee, beneficiary, ground lessor, leaseback lessor or assignee thereunder upon demand and become the tenant of the successor in interest to Landlord, at the option of such successor in interest, and shall execute and deliver any instrument or instruments confirming the attornment herein provided for.

17.2                        Sale of Landlord’s Interest.

Upon sale, transfer or assignment of Landlord’s entire interest in the Buildings and the Real Property, Landlord shall be relieved of its obligations hereunder with respect to liabilities accruing from and after the date of such sale, transfer or assignment.

17.3                        Estoppel Certificates.

Tenant or Landlord (the “Responding Party”) as applicable, shall at any time and from time to time, within ten (10) days after written request by the other party (the “Requesting Party”), execute, acknowledge and deliver to the Requesting Party a certificate in writing stating: (i) that this Lease is unmodified and in full force and effect, or if there have been any modifications, that this Lease is in full force and effect as modified and stating the date and the nature of each modification; (ii) the date to which rental and all other sums payable hereunder have been paid; (iii) that the Requesting Party is not in default in the performance of any of its obligations under this Lease, that the certifying party has given no notice of default to the Requesting Party and that no event has occurred which, but for the expiration of the applicable time period, would constitute an event of default hereunder, or if the responding party alleges that any such default, notice or event has occurred, specifying the same in reasonable detail; and (iv) such other matters as may reasonably be requested by the Requesting Party or by any institutional lender, mortgagee, trustee, beneficiary, ground lessor, sale/leaseback lessor or prospective purchaser of the Real Property, or prospective sublessee or assignee of this Lease. Any such certificate provided under this Section 17.3 may be relied upon by any lender, mortgagee, trustee, beneficiary, assignee or successor in interest to the Requesting Party, by any prospective purchaser, by any purchaser on foreclosure or sale, by any grantee under a deed in lieu of foreclosure of any mortgage or deed of trust on the Real Property, by any subtenant or assignee, or by any other third party. Failure to execute and return within the required time any estoppel certificate requested hereunder, if such failure continues for five (5) days after a second written request by the Requesting Party for such estoppel certificate, shall be deemed to be an admission of the truth of the matters set forth in the form of certificate submitted to the Responding Party for execution.

18.                               SECURITY.

18.1                                 Deposit.

Upon execution of the original Lease, Tenant deposited with Landlord the sum of $5,500,000. In lieu of a cash security deposit, Tenant elected to provide one or more irrevocable letters of credit, payable to Landlord, as a security deposit. Upon the execution of this Lease, the amount of such deposit shall be reduced to $1,375,000. At Tenant’s election, in lieu of a cash security deposit, Tenant may continue to provide one or more irrevocable letters of credit in amounts described above, payable to Landlord, and issued by an institution and in form reasonably satisfactory to Landlord. Such sums or the Letter of Credit (individually and collectively, the “Security Deposit”) shall be held by Landlord as security for the faithful performance of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof; provided that if at any time Tenant shall have maintained an investment grade credit rating of BBB or better by Standard and Poors for a consecutive twelve month period, Landlord shall return the Security Deposit to Tenant. Upon the execution of this Lease, Landlord shall promptly obtain the release of any Letters of Credit pledged as permitted in Section 18.2 below which exceed the amounts indicated above and shall return such Letters of Credit to Tenant. Upon such release and return, Tenant shall cause to be issued and delivered a substitute letter of credit in the amount of the required security deposit. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of rental and other sums due hereunder, Landlord shall have the right, but shall not be required, to use, apply or retain all or any part of the Security Deposit for the payment of rental, unreimbursed Operating Expenses or any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. Landlord may also apply the Security Deposit toward costs incurred to repair damages to the Premises or to clean and bring the Premises to good order, condition and repair during its Lease Term and upon expiration or sooner termination of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall be required to keep any deposit under this Section separate from Landlord’s general funds in an interest bearing account reasonably acceptable to Tenant, and Tenant shall be entitled to the interest thereon, to be paid to Tenant when and if the Security Deposit is refundable to Tenant. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, together with all accrued interest, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, at the expiration of the Term of this Lease and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer all deposits then held by Landlord under this Section to Landlord’s successor in interest, whereupon Tenant agrees to release Landlord from all liability for the return of such deposit or the accounting thereof.

18.2                        Pledge of Security Deposit.

The Security Deposit may be pledged by Landlord as additional collateral to any lender having a security interest in the Real Property. The lender may use, apply or retain all or any part of the Security Deposit for the payment of Building Costs, but only in the event that lender shall have notified Landlord and Tenant that such Building Costs remain unpaid and the parties shall have failed within thirty (30) days following receipt of such notice to cure such nonpayment. For purposes of this Section, “Building Cost(s)” shall mean any and all costs actually incurred in constructing the Building, Common Area and the related site improvements including, but not limited to, costs for demolition, grading, utility fees, architectural and engineering fees, permits, surveys, appraisals, insurance, legal and accounting fees, development overhead, construction management, blueprinting, equity fees, construction lender, permanent lender and mortgage banker fees, interest carry, site improvements, off-site improvements and tenant improvements. If any portion of the Security Deposit is so applied, upon the Phase 1 Rent Commencement Date, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall constitute a material breach of this Lease.

19.                               MISCELLANEOUS.

19.1                                  Notices.

All notices, consents, waivers and other communications which this Lease requires or permits either party to give to the other shall be in writing and shall be deemed given when delivered personally (including delivery by private courier or express delivery service) or three (3) days after deposit in the United States mail, registered or certified mail, postage prepaid, assessed to the parties at their respective addresses as follows:

To Tenant:	150 Industrial Road
San Carlos, CA 94070
Attn: Ajay Bansal, Chief Financial Officer

with a copy to:	150 Industrial Road
San Carlos, CA 94070
Attn: Paula Kasler, Esq.

and with a copy to:	Greenberg Traurig LLP
Attn: Toni Wise, Esq.
2000 University Avenue
East Palo Alto, CA 94303
Attn: Toni P. Wise, Esq.

To Landlord:	Inhale 201 Industrial Road L.P.
c/o Bernardo Property Advisors, Inc.
17140 Bernardo Center Dr., Suite 195
San Diego, CA 92128
Attn: Alan D. Gold

with a copy to:	Seltzer Caplan McMahon Vitek
2100 Symphony Towers
750 B Street
San Diego, CA 92101
Attn: David J. Dome, Esq.

or to such other address as may be contained in a notice at least fifteen (15) days prior to the address change from either party to the other given pursuant to this Section. Rental payments and other sums required by this Lease to be paid by Tenant shall be delivered to Landlord at Landlord’s address provided in this Section, or to such other address as Landlord may from time to time specify in writing to Tenant, and shall be deemed to be paid only upon actual receipt.

19.2                        Successors and Assigns.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive Landlord under this Lease shall be liable only for obligations accruing during the period of its ownership of the Real Property, and any liability for obligations accruing after termination of such ownership shall terminate as of the date of such termination of ownership and shall pass to the successor lessor.

19.3                        No Waiver.

The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease shall not be deemed a waiver of such violation, or prevent a subsequent act which would originally have constituted a violation from having all the force and effect of an original violation.

19.4                        Severability.

If any provision of this Lease or the application thereof is held to be invalid or unenforceable, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each of the provisions of this Lease shall be valid and enforceable, unless enforcement of this Lease as so invalidated would be unreasonable or grossly inequitable under all the circumstances or would materially frustrate the purposes of this Lease.

19.5                        Litigation Between Parties.

In the event of any litigation or other dispute resolution proceedings between the parties hereto arising out of or in connection with this Lease, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable accountants’ fees and attorneys’ fees, incurred in connection with such proceedings (including, but not limited to, any appellate proceedings relating thereto) or in connection with the enforcement of any judgment or award rendered in such proceedings. “Prevailing Party” within the meaning of this Section shall include, without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

19.6                        Surrender.

A voluntary or other surrender of this Lease by Tenant, or a mutual termination thereof between Landlord and Tenant, shall not result in a merger but shall, at the option of Landlord, operate either as an assignment to Landlord of any and all existing subleases and subtenancies, or a termination of all or any existing subleases and subtenancies. This provision shall be contained in any and all assignments or subleases made pursuant to this Lease.

19.7                        Interpretation.

The provisions of this Lease shall be construed as a whole, according to their common meaning, and not strictly for or against Landlord or Tenant. The captions preceding the text of each Section and subsection hereof are included only for convenience of reference and shall be disregarded in the construction or interpretation of this Lease.

19.8                     Entire Agreement.

This written Lease, together with the exhibits hereto, and that certain Redemption Agreement dated as of June 22, 2004, contains all the representations and the entire understanding between the parties hereto with respect to the subject matter hereof and replaces any prior agreements, including the prior lease, and any prior correspondence, memoranda or agreements. This Lease may be modified only by an agreement in writing signed by each of the parties.

19.9                        Governing Law.

This Lease and all exhibits hereto shall be construed and interpreted in accordance with and be governed by all the provisions of the laws of the State of California.

19.10                 No Partnership.

The relationship created by this lease between Landlord and Tenant is solely that of a lessor and lessee. Nothing contained in this Lease shall be construed as creating any type or manner of partnership, joint venture or joint enterprise with or between Landlord and Tenant. Neither party is the agent or representative of the other.

19.11           Financial Information.

From time to time Tenant shall promptly provide directly to prospective lenders and purchasers of the Real Property designated by Landlord such financial information pertaining to the financial status of Tenant as Landlord may reasonably request; provided, Tenant shall be permitted to provide such financial information in a manner which Tenant deems reasonably necessary to protect the confidentiality of such information. In addition, from time to time, Tenant shall provide Landlord with such financial information pertaining to the financial status of Tenant as Landlord may reasonably request. Landlord agrees that all financial information supplied to Landlord by Tenant shall be treated as confidential material, and shall not be disseminated to any party or entity (including any entity affiliated with Landlord) without Tenant’s prior written consent, except that Landlord shall be entitled to provide such information, subject to reasonable precautions to protect the confidential nature thereof, (i) to Landlord’s partners and professional advisors, solely to use in connection with Landlord’s execution and enforcement of this Lease, and (ii) to prospective lenders and/or purchasers of the Real Property, solely for use in connection with their bona fide consideration of a proposed financing or purchase of the Real Property, provided that such prospective lenders and/or purchasers are not then engaged in businesses directly competitive with the business then being conducted by Tenant. For purposes of this Section, without limiting the generality of the obligations provided herein, it shall be deemed reasonable for Landlord to request copies of Tenant’s most recent audited annual financial statements, or, if audited statements have not been prepared, unaudited financial statements for Tenant’s most recent fiscal year, accompanied by a certificate of Tenant’s chief financial officer that such financial statements fairly present Tenant’s financial condition as of the date(s) indicated. Notwithstanding any other provisions of this Section 19.11, during any period in which Tenant has outstanding a class of publicly traded securities and is filing with the Securities and Exchange Commission, on a regular basis, Forms 10Q and 10K and any other periodic filings required under the Securities Exchange Act of 1934, as amended, it shall constitute sufficient compliance under this Section 19.11 for Tenant to furnish Landlord with copies of such periodic filings substantially concurrently with the filing thereof with the Securities and Exchange Commission.

Landlord and Tenant recognize the need of Tenant to maintain the confidentiality of information regarding its financial status and the need of Landlord to be informed of, and to provide to prospective lenders and purchasers of the Real Property financial information pertaining to, Tenant’s financial status. Landlord and Tenant agree to cooperate with each other in achieving these needs within the context of the obligations set forth in this Section.

19.12                 Costs.

Notwithstanding anything to the contrary contained in this Lease, if Tenant requests the consent of Landlord under any provision of this Lease for any act that Tenant proposes to do hereunder, including, without limitation, assignment or subletting of the Buildings or any portion thereof, Tenant shall, as a condition to doing any such act and the receipt of such consent, reimburse Landlord promptly for any and all reasonable costs and expenses incurred by Landlord in connection therewith (including, without limitation, reasonable attorneys’ fees) up to a maximum of $1,000 per request.

19.13                 Time.

Time is of the essence of this Lease, and of every term and condition hereof

19.14                 Brokers.

Each party represents and warrants that no other broker participated in the consummation of this Amended and Restated Lease and agrees to indemnify, defend and hold the other party harmless against any liability, cost or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claims for brokerage commissions or other similar compensation in connection with any conversations, prior negotiations or other dealings by the indemnifying party with any other person making such claim.

19.15                 Memorandum of Lease.

At any time during the Term of this Lease, either party, at its sole expense, shall be entitled to record a memorandum of this Lease and, if either party so elects, both parties agree to cooperate in the preparation, execution, acknowledgement and recordation of such document in reasonable form.

19.16                 Corporate Authority.

Each person signing this Lease on behalf of Tenant or Landlord warrants that he or she is fully authorized to do so and, by so doing, to bind the entity on whose behalf he or she is signing.

19.17                 Execution and Delivery.

This Lease may be executed in one or more counterparts and by separate parties on separate counterparts, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

19.18                 Survival.

Without limiting survival, provisions which would otherwise be implied or construed under applicable law, the provisions of Sections 2.5, 7.4, 9.2, 9.3, 9.4, 11.4, 12.10, 12.11, 19.5 and 19.11 hereof shall survive the termination of this Lease with respect to matters occurring prior to the expiration of this Lease.

19.19                 Waiver of Jury Trial.

The parties hereto shall, and they hereby do, waive trial by jury in any action or proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease.

19.20                 Exclusivity.

Landlord agrees that it shall not, during the Term of this Lease or any period during which Tenant occupies all or any portion of the Premises, lease or allow the use or occupancy of any portion of the Premises or the Buildings to or by any party which is a competitor of Tenant.

19.21                 Tenant’s Remedies.

Except to the extent expressly provided herein, no event or occurrence during the Lease Term is intended to allow Tenant the right to surrender or terminate this Lease or to relieve Tenant from any of its obligations hereunder, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise (except for rights conferred herein) to surrender or terminate this Lease or to claim any abatement or suspension of Rent or other sums payable hereunder.

19.22                 Security Measures.

Tenant acknowledges that the Rent payable to Landlord hereunder does not and will not include the cost of guard service or other security services and that Landlord shall have no obligation whatsoever to provide same. Tenant agrees that Landlord shall have no responsibility for the protection of the Premises, Tenant, its agents and invitees or their property from the acts of third parties.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”	“Tenant”

Inhale 201 Industrial Road, L.P.,	Nektar Therapeutics (fka Inhale
a California limited partnership	Therapeutic Systems, Inc.),
a Delaware corporation

By SciMed Prop III, a California corporation,	By:
its General Partner	Name:
Its:

By:	By:	/s/ Ajay Bansal
Name:	Name:	Ajay Bansal
Its:	Its:	CFO

By:	By:	/s/ Ajit Gill
Name:	Name:	Ajit Gill
Its:	Its:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first set forth above.

“Landlord”		“Tenant”

Inhale 201 Industrial Road, L.P.,		Nektar Therapeutics (fka Inhale
a California limited partnership		Therapeutic Systems, Inc.),
a Delaware corporation

By SciMed Prop III, a California corporation,		By:
its General Partner		Name:
Its:

By:	/s/ Gary A. Kreitzer	By:
Name:	Gary A. Kreitzer	Name:
Its:	E.V.P.	Its:

By:	/s/ John Wilson	By:
Name:	John Wilson	Name:
Its:	CFO	Its:

EXHIBITS

Exhibit A	Real Property Description

Exhibit B	Site Plan

Exhibit C	Work Letter

EXHIBIT A

REAL PROPERTY LEGAL DESCRIPTION

All that certain real property in the State of California, County of San Mateo, City of San Carlos more particularly described as follows:

ALL LANDS LYING WITHIN THE EXTERIOR BOUNDARIES OF THAT MAP ENTITLED “REVERSION TO ACREAGE OF THE LANDS OF ARNDT ELECTRONICS LYING WITHIN THE COUNTY OF SAN MATEO, BEING PARCELS 1, 2, 3 AND 4 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN VOLUME 51 OF PARCEL MAPS AT PAGE 71 RECORDS OF SAN MATEO,” FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON OCTOBER 6, 1986 IN VOLUME 58 OF PARCEL MAPS AT PAGE 13.

ASSESSOR’S PARCEL NOS. 046-020-370	JOINT PLANT NOS.	046-002-020-22A
046-020-380		046-002-020-22-01A
046-002-020-22-02A
046-002-020-22-03A
046-002-020-23A
046-002-020-23-01A

EXHIBIT B

SITE PLAN

(attached)

EXHIBIT C

Work Letter

WORK LETTER

This Work Letter (“Work Letter”) constitutes part of the Amended and Restated Build-to-Suit Lease dated as of August 17, 2004 (the “Lease”) between Inhale 201 Industrial Road L.P., a California Limited Partnership (“Landlord”) and Nektar Therapeutics (fka Inhale Therapeutic Systems, Inc.), a Delaware corporation (“Tenant”). The terms of this Work Letter are incorporated in the Lease for all purposes.

RECITALS

WHEREAS Landlord and Tenant have agreed in the Lease that Landlord shall provide a $100 per Usable Square Foot allowance for the construction of Tenant Improvements to Phase 2A (the “Phase 2A Allowance”); and

WHEREAS Landlord and Tenant agree that it would be in their respective best interests for the Landlord now to construct improvements to Phase 2A which would facilitate the subleasing of Phase 2A;

WHEREAS Landlord and Tenant agree that a portion of the Phase 2A Allowance should, be used to construct the Initial Phase 2A Improvements (defined below) and the balance of the Phase 2A Allowance be reserved for future improvements to Phase 2A.

AGREEMENT

NOW THEREFORE, the parties have entered into this Work Letter to augment and supplement the Lease as follows:

1.         Defined Terms.

(a)              Approved Plans. Plans and specifications to be prepared by the Architect for improvements within Phase 2A as approved by both Landlord and Tenant pursuant to Section 2(a) below, as modified to obtain Building Permits.

(b)              Architect. [To be determined]

(c)               Building Permits. The permits and approvals required to construct the Initial Phase 2A Improvements substantially in compliance with the Approved Plans, obtained pursuant to Section 2(b) below.

(d)              Completion. Construction of the Initial Phase 2A Improvements shall be deemed completed for purposes of this Work Letter upon the issuance of a written certificate signed by the Architect certifying that the Initial Phase 2A Improvements have been constructed (except for Punch List Work) in good and workman like condition, in compliance with the Approved Plans and Building Permits, and all required governmental inspections thereof have been passed.

(e)               Initial Phase 2A Improvements. The tenant improvements and other improvements within Phase 2A, shown on the Approved Plans, to be constructed within Phase 2A pursuant to the Lease and this Work Letter, to facilitate the subleasing of Phase 2 A..

(f)               Phase 2A. That portion of the Property defined as Phase 2A in the Lease.

(g)               Punch List Work. Minor corrections of construction and minor mechanical adjustments required to cause any applicable portion of the Initial Phase 2A Improvements as constructed to conform to the Approved Plans and Building Permits in all material respects. Landlord shall develop the Punch List following inspection of the Initial Phase 2A Improvements in consultation with the Architect.

2.         Plans and Construction.

Landlord and Tenant shall comply with the procedures set forth in this Section 2 in preparing, delivering and approving matters relating to the Initial Phase 2A Improvements.

(a)              Architect shall develop the scope, plans and specifications for the Initial Phase 2A Improvements, subject to the supervision of Landlord and the approval of the Tenant, which shall not be unreasonably withheld or delayed.

(b)              The Approved Plans shall be submitted to the City of San Carlos for approval and issuance of Building Permits.

(c)               Landlord shall diligently construct and complete the Initial Phase 2A Improvements substantially in accordance with the Approved Plans and Building Permits. Such construction shall occur in a neat and workmanlike manner and shall materially conform to all applicable governmental codes, laws and regulations in force at the time such work is completed.

(d)              Landlord shall spend out of the Phase 2 Allowance not less than $70.00 per Usable Square Foot within Phase 2A, for the Initial Phase 2A Improvements.

3.         Deadlines; Completion.

(a)              Landlord shall use reasonable commercial efforts to cause construction of the Improvements to be Complete within twelve (12) months of the date of execution of the Lease.

(b)              The deadline in Section 3(a) above shall be extended:

(i)            One (1) day for each one (1) day beyond ninety (90) days from the date of submission of Approved Plans to the City of San Carlos, until the issuance of Building Permits;

(ii)           One (1) day for each one (1) day delay resulting from acts of God, acts of public agencies, labor disputes, fires, freight embargoes, inability to obtain supplies,

2

materials, fuels or permits, or other causes or contingencies beyond the reasonable control of Landlord, without duplication for delays in Section 3(b)(i).

(c)           Landlord shall pay Tenant the sum of One Thousand Dollars ($1,000) per day as liquidated damages for each day beyond the date specified in Section 3(a) above (subject to adjustment as provided in Section 3(b) above) until the Improvements are Complete. THE PARTIES TO THIS AGREEMENT HAVE, PRIOR TO THE EXECUTION HEREOF, CONTEMPLATED THE DAMAGES WHICH WILL BE SUFFERED IN THE EVENT OF A FAILURE BY LANDLORD TO PERFORM ITS OBLIGATIONS UNDER SECTION 3(a) ABOVE (SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 3(b) ABOVE). BECAUSE OF THE UNPREDICTABLE STATE OF THE ECONOMY, AND THE DIFFICULTY IN PREDICTING THE ACTUAL DAMAGES RESULTING FROM A DELAY IN THE COMPLETION OF THE CONSTRUCTION OF THE IMPROVEMENTS, THE POTENTIAL SHIFTS IN THE MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND A VARIETY OF OTHER FACTORS WHICH AFFECT THE VALUE AND MARKETABILITY OF PHASE 2A, THE PARTIES RECOGNIZE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN PRIOR TO THE EXECUTION OF THIS AGREE-MENT WITHIN ANY DEGREE OF CERTAINTY THE AMOUNT OF DAMAGES WHICH WOULD BE SUFFERED IN THE EVENT OF SUCH A DELAY. ACCORDINGLY, BY INITIALLING BELOW THE PARTIES AGREE THAT TENANT SHALL BE ENTITLED TO LIQUIDATED DAMAGES AS SPECIFIED IN THIS SECTION 3(c). THE PARTIES ACKNOWLEDGE AND AGREE THAT (i) THIS PROVISION SHALL BE VALID AND ENFORCEABLE PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671; (ii) THIS PROVISION IS REASONABLE UNDER THE CIRCUMSTANCES EXIST-ING AT THE TIME OF EXECUTION OF THIS AGREEMENT; AND (iii) HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO DISPUTE THE REASONABLENESS OF THIS PROVISION.

/s/ [ILLEGIBLE]	/s/ Ajay Bansal [ILLEGIBLE]
LANDLORD	TENANT

4.             Costs of Construction.

Except as otherwise agreed between Landlord and Tenant, the cost of construction of the Improvements shall be borne by the Landlord as its sole cost and expense, including any costs or cost increases incurred as a result of delays, governmental requirements or unanticipated conditions.

5.             No Agency.

Nothing in this Work Letter shall make or constitute either Landlord or Tenant as the agent of the other.

6.             Merger.

All understandings and agreements, oral and written, theretofore made between the parties hereto and relating to the matters covered herein are merged in this Work Letter, which,

3

along with the Lease and its exhibits, the Redemption Agreement and the documents referenced therein and contemplated thereby, fully and completely expresses the agreement between the Landlord and Tenant with regard to the matters set forth in this Work Letter.

7.             Subject to Lease.

This Work Letter is subject in all respects to the terms and conditions of the Lease.

In witness whereof, the parties have executed this Work Letter concurrently with and as of the date of the Lease.

Landlord			Tenant

INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership			NEKTAR THERAPEUTICS, a Delaware corporation

By:	SciMed Prop III, Inc., a California		By:	/s/ Ajay Bansal
	corporation		Name:	Ajay Bansal
			Title:	CFO
	By:	/s/ Alan D. Gold
	Name:	Alan D. Gold	By:	/s/ Ajit Gill
	Title:	Pres.	Name:
Title:
	By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	E.V.P.

4

CONSENT OF PARTNERS

THIS CONSENT OF PARTNERS (this “Consent”) of INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership (the “Partnership”) is entered into by and between NEKTAR THERAPEUTICS (FORMERLY KNOWN AS INHALE THERAPEUTIC SYSTEMS, INC.), a Delaware corporation (“Nektar”), SCIMED PROP III, INC., a California corporation (“General Partner”), 201 INDUSTRIAL PARTNERSHIP, a California general partnership (“201 Limited Partner”) with reference to the following facts:

RECITALS

A.            Nektar, Partnership and Bernardo Property Advisors, Inc., a California corporation, entered into an Agreement for the Contribution of 201 Industrial Road Project as of September 14, 2000, which provided for, among other things, (i) the contribution of certain real property, commonly known as 201 Industrial Road, San Carlos, California, by Nektar to the Partnership in return for Nektar receiving a 49.0% limited partnership interest in the Partnership, and (ii) Partnership, as “Landlord,” and Nektar, as “Tenant,” entering into a Build-to-Suit Lease Agreement for the Real Property

B.            General Partner is currently the sole general partner of the Partnership and 201 Limited Partner and Nektar are the sole limited partners of the Partnership.

C.            Pursuant to separate documents, General Partner intends to assign its general partnership interest in the Partnership to BioMed Realty, L.P., a Maryland limited partnership.

D.            Pursuant to the Redemption Agreement dated effective June 23, 2004 by and among Partnership, Nektar, General Partner and 201 Limited Partner, the parties have agreed to the redemption of all of Nektar’s limited partnership interest in the Partnership.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth herein, and other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.             Consent of Nektar to General Partner Transfer. Nektar hereby consents to the transfer of the General Partner’s interest in the Partnership as set forth in Recital C above, and Nektar hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

2.             Consent of General Partner to Nektar Transfer. General Partner hereby consents to the redemption and transfer of Nektar’s interest in the Partnership as set forth in Recital D above, and General Partner hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

3.             Consent of 201 Limited Partner to Nektar Transfer. 201 Limited Partner hereby consents to the redemption and transfer of Nektar’s interest in the Partnership as set forth in Recital D above, and 201 Limited Partner hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

4.             Consent of 201 Limited Partner of General Partner Transfer. 201 Limited Partner hereby consents to the redemption and transfer of General Partner’s interest in the Partnership as set forth in Recital C above, and 201 Limited Partner hereby waives any rights it may have, including rights of first refusal, arising from such transfer, notwithstanding any contrary provisions contained in the partnership agreement of the Partnership, or otherwise.

5.             Effective Date. This Consent shall be effective as of August 17, 2004.

GENERAL PARTNER:	SCIMED PROP III, Inc., a California corporation

		By:	/s/ Alan D. Gold
		Name:	Alan D. Gold
		Title:	Pres

		By:	/s/ Gary A. Kreitzer
		Name:	Gary A. Kreitzer
		Title:	E.V.P.

201 LIMITED PARTNER	201 INDUSTRIAL PARTNERSHIP, a California general partnership

	By:	/s/ Alan D. Gold
	Name:	Alan D. Gold
	Title:	Partner

	By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	Partner

2

NEKTAR:	NEKTAR THERAPEUTICS (formerly known as Inhale Therapeutic Systems, Inc.), a Delaware corporation

	By:	/s/ Ajay Bansal
	Name:	Ajay Bansal
	Title:	CFO

	By:	/s/ Ajit Gill
Name:
Title:

3

AMENDMENT TO

AMENDED AND RESTATED BUILT-TO-SUIT LEASE

THIS AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE (the “Amendment”) is made effective as of January 11, 2005 by and between BMR-201 Industrial Road LLC, a Delaware limited liability company (formerly known as Inhale 201 Industrial Road, L.P., the “Landlord”) and Nektar Therapeutics, a Delaware corporation (formerly known as Inhale Therapeutic Systems, Inc., the “Tenant”).

RECITALS

A.            Landlord and Tenant have entered in that certain Amended and Restated Built-To-Suit Lease dated August 17, 2004 (the “Lease”), of that certain real property located at 201 Industrial Road, San Carlos, California, including: (i) the second floor, the third floor and the fourth floor of Building 1 (collectively, “Phase 1”), and (ii) 45,574 rentable square feet located on the third floor of Building 2 (“Phase 2A” and, together with the Phase 1, the “Leased Premises”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Lease.

B.            Tenant no longer wishes to occupy Phase 2A. Landlord is willing to enter into a Lease with Nuvelo, Inc., a Delaware corporation (“Nuvelo”) (the “Nuvelo Lease”) to lease Phase 2A to Nuvelo.

C.            Landlord and Tenant now wish to amend this Lease to, among other things, terminate Tenant’s lease of Phase 2A to allow Landlord to enter into a new lease with Nuvelo, all as and to the extent more particularly set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1.             Recital D. The following defined terms are added to Recital D of the Lease:

“Nuvelo: shall mean Nuvelo, Inc., a Delaware corporation.”

“Nuvelo Rent Commencement Date: shall mean the date the Nuvelo is required to commence paying rent under the Nuvelo Lease or October 1, 2005, whichever is sooner.”

“Nuvelo Effective Date: shall mean the date that the Nuvelo Lease is executed and is in full force and effect, which the parties agree shall be January 2005.”

“Nuvelo Lease: shall mean that certain Lease dated as of January 2005 between Nuvelo and Landlord, pursuant to which Nuvelo is leasing Phase 2A.”

2.             Amendment to Section 1.1(a). Section 1.1(a), excluding Section 1.1(a)(i)-1.1(a)(x) of the Lease is hereby amended and restated in its entirety as follows:

“(a)         Subject to the Parking Lease dated as of September 14, 2000 (the “Parking Lease”) by and between Landlord and Tenant, Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions hereinafter set forth, Phase 1A, Phase 1B, and Phase 2A (all as defined below and referred to collectively herein as the “Premises”). As of the effective date of this Amendment, all of Tenant’s rights and obligations to Phase 2A shall expire and the Premises shall consist of Phase 1A and Phase 1B only. The Premises, together with Phase 2B, were constructed by Landlord; and are located in two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area for office and laboratory research and development and two lower stories primarily of parking (collectively, the “Buildings” and each a “Building”). The Buildings were constructed on the Real Property in connection with the Project.”

3.             Amendment to Section 3.1(c)(ii). Section 3.1(c)(ii) of the Lease is hereby amended and restated in its entirety as follows:

“(ii)            Phase 2A. Beginning on the Phase 2A Rent Commencement Date and terminating on January 31, 2005, Tenant shall pay Minimum Rental for Phase 2A in an amount equal to $164,066.40 ($3.60 per sq. ft. multiplied by 45,574).”

4.             Amendment to Section 4. Section 4 of the Lease is hereby amended and restated in its entirety as follows:

“PARKING. Landlord and Tenant agree that the Common Areas of the Real Property shall include not less than 690 parking spaces. Commencing on the Effective Date and ending on the Building 1 Termination Date, Tenant shall be entitled to 224 spaces, all in addition to those spaces provided in and subject to the Parking Lease.”

5.             Amendment to Section 5.1(b). Section 5.1(b) of the Lease is hereby amended and restated in its entirety as follows:

“(b) Tenant Work: Phase 2A: Improvements. (i) Tenant has constructed Tenant Improvements within Phase 1A and Phase 1B of the Premises in accordance with the prior lease, and may make such future improvements and modifications to the same as set forth herein. Tenant and Landlord agreed under the Original Lease to provide Tenant with a Tenant Improvement Allowance for tenant improvements within each Phase of the Premises equal to $100 per Usable Square Foot. Landlord and Tenant agree that Landlord shall have satisfied its obligation to provide a Tenant Improvement Allowance for Phase 2A once Landlord has satisfied its obligations under the following Section 5.1(b)(ii).

(ii)  Landlord shall provide a tenant improvement allowance to Nuvelo in the amount of not less than $100 per Usable Square Foot for improvements to Phase 2A, in accordance with the Nuvelo Lease. Tenant shall reimburse Landlord for a portion of such allowance (“Tenant’s TI Reimbursement”), calculated as follows: (i) the difference between (a) the amount actually funded by Landlord as a tenant improvement allowance to Nuvelo under the Nuvelo Lease (including any amounts provided to Novelo as rent credits), but in no event more than $6,380,360 [45,574 sf x $140/sf] and (b) $4,397,200 [43,972 sf x $l00/sf]; (ii) times 28.57%. Tenant’s TI Reimbursement shall be paid in two installments, the first installment of $283,294.40 shall be paid upon execution of this Amendment and the balance shall be paid on December 31, 2005.”

6.             Amendment to Section 7.1 (a) (iv). Section 7.1(a)(iv) of the Lease is hereby amended and restated in its entirety as follows:

“(iv) The term ‘Tenant’s Operating Cost Share’ means 72.98% through and until the Nuvelo Rent Commencement Date and thereafter means 46.47%. ‘Tenant’s Exterior Common Area Cost Share’ shall be equal to the Tenant’s Operating Cost Share as established from time to time.”

7.             Amendment to Section 13.1(e). Section 13.1(e) of the Lease is hereby deleted in its entirety and replaced with “[Intentionally Deleted].”

8.             Condition Precedent. This Amendment shall be conditioned upon execution and delivery of the Nuvelo Lease by Nuvelo and Landlord.

9.             Lease Termination. For and in consideration of Landlord’s agreement to terminate Tenant’s interest in Phase 2A as provided herein, Tenant agrees to pay Landlord the following sums:

(a)           Termination Fee. Tenant shall pay Landlord the sum of $50,000 upon execution of this Amendment.

(b)           Continuing Payments. Tenant shall pay Landlord the sum of $3,216,816.40 in accordance with the schedule attached hereto as Exhibit “A.”

(c)           Reimbursement of Brokers’ Fees. Tenant agrees to reimburse Landlord for a portion of the brokerage fees and commissions payable by Landlord in connection with the Nuvelo Lease, as follows: Tenant shall pay Landlord the sum of $102,536.37 upon execution of this Amendment and the sum of $102,536.37 on August 13, 2005. Subject to Tenant’s reimbursement obligations herein, Landlord agrees that it shall be responsible for, and shall indemnify Tenant from and against, any and all brokerage fees and commissions payable in connection with the Nuvelo Lease.

10.          Condition Upon Surrender. Upon the Nuvelo Effective Date, Tenant shall surrender Phase 2A, including any additions, alterations and improvements thereto, broom clean, in the same condition received, free from Hazardous Materials caused to be present by Tenant, its agents or invitees, ordinary wear and tear excepted, and delivered free of radioactive licenses or other restrictions on use, first, however, removing all goods and effects of Tenant.

11.          Hazardous Materials. As of the date of this Amendment, Tenant represents and warrants that Phase 2A is free from Hazardous Materials caused to be present by Tenant and that Tenant’s use of Phase 2A has not been and Phase 2A is not in violation of any laws with respect to the disposal or storage of Hazardous Substances, human health or the environment as the result of any actions of Tenant.

12.          No Further Amendment. Except as expressly amended or modified by this Amendment, each and every term and provision of the Lease remains in full force and effect, without modification or amendment. This Amendment shall be construed together with and as a part of the Lease.

13.          Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. Except as amended hereby, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

LANDLORD

BMR-201 INDUSTRIAL ROAD LLC,
a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
	Name:	Gary A. Kreitzer
	Title:	E.V.P.

TENANT

NEKTAR THERAPEUTICS,
a Delaware corporation

By:	/s/ Ajay Bansal
	Name:	Ajay Bansal
	Title:	CFO

By:	/s/ Ajit Singh Gill
	Name:	Ajit Singh Gill
	Title:	President and CEO

Exhibit “A”

Payment Schedule

Payment Date	Amount
02/01/05	174,108.58
03/01/05	174,108.58
04/01/05	174,108.58
05/01/05	174,108.58
06/01/05	174,108.58
07/01/05	174,108.58
08/01/05	118,243.67
09/01/05	82,960.58
10/01/05	85,881.11
11/01/05	86,442.75
12/01/05	86,442.75
01/01/06	86,442.75
02/01/06	86,442.75
03/01/06	86,442.75
04/01/06	86,442.75
05/01/06	86,442.75
06/01/06	86,442.75
07/01/06	86,442.75
08/01/06	86,442.75
09/01/06	86,442.75
10/01/06	89,421.69
11/01/06	89,994.56
12/01/06	89,994.56
01/01/07	89,994.56
02/01/07	89,994.56
03/01/07	89,994.56
04/01/07	39.994.56
05/01/07	89,994.56
06/01/07	89,994.56
07/01/07	89,994.56
08/01/07	34,836.60

Total	$3,216,816.40

SECOND AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE

THIS SECOND AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE (this “Amendment”) is entered into as of this 19th day of July, 2007 (the “Effective Date”), by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Inhale 201 Industrial Road, L.P. (“Original Landlord”)), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”).

RECITALS

A.               WHEREAS, Original Landlord and Tenant entered into that certain Amended and Restated Built-To-Suit Lease dated as of August 17, 2004, as supplemented by that certain Work Letter dated as of August 17, 2004, and as amended by that certain Amendment to Amended and Restated Built-To-Suit Lease dated as of January 11, 2005 (collectively, the “Lease”), whereby Tenant leases certain premises (the “Original Premises”) from Landlord in Building 1 at 201 Industrial Road in San Carlos, California;

B.               WHEREAS, Tenant desires to lease additional premises in Building 1; and

C.               WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.               Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, shall be referred to herein as the “Amended Lease.”

2.               Additional Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Suite 420 in Building 1, consisting of approximately twenty thousand one hundred twenty-three (20,123) rentable square feet of additional premises, as depicted on Exhibit A attached hereto (the “Additional Premises”). The Additional Premises are comprised of (a) approximately twelve thousand four hundred twenty (12,420) rentable square feet of partially improved space, as depicted on Exhibit B attached hereto (the “Partially Improved Premises”), and (b) approximately seven thousand seven hundred three (7,703) rentable square feet of shell space, as depicted on Exhibit C attached hereto (the “Shell Premises”). From and after the Additional Premises Commencement Date (as defined below), the term “Premises,” when used in the Lease, shall mean the Original Premises plus the Additional Premises.

3.               Additional Premises Term. The Term with respect to the Additional Premises shall commence on July 19, 2007 (the “Additional Premises Commencement Date”), and shall expire on the Building 1 Termination Date. The parties hereto acknowledge that the Building 1 Termination Date is October 5, 2016. Landlord shall tender possession of the Additional Premises to Tenant on or before the Additional Premises Commencement Date.

4.               Extension Options. Tenant shall have the right, with respect to the Additional Premises, to exercise the extension options described in Section 2.6 of the Lease, except that the reference to Section 3.1(b) and (c) in the first sentence of Section 2.6 shall be deleted and the phrase “Section 3.1(d)” shall be substituted therefor. For the sake of clarity, Tenant shall be permitted to exercise an extension option with respect to the Additional Premises without exercising such option with respect to Phase 1A and Phase 1B, and shall be permitted to exercise an extension option with respect to Phase 1A and Phase 1B without exercising such option with respect to the Additional Premises.

Form dated 5/3/07

Approved by:
BMA Legal
/s/ [ILLEGIBLE]

5.       Minimum Rental.

a.           Tenant shall pay, as Minimum Rental with respect to the Additional Premises during the first twelve (12) months following the Minimum Rental Commencement Date (as defined below), (i) Two and 60/100 Dollars ($2.60) per rentable square foot per month for the Partially Improved Premises and (ii) One and 95/100 Dollars ($1.95) per rentable square foot per month for the Shell Premises. The following rental schedule is for the convenience of the parties:

Lease Month	Monthly Minimum Rental

1 - 12	$47,312.85
13 - 24	$48,732.24
25 - 36	$50,194.20
37 - 48	$51,700.03
49 - 60	$53,251.03
61 - 72	$54,848.56
73 - 84	$56,494.01
85 - 96	$58,188.83
97 – 10/5/2016	$59,934.50

b.           Tenant’s obligation to pay Minimum Rental with respect to the Additional Premises shall commence on the date that is one hundred twenty (120) days after the Additional Premises Commencement Date (the “Minimum Rental Commencement Date”).

c.           Tenant shall have the right to occupy any completed offices in the Partially Improved Premises as of the Effective Date without incurring any obligation to pay Minimum Rental prior to the Minimum Rental Commencement Date.

d.           Minimum Rental with respect to the Additional Premises shall increase by three percent (3%) on each annual anniversary of the Minimum Rental Commencement Date, as shown in the chart in Section 5(a).

6.       Tenant’s Operating Cost Share. From and after the Additional Premises Commencement Date, Tenant’s Operating Cost Share shall equal fifty-nine and 02/100ths percent (59.02%).

7.       Tenant Improvements.

a.           Tenant shall cause to be constructed certain tenant improvements (including those listed in Sections 7(e), 7(f) and 7(g) below) in the Additional Premises (“Tenant’s Work”) pursuant to the Work Letter attached as Exhibit E hereto (the “Work Letter”). Landlord shall provide Tenant with an improvement allowance in an amount not to exceed Nine Hundred Five Thousand Five Hundred Thirty-Five Dollars ($905,535) (based upon Forty-Five Dollars ($45) per rentable square foot) (the “TI Allowance”). The TI Allowance may be used to pay for the following costs related to Tenant’s Work: (i) construction, (ii) project oversight by Landlord (which fee shall equal three percent (3%) of the TI Allowance), (iii) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant and (iv) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of Tenant’s Work. In no event shall the TI Allowance be used for: (v) payments to Tenant or any affiliates of Tenant, (w) the purchase of any furniture, personal property or other non-building system equipment, (x) the cost of work that is not authorized by the Approved Plans or otherwise approved in writing by Landlord, (y) costs resulting from any default by Tenant of its obligations under the Amended Lease or (z) costs that are recoverable or reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors). If the total cost of Tenant’s Work exceeds Forty-Five Dollars ($45) per rentable square foot of the Additional Premises, then Tenant shall pay the overage as and when due. Tenant shall have until December 31, 2008, to expend any unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire. Tenant shall deliver to Landlord (Y) a certificate of occupancy for the Additional Premises suitable for the permitted use and (Z) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect with respect to Tenant’s Work in the Additional Premises.

2

b.           Prior to entering upon the Additional Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of the Amended Lease are in effect, and such entry shall be subject to all the terms and conditions of the Amended Lease other than the payment of Minimum Rental.

c.           Possession of areas of the Additional Premises necessary for utilities, services, safety and operation of Building 1 is reserved to Landlord, subject to Tenant’s right to access same from time to time as necessary for the construction of Tenant’s Work or the operation of Tenant’s business in the Additional Premises.

d.           In accordance with the terms of the Work Letter, Tenant shall obtain Landlord’s approval of Tenant’s architect, engineer, general contractor and major subcontractors, such approval not to be unreasonably withheld, conditioned or delayed.

e.           Subject to Section 7(a) and the Work Letter, Tenant shall have the right to convert the laboratory space in the Partially Improved Premises into office space in accordance with the plans referenced in Exhibit D attached hereto; provided, however, that Landlord shall have the right, upon written notice to Tenant delivered no later than one hundred eighty (180) days prior to the expiration of the Lease, to require Tenant to restore such areas to their condition as laboratory facilities as of the date of this Amendment, ordinary wear and tear excepted.

f.            Subject to Section 7(a) and the Work Letter, Tenant shall have the right to perform certain upgrades to the ground floor lobby, subject to the consent of Nuvelo and Landlord’s reasonable consent.

g.           Subject to Section 7(a) and the Work Letter, Tenant shall have the right to (i) change the order of the existing monument signage on the North side of the Real Property so that Tenant’s name appears first, (ii) change or upgrade the white letter signage on the glass façade at Building 1’s lobby entrance, and (iii) subject to applicable laws and approval by the City of San Carlos, add additional signage on the North façade of Building 1.

8.       Parking.

a.           Notwithstanding anything in Section 4 of the Lease to the contrary, from and after the Effective Date, Tenant shall have the non-exclusive right to use a total of two hundred eighty-four (284) parking spaces for the Original Premises and Additional Premises (“Tenant’s Parking”).

b.           As a portion of, but not in addition to, Tenant’s Parking, Tenant shall have (subject to (i) the consent of Nuvelo and Landlord’s reasonable consent and (ii) Tenant’s payment of any costs associated therewith, including maintenance), the exclusive right to use the following on the Northwest and North sides of Building 1 near the Original Premises or Additional Premises, with appropriate signage indicating its availability:

•        Twenty-four (24) spaces designated via asphalt striping as “Visitor” parking;

•        Four (4) spaces designated as handicapped parking;

•        Two (2) spaces for motorcycle parking; and

•        Two (2) spaces for a loading zone.

9.       Condition of Premises. Tenant acknowledges that (a) it is in possession of the Original Premises and is fully familiar with the condition of the Original Premises and Additional Premises and, notwithstanding anything contained in the Amended Lease to the contrary, Tenant agrees to take the same in their condition “as is” as of the Additional Premises Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Original Premises or Additional Premises for Tenant’s occupancy or to pay for any improvements to the Original Premises or Additional Premises, except for Landlord’s payment of the TI Allowance or as may be otherwise expressly provided in the Amended Lease.

3

10.             Security Deposit. The Security Deposit is hereby increased by Two Hundred Twenty-Five Thousand Dollars ($225,000) (the “Additional Security Deposit”) to a total of One Million Six Hundred Thousand Dollars ($1,600,000). Tenant shall either (a) have deposited with Landlord in cash the Additional Security Deposit on or before the Effective Date, or (b) provide to Landlord within one (1) week of the Effective Date, an amendment to the existing letter of credit presently provided by Tenant as the Security Deposit increasing such letter of credit by the amount of the Additional Security Deposit.

11.             Right of First Offer. Tenant shall have a right of first offer (“ROFO”) as to any additional premises that are available for lease in Building 1 and Building 2 (collectively, the “Option Premises”). In the event Landlord intends to lease all or a portion of the Option Premises (the “Subject Premises”), Landlord shall provide written notice thereof to Tenant (the “Notice of Offer”).

a.             Within twenty-one (21) days following its receipt of a Notice of Offer, Tenant shall advise Landlord in writing whether Tenant elects to lease the Subject Premises, and on what terms and conditions (the “Reply”). If Tenant fails to notify Landlord of Tenant’s election within such twenty-one (21) day period, then Tenant shall be deemed to have elected not to lease the Subject Premises.

b.             If Tenant timely notifies Landlord that Tenant elects to lease the Subject Premises, then Landlord and Tenant shall enter into good faith negotiations regarding the terms of a lease of the Subject Premises in accordance with a Reply. If Landlord and Tenant reach an agreement on the terms of the lease of the Subject Premises, Landlord and Tenant shall work in good faith to execute a lease amendment with respect to such Subject Premises (the “First Offer Space Amendment”) within thirty (30) days after Landlord’s receipt of the Reply (the “Signing Period”).

c.             If (i) Tenant notifies Landlord that Tenant elects not to lease the Subject Premises, (ii) Tenant fails to notify Landlord of Tenant’s election within the twenty-one (21) day period described above or (iii) if, despite good faith efforts to reach an agreement regarding the leasing of the Subject Premises to Tenant, Landlord and Tenant are unable to reach such agreement within the applicable Signing Period, then Landlord shall have the right to consummate a lease of the Subject Premises with a third party for a period of one (1) year thereafter (a “Leasing Period”), and the ROFO shall no longer apply to such Subject Premises during such Leasing Period; provided that the net effective rent to be received by Landlord over the term of the lease of the Subject Premises to such third party (the “Third Party Offer”) is at least ninety percent (90%) of the net effective rent that would have been received by Landlord as set forth in the applicable Reply. If the Third Party Offer is less than ninety percent (90%) of the net effective rent that would have been received by Landlord as set forth in the applicable Reply, Landlord shall re-offer the Subject Premises to Tenant on the same terms as set forth in the Third Party Offer (a “Re-Offer Notice”) and if (a) Tenant does not deliver a notice electing to lease such Subject Premises on such terms (the “Election Notice”) within ten (10) days following Tenant’s receipt of the Re-Offer Notice or (b) Tenant delivers such Election Notice, and a First Offer Space Amendment is not executed during the Signing Period applicable to such re-offer, then Landlord shall be free thereafter for a new Leasing Period to enter into a lease for the Subject Premises on the terms of the Third Party Offer or any new third party offer satisfying the terms and conditions of this Section 11, and continuing as described above. If Landlord does not lease such Subject Premises within a Leasing Period, then the ROFO with respect to such Subject Premises shall be fully reinstated, and Landlord shall not thereafter lease such Subject Premises without first complying with the procedures set forth in this Section 11.

d.             Notwithstanding anything in this Section 11 to the contrary, Tenant shall not exercise the ROFO during such period of time that Tenant is in default under any provision of the Amended Lease, beyond any applicable notice or cure period. Any attempted exercise of the ROFO during a period of time in which Tenant is so in default beyond any applicable notice or cure period shall be void and of no effect. In addition, Tenant shall not be entitled to exercise the ROFO if Landlord has given Tenant two (2) or more notices of default under the Amended Lease, whether or not the defaults are cured, during the twelve (12) month period prior to the date on which Tenant seeks to exercise the ROFO.

e.             Notwithstanding anything in the Amended Lease to the contrary, Tenant shall not assign or transfer the ROFO, either separately or in conjunction with an assignment or transfer of

4

Tenant’s interest in the Lease other than in connection with a Permitted Transfer or to an Affiliate of Tenant in each case in accordance with the terms of Section 13.1(b) of the Lease, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.             Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than GVA Kidder Mathews (“Tenant’s Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than NAI BT Commercial (“Landlord’s Broker”), and agrees to indemnify, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Each of Landlord’s Broker and Tenant’s Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Landlord’s Broker and Tenant’s Broker pursuant to a separate agreement between Landlord, Landlord’s Broker and Tenant’s Broker.

13.             No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

14.             Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the Effective Date, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

15.             Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

16.             Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

5

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC,
a Delaware limited liability company

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	C.F.O.

TENANT:

NEKTAR THERAPEUTICS,
a Delaware corporation

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	SVP, CFO

EXHIBIT A

ADDITIONAL PREMISES

[See attached]

Exhibit B
Partially Improved Premises

CORRIDOR
OPEN OFFICE
Phase 1
Phase 2

BioMed

Speculative Lab Suite

4th Level - Preliminary Plan
Date: 02.18.05

TENANT "B"
6,759 SF
SPECULATIVE SUITE
4010
4011
4012
4019
Phase 1 | Phase 2
289'-6"
NORTH
Project Number: 05018
Scale: 3/64"=1'-0"

EXHIBIT E

WORK LETTER

This Work Letter (the “Work Letter”) is made and entered into as of the 19th day of July, 2007, by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Inhale 201 Industrial Road, L.P. (“Original Landlord”)), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain SECOND AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE dated as of July 19, 2007 (the “Amendment”), by and between Landlord and Tenant for the Premises located at 201 Industrial Road in San Carlos, California. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Amendment.

1.                                      General Requirements.

1.1.                            Tenant’s Authorized Representative. Tenant designates Todd Hancock (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, changes orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

1.2.                            Schedule. The schedule for design and development of Tenant’s Work (as hereinafter defined), including, without limitation, the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with that certain schedule to be prepared by Landlord and Tenant within sixty (60) days following the execution of this Work Letter (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.                            Architects and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of Tenant’s Work shall be selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of the same shall not be unreasonably withheld. Landlord hereby approves of DGA Architects as Tenant’s architect.

2.                                      Tenant’s Work.

2.1.                            Tenant Work Plans. All work to be performed on the Premises or Additional Premises (collectively, the “Premises”) shall be performed by Tenant (“Tenant’s Work”) at Tenant’s sole cost and expense and without cost to Landlord (except for the TI Allowance) and in accordance with the Approved Plans (as defined below). The quality of Tenant’s Work shall be of a nature and character not less than the quality of the tenant improvements in place at the Building and the Project as of the date of the Amendment. The design drawings, plans and specifications listed on Schedule 2.1 to this Work Letter (the “Tenant Work Plans”) are the initial list of plans that Tenant shall develop and submit to Landlord for approval. Tenant shall prepare and submit to Landlord for approval schematics covering Tenant’s Work prepared in conformity with the applicable provisions of this Work Letter (the “Draft Plans”). The Draft Plans shall contain sufficient information and detail to accurately describe Tenant’s proposed design to Landlord and such other information as Landlord may reasonably request. Tenant shall be solely responsible for ensuring that the Tenant Work Plans and the Draft Plans satisfy Tenant’s obligations for Tenant’s Work.

2.2.                            Landlord Approval of Plans. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Plans whether Landlord approves or objects to the Draft Plans and of the manner, if any, in which the Draft Plans are unacceptable. Landlord shall not object to any Draft Plans that satisfy the requirements set forth in Section 2.1. If Landlord objects to the Draft Plans, then Tenant shall revise the Draft Plans and cause Landlord’s objections to be remedied in the revised Draft Plans. Tenant shall then resubmit the revised Draft Plans to Landlord for approval. Landlord’s approval of or objection to revised Draft Plans and Tenant’s correction of the same shall be in accordance with this Section 2.2, until Landlord has approved the Draft Plans in writing. The iteration of the Draft Plans that is approved by Landlord and Tenant without objection shall be referred to herein as the “Approved Plans.”

2.3.                            Completion of Tenant’s Work. Tenant shall perform and complete Tenant’s Work (a) in strict conformance with the Approved Plans, (b) otherwise in compliance with the Amended Lease

2

and (c) in accordance with applicable laws, Landlord’s insurance carriers and the board of fire underwriters having jurisdiction over the Real Property, Building 1 and the Premises.

2.4.                            Conditions to Performance of Tenant’s Work. Prior to the commencement of Tenant’s Work, Tenant shall submit to Landlord for Landlord’s approval (which approval Landlord shall not unreasonably withhold, condition or delay) a list (the “Contractor List”) of project managers, contractors and subcontractors that will perform Tenant’s Work. Landlord shall give Tenant notice in writing of its approval or disapproval of the Contractor List with ten (10) business days after Landlord’s receipt of the same. If Landlord reasonably disapproves of one or more parties on the Contractor List, Tenant shall revise the Contractor List and resubmit the same to Landlord for Landlord’s approval in accordance with the preceding two sentences. For all subcontracts in excess of One Hundred Thousand Dollars ($ 100,000), Tenant shall require its general contractor to provide Tenant with at least three (3) competitive bids.

2.5.                            Requests for Consent. Landlord shall respond to all requests for consents, approvals or directions made by Tenant pursuant to this Work Letter within (10) business days following Landlord’s receipt of such request. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.

3.                                      Tenant’s Construction Obligations Shall Not Delay Commencement of the Term. Notwithstanding any Tenant Work to be performed by Tenant, the Additional Premises Commencement Date and Tenant’s obligation to pay rent shall not, under any circumstance, be extended or delayed. Tenant shall perform promptly such of its obligations contained in this Work Letter as are to be performed by it. Tenant shall also observe and perform all of its obligations under the Amended Lease from the Additional Premises Commencement Date.

4.                                      Completion of Tenant’s Construction Obligations. Tenant, at its sole cost and expense (except for the TI Allowance), shall complete Tenant’s Work described in this Work Letter in all respects in accordance with the provisions of the Amended Lease and this Work Letter. Tenant’s Work shall be deemed completed at such time as Tenant, at its sole cost and expense (except for the TI Allowance) shall furnish to Landlord (a) evidence satisfactory to Landlord that (i) all Tenant’s Work has been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion referenced in Subsection (c) of this paragraph and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form reasonably acceptable to Landlord and complying with applicable laws), (ii) all Tenant’s Work has been accepted by Landlord, (iii) any and all liens related to Tenant’s Work have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to Tenant’s Work are outstanding, (b) all certifications and approvals with respect to Tenant’s Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Additional Premises, (c) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans and (d) complete drawing print sets and electronic CADD files on disc of Tenant’s Work.

5.                                      Insurance. Prior to commencing Tenant’s Work, Tenant shall provide, or shall cause Tenant’s contractors and subcontractors to provide, to Landlord, in addition to the insurance required of Tenant pursuant to the Lease, at all times during the period of construction of Tenant’s Work, statutory workers’ compensation insurance as required by applicable laws.

6.                                      Liability. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees in the prosecution of Tenant’s Work. Tenant agrees to indemnify, defend, protect and save free and harmless Landlord and Landlord’s affiliates, agents and employees from and against all losses and expenses, including reasonable attorneys’ fees and expenses, that Landlord may incur as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such claims or lawsuits; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against

3

liability caused by Landlord’s gross negligence or willful misconduct. Any deficiency in design or construction of Tenant’s Work shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing. All material and equipment furnished by Tenant as Tenant’s Work shall be new or “like new” and Tenant’s Work shall be performed in a first-class, workmanlike manner.

7.                                      TI Allowance.

7.1.                            Contribution of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of Tenant’s Work, in accordance with the terms and provisions of the Amended Lease and this Work Letter. If the entire TI Allowance is not applied toward or reserved for the costs of Tenant’s Work, Tenant shall not be entitled to a credit of such unused portion of the TI Allowance.

7.2.                            Approval of Budget for Tenant’s Work. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Amended Lease, Landlord shall not have any obligation to advance to Tenant any portion of the TI Allowance until Landlord shall have approved in writing the budget for the Tenant’s Work (the “Approved Budget”), such approval not to be unreasonably withheld, conditioned or delayed. Upon written notice to Landlord and subject to Landlord’s review and approval, Tenant shall be permitted to revise the Approved Budget during the course of construction of the Tenant’s Work. Tenant shall submit such revisions to the Approved Budget to Landlord for its review and approval, such approval not to be unreasonably withheld, conditioned or delayed. The Approved Budget, as revised by Tenant and approved by Landlord is hereinafter referred to as the “Revised Budget”. Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with Tenant’s Work as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to Tenant’s Work that exceed either (a) the amount of the TI Allowance (other than pursuant to Section 8.2) or (b) the Approved Budget or the Revised Budget, as the case may be, either on a line item or overall basis.

7.3.                            Advance Requests. Upon submission by Tenant to Landlord of (a) a statement (an “Advance Request”) setting forth the total amount requested, (b) a detailed summary of the Tenant’s Work performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) lien releases from the general contractor and each subcontractor and material supplier with respect to the portion of Tenant’s Work corresponding to the Advance Request, then Landlord shall, within thirty (30) days following receipt by Landlord of an Advance Request and the accompanying materials required by this Section 7.3, pay to Tenant the amount set forth in such Advance Request; provided, however, that, with respect to any Advance Requests subject to the limits set forth in Section 7.2, Landlord shall advance to Tenant the requested amount as limited by Section 7.2.

7.4.                            Application of TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs (including, without limitation, standard laboratory improvements; finishes; building fixtures; building permits; and architectural, engineering, design and consulting fees), in each case as reflected in the Approved Budget or the Revised Budget, as the case may be, and the Approved Plans. In no event shall the TI Allowance be applied to: (a) payments to Tenant or any affiliates of Tenant, (b) the purchase of any furniture, personal property or other non-building system equipment, (c) the cost of work that is not authorized by the Approved Plans or otherwise approved in writing by Landlord, (d) costs resulting from any default by Tenant of its obligations under the Amended Lease or (e) costs that are recoverable or reasonably recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

8.                                      Changes. Any changes to Tenant’s Work (each, a “Change”) requested by Landlord or Tenant after Landlord approves the Approved Plans in writing shall be requested and instituted in accordance with the provisions of this Article 8 and shall be subject to the reasonable written approval of the other party.

8.1.                            Changes Requested by Tenant.

(a)                                 Tenant may request Changes after Landlord approves the Approved Plans by notifying Landlord thereof in writing in substantially the same form as the AIA standard change order form (a “Tenant Change Order Request”), which Tenant Change Order Request shall detail the

4

nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Tenant shall be solely responsible for the cost and expense of such revisions. Tenant Change Order Requests shall be signed by Tenant’s Authorized Representative.

(b)                                 Landlord shall approve or reject any Tenant Change Order Requests in accordance with the procedures established pursuant to Article 2. If Landlord does not approve in writing a Tenant Change Order Request, then such Tenant Change Order Request shall be deemed rejected by Landlord, and Tenant shall not be permitted to alter Tenant’s Work as contemplated by such Tenant Change Order Request.

8.2.                                    Changes Requested by Landlord. Landlord may request Changes after Landlord approves the Approved Plans by notifying Tenant thereof in writing in substantially the same form as the AIA standard change order form (a “Landlord Change Order Request”), which Landlord Change Order Request shall detail the nature and extent of any requested Changes. If the nature of a Change requires revisions to the Approved Plans, then Landlord shall be solely responsible for the cost and expense of such revisions. Landlord shall reimburse Tenant for all additional costs and expenses payable by Tenant to complete Tenant’s Work due to a Landlord-requested Change in accordance with the payment provisions of this Work Letter.

8.3.                                    Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Tenant Change Order Request to Landlord or receipt of a Landlord Change Order Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have ten (10) business days after receipt of such information from Tenant to (a) in the case of a Tenant Change Order Request, approve or reject such Tenant Change Order Request in writing, or (b) in the case of a Landlord Change Order Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-requested Change.

9.                                      Miscellaneous.

9.1.                            Headings, Etc. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

9.2.                            Time of the Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

9.3.                            Covenants. Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

9.4.                            Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

9.5.                            Entire Agreement. The terms of this Work Letter are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement, other than the Amended Lease.

9.6.                            Invalid Provisions. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.7.                            Construction. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

9.8.                            Assigns. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective

5

heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section 9.8 shall in any way alter the provisions of the Amended Lease restricting assignment or subletting.

9.9.                            Authority. Tenant covenants and warrants that the individual signing this Work Letter on Tenant’s behalf has the power, authority and legal capacity to sign this Work Letter on behalf of Tenant and to bind Tenant to the terms hereof. Landlord covenants and warrants that the individual signing this Work Letter on Landlord’s behalf has the power, authority and legal capacity to sign this Work Letter on behalf of Landlord and to bind Landlord to the terms hereof

9.10.                     Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

6

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC,

a Delaware limited liability company

By:	/s/ [Illegible]
Name:	[Illegible]
Title:	CFO

TENANT:

NEKTAR THERAPEUTICS,

a Delaware corporation

By:	/s/ [Illegible]
Name:	[Illegible]
Title:	SVP, CFO

SCHEDULE 2.1 TO EXHIBIT E

TENANT WORK PLANS

Architectural Drawings

1.  Site plan

2.  Floor and reflected ceiling plans

3.  Elevations (exterior and interior)

4.  Sections (building and wall)

5.  Details (exterior and interior)

6.  Schedules (doors, windows, finishes, etc.)

Engineering Drawings

1.  Mechanical

2.  Plumbing

3.  Electrical

4.  Fire protection

5.  Civil engineering

6.  Landscape architecture

Specifications — Required for all disciplines listed above

THIRD AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE

THIS THIRD AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE (this “Amendment”) is entered into as of this 16th day of February, 2009, by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord,” as successor-in- interest to Inhale 201 Industrial Road, L.P. (“Original Landlord”)), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”).

RECITALS

A.                                    WHEREAS, Original Landlord and Tenant entered into that certain Amended and Restated Built-To-Suit Lease dated as of August 17, 2004, as supplemented by that certain Work Letter dated as of August 17, 2004, and as amended by that certain Amendment to Amended and Restated Built-To-Suit Lease dated as of January 11, 2005, and that certain Second Amendment to Amended and Restated Built-To-Suit Lease dated as of July 19, 2007 (the “Second Amendment” and, collectively, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in Building 1 at 201 Industrial Road in San Carlos, California;

B.                                    WHEREAS, All capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

C.                                    WHEREAS, Tenant desires to have additional time to expend the TI Allowance; and

D.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.                                      TI Allowance. Under Section 7(a) of the Second Amendment, Tenant’s right to use the balance of the TI Allowance expired on December 31, 2008. The parties hereby agree that Tenant shall have until February 28, 2009 to expend Twenty Thousand Dollars ($20,000) of the TI Allowance.

2.                                      Brokers. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than GVA Kidder Mathews (“Tenant’s Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than NAI BT Commercial (“Landlord’s Broker”), and agrees to indemnify, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Landlord’s Broker, employed or engaged by Landlord or claiming to

Form dated 5/3/07

have been employed or engaged by Landlord. Neither Landlord’s Broker nor Tenant’s Broker is entitled to a leasing commission in connection with the making of this Amendment.

3.                                      No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

4.                                      Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein shall govern. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

5.                                      Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The paragraph headings in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

6.                                      Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of and day and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC,
a Delaware limited liability company

By:	/s/ John Bonanno
Name:	John Bonanno
Title:	Vice President, Development

TENANT:

NEKTAR THERAPEUTICS,
a Delaware corporation

By:	/s/ John Nicholson
Name:	John Nicholson
Title:	Sr. Vice President

EXHIBIT B

Subleased Premises

B-1

EXHIBIT C

Subtenant’s Plans for the Sublease Alterartions

Remove Walls 10 LF
Island Lab Casework/Top: OFCI 79 LF
Wall Lab Casework/Top: OFCI 40 LF
Existing Breakroom 359 SF
Existing Walls 1,481 LF
Clean Room 137 SF
New Acoustical Ceiling Tile & Grid 2,339 SF
New Sheetvinyl Flooring 164 SF
Existing Door 2 EA
Existing Door 1 EA
Mask 2,141 SF

C-1

EXHIBIT D

Inventory of Included Furniture

D-1

QTY
Cabinets
3 File drawer w/ 3 shelves above	7
AllSteel 5 drawer file lockable cabinets	11
Hon 5 drawer file lockable cabinets	7
Fire King file cabinets	2
4 Drawer Cherry wood standing file cabinet	1
2 verticle door locking metal	5
Metal Book cases (matching deep shelf)	4
Long File cabinet 3 drawer / 2 columns lockable	1
2 drawer file cabinet	1
2 door file cabinet	1
Under counter - file cabinets	14
Printer stand 2 door cabinet	1
Total	55

Tables
Round café tables (try to match)	15
Tall metal table w/black top (cashiers table)	1
4' Square conference room type table	1
Square Tile and wood coffee table	1
Round end tables	2
Credenza	2
Total	22

Chairs
office Maple wood w/ fabric	7
office Black wood w/ fabric	2
office guest chairs light green fabric	87
Plastic - Purple and Gold	33
Stackable multi color fabric (they want brn + rust)	20
Dark wood stackable breakroom chairs	7
Desk standard wheeled chairs	15
Total	171

Miscellaneous
Mailroom: distribution sorter cabinet	3
Corkboard (wall mount)	2
Glass door wall mount display cabinet (HR)	2
Recycle bins (Glass+Cans) 1 each	2
Breakroom Refrigerator (area 7)	1
Big Joe Pallat Jack	1
Upholstered chairs (lobby)	2
Upholstered couches (lobby)	2
White Boards-Wall mounted	6
Fire extingishers	8
Dishwasher- Installed in kitchen	1
Server room Racks mounted in room 423	1
Total	31

Cubicle Office Systems
Style 1 Area 8	13
Style 2 Area 7	17
Total	30

Open Office Systems Also Known As OFFICLE
Style 1 Area 8	12

Standard Offices
Style 1 Area 8	12
Style 2 Office 402, 408, 410, 411	3
Style 3 Office 409	1
Empty of furniture	5
Total	21

Conference Room Systems
Style 1a (Room 405)	1
Style 2b (Room 413)	1
Empty of funiture Area 8 room 4700	1
Total	3

EXHIBIT E

Inventory of Excluded Assets

E-1

All other furniture items not listed in Exhibit D herein or otherwise requested by Subtenant.

FIRST AMENDMENT TO SUBLEASE

This First Amendment to Sublease (“Amendment”) is dated as of January 31, 2012 by and between NEKTAR THERAPEUTICS, a Delaware corporation (“Sublandlord”), and NATERA, INC., a Delaware corporation (“Subtenant”), formerly known as GENE SECURITY NETWORK, INC., a Delaware corporation.

R E C I T A L S

A.                                    Sublandlord and Subtenant entered into that certain Sublease dated for reference purposes only as of December 13, 2011 (the “Sublease”), with respect to the subleasing of approximately 20,123 rentable square feet (the “Subleased Premises”) in the building located at 201 Industrial Road, San Carlos, California, and more particularly described in the Sublease.

B.                                    Sublandlord and Subtenant presently desire to amend the Sublease as more fully set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1.                                 Defined Terms. All capitalized terms not defined herein shall have the same respective meanings as are given such terms in the Sublease unless expressly provided otherwise in this Amendment.

2.                                 Letter of Credit as Security Deposit. Section 3.3 of the Sublease is deleted in its entirety and the following language is substituted therefor:

“3.3                       Letter of Credit. (a) Contemporaneously with the execution of that certain First Amendment to Sublease by Subtenant, Subtenant shall deliver to Sublandlord an Irrevocable Standby Letter of Credit (“Letter of Credit”) which shall (1) be addressed to Sublandlord, (2) be in the form attached hereto as Exhibit F or the form attached hereto as Exhibit G, with the parties acknowledging and agreeing that only such forms will be acceptable for the purposes of this Section 3.3, (3) be issued by a federally insured financial institution which is acceptable to Sublandlord in Sublandlord’s sole discretion, with minimum assets of Ten Billion Dollars ($10,000,000,000.00) (the “Minimum Assets”), upon which presentment may be made in the City and County of San Francisco, California, (4) be in an amount equal to $205,254.60, (5) allow for partial and multiple draws thereunder, and (6) have an expiration date not earlier than sixty (60) days after the Sublease Expiration Date or in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one (1) year period unless, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, the issuer of such Letter of Credit gives notice via U.S. registered mail to Sublandlord of its election not to renew such Letter of Credit for any additional period pursuant thereto. Sublandlord hereby approves Comerica Bank as the issuer of the Letter of Credit and the form of Letter of Credit attached hereto as Exhibit G. In addition, the Letter of Credit shall provide that, in the event of Sublandlord’s assignment of its interest in this Sublease, the Letter of Credit shall be freely transferable by Sublandlord, without charge, to the assignee. The Letter of Credit shall provide for same day payment to Sublandlord upon the issuer’s receipt of a sight draft from Sublandlord together with Sublandlord’s certificate certifying that either: (i) the requested sum is due and payable from Subtenant and Subtenant has failed to pay, or (ii) Sublandlord has received notice of nonrenewal of the Letter of Credit and a replacement Letter of Credit has not been timely received, and with no other conditions. Subtenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Sublandlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, and satisfying all the conditions hereof, is in effect until a date which is at least sixty (60) days after the Sublease Expiration Date. If Subtenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Sublandlord, Sublandlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a security deposit pursuant to the terms of Section 3.3(e) below.

(b)                                 The Letter of Credit shall be replaced by a new Letter of Credit if the issuing financial institution: (i) has assets which fall below the Minimum Assets; (ii) enters into any form of regulatory or governmental proceeding, including without limitation any receivership instituted or commenced by the Federal Deposit Insurance Corporation (the “FDIC”); (iii) is otherwise declared insolvent, is downgraded by the FDIC, is determined to be less than well capitalized by the appropriate Federal banking agency under the prompt corrective action rules of the FDIC, or closes for any reason; or (iv) in any manner communicates (including without limitation communications sent by or on behalf of the FDIC) its unwillingness to honor the terms of the Letter of Credit. If Subtenant fails to deliver to Sublandlord the replacement Letter of Credit within ten (10) days following Sublandlord’s written demand for same, Sublandlord shall be entitled to draw down the entire Letter of Credit and, until Subtenant delivers to Sublandlord the replacement Letter of Credit as required by this paragraph, hold the drawn cash as a Security Deposit pursuant to the terms of Section 3.3(e) below.

(c)                                  In the event that either: (A) Subtenant is in default under the terms and provisions of the Sublease after any applicable notice and/or cure periods, or (B) a Bankruptcy Event (as defined below) has occurred, then Sublandlord shall have the right, at any time after and during the continuation of such default, without giving any further notice to Subtenant, to draw upon said Letter of Credit (or Additional Letter of Credit, as defined below, as the case may be) (i) the amount necessary to cure such default or (ii) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Sublandlord may have on account of such default, the amount which, in Sublandlord’s reasonable opinion, is necessary to satisfy Subtenant’s liability to Sublandlord on account thereof (provided that the foregoing shall not be deemed to preclude Subtenant from disputing the amount of such liability as determined by Sublandlord). In the event of any such draw by Sublandlord, Subtenant shall, within ten (10) days of written demand therefor, deliver to Sublandlord an additional Letter of

2

Credit satisfying the conditions specified in Section 3.3(a) above (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. Subtenant’s failure to provide the Additional Letter of Credit upon written notice from Sublandlord shall be an Event of Default of this Sublease. As used herein, a “Bankruptcy Event” shall mean the occurrence of any of the following: (w) Subtenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (x) an involuntary petition has been filed against Subtenant under any chapter of the Bankruptcy Code, or (y) Subtenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (z) Subtenant executes an assignment for the benefit of creditors.

(d)                                 In addition, in the event of a termination based upon the default of Subtenant under this Sublease or a rejection of this Sublease pursuant to the provisions of the Federal Bankruptcy Code, Sublandlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Subtenant to Sublandlord under this Sublease. Any amounts so drawn shall, at Sublandlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Sublandlord with respect to Subtenant’s default under this Sublease. Subtenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Sublandlord to draw upon said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Sublandlord from drawing upon said Letter of Credit. Subtenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies it may have against Subtenant if Subtenant breaches its obligations under this Section 3.3(d), Subtenant hereby acknowledges that it shall be liable for any and all damages which Sublandlord may suffer as a result of any such breach (including without limitation recovery of Sublandlord’s reasonable attorneys’ fees and court costs).

(e)                                  In the event that Subtenant fails timely to deliver to Sublandlord a replacement letter of credit when required hereunder, then Sublandlord shall have the right, at any time after such event, without giving any further notice to Subtenant, to draw down the entire Letter of Credit (and/or Additional Letter(s) of Credit) and to hold the proceeds thereof (“Security Proceeds”) in the same manner as a Security Deposit pursuant to the terms of this Section 3.3(e). If Sublandlord is holding Security Proceeds, such proceeds shall be held by Sublandlord as a “Security Deposit” hereunder to secure Subtenant’s performance of its obligations under this Sublease. The Security Deposit is not an advance payment of Rent or a measure or limit of Sublandlord’s damages upon an Event of Default. Upon default by Subtenant, Sublandlord, from time to time, without prejudice to any other remedy, may (but shall not be required to) apply the Security Deposit against any arrearages of Base Sublease Rent, Additional Rent, or any other damage, injury, loss, cost, expense or liability caused to Sublandlord by such default on the part of Subtenant. Should all or any part of the Security Deposit be used for the purposes described above during the term of this Sublease, then Subtenant shall remit to Sublandlord immediately (and in all events within not more than five days) after Sublandlord’s request therefor, the amount necessary to restore the Security Deposit to its

3

original balance. Subtenant’s failure to restore the Security Deposit upon notice from Sublandlord shall be a material breach of this Sublease. Upon any termination of Sublandlord’s interest in the Premises, Sublandlord shall have no further obligation to Subtenant with respect to the Security Deposit or any other sums due hereunder and prepaid by Subtenant upon transfer of the Security Deposit and any other such sums to Sublandlord’s successor in interest. No interest shall be payable on the Security Deposit and Sublandlord shall have no obligation to keep the Security Deposit separate from its general funds unless otherwise required by applicable Law. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Sublandlord shall, within thirty (30) days following the later to occur of the following: (i) the expiration of the Sublease, and (ii) the date on which Subtenant surrenders possession of the Subleased Premises to Sublandlord in the condition required hereunder, including, without limitation the conditions set forth in Section 11 below, return to Subtenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Sublandlord and Subtenant agree that such deductions shall include, without limitation, all damages and losses that Sublandlord has suffered or that Sublandlord reasonably estimates that it will suffer as a result of any breach of this Sublease by Subtenant. Subtenant hereby waives the protections of Section 1950.7(c) of the California Civil Code, as it may hereafter be amended, or similar laws of like import.

(f)                                   In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

(g)                                  To the extent that Sublandlord has not previously drawn upon any Letter of Credit or Additional Letter of Credit held by Sublandlord, and to the extent that Subtenant is not otherwise in default of its obligations under the Sublease as of the Sublease Expiration Date, Sublandlord shall return such Letter(s) of Credit to Subtenant in accordance with the terms set forth in Section 3.3(e) above.

(h)                                 Notwithstanding the foregoing provisions of this Section 3.3 to the contrary, provided that: (A) Subtenant has not been late in the payment of any rent due under the Sublease more than once during the immediately preceding twelve (12)-month period, (B) no Event of Default by Subtenant under this Sublease has occurred and is still continuing as of the effective date of reduction with no apparent effort by Subtenant to cure such Event of Default as reasonably determined by Sublandlord, and (C) Subtenant has achieved net proceeds from an equity financing transaction equal to or greater than $15,000,000 as evidenced by Subtenant’s most current financial statements which shall be either: (i) audited financial statements, or (ii) unaudited financial statements certified to be true and correct by a senior officer of Subtenant, then Subtenant shall be permitted to reduce the amount of the Letter of Credit to $68,418.20. The amount of the Letter of Credit may be reduced by Subtenant’s delivery of a written notice to Sublandlord and delivery of a replacement Letter of Credit so that the amount of the Letter of Credit held by Sublandlord will be in the amount of $68,418.20. Upon Landlord’s receipt of any replacement Letter of Credit which is in the amount of $68,418.20, and which in all other respects is in conformance with the Letter of Credit requirements described in this Section 3.3, Sublandlord shall promptly return to Subtenant the Letter of Credit being

4

replaced. Notwithstanding the foregoing, in no event shall any such reduction be construed as an admission by Sublandlord that Subtenant has performed all of its covenants and obligations hereunder. Moreover, if an Event of Default with respect to the payment of Base Sublease Rent or Additional Rent occurs beyond applicable cure periods then, upon Sublandlord’s written demand therefor delivered to Subtenant, Subtenant shall be required to restore the Letter of Credit to the originally required amount of $205,254.60.

(i)                                     Sublandlord and Subtenant (a) agree that the Letter of Credit shall in no event be deemed or treated as a “security deposit” under any Law applicable to security deposits in the commercial context, (b) further acknowledge and agree that the Letter of Credit is not intended to serve as a security deposit and the Laws applicable to security deposits shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now have or, in the future will have, relating to or arising from the Laws applicable to security deposits.”

3.                                      Contingent Nature of Sublease. Section 15 of the Sublease is hereby deleted in its entirety and the following language is substituted therefor:

“This Sublease shall be contingent upon Sublandlord’s receipt of Master Landlord’s Consent. Sublandlord shall use commercially efforts to obtain the Master Landlord’s Consent on or before February 15, 2012. Sublandlord shall be responsible for all costs associated with obtaining Master Landlord’s consent including the fee set forth in Section 13.1(d) of the Master Lease. Sublandlord shall deliver prompt written notice to Subtenant of Master Landlord’s granting (or denial) of consent to this Sublease. If the consent of Master Landlord has not been obtained by February 15, 2012 (the “Outside Date”), then Subtenant may elect to terminate this Sublease by written notice to Sublandlord delivered at any time after the Outside Date and prior to receipt of Master Landlord’s Consent. If Subtenant elects to terminate this Sublease in accordance with the foregoing sentence, Sublandlord shall promptly refund any prepaid rent and the Letter of Credit to Subtenant.”

4.                                      Authority. Subtenant hereby covenants and warrants that (a) Subtenant is in good standing under the laws of the State of California, (b) Subtenant has full power and authority to enter into this Amendment and to perform all Subtenant’s obligations under the Sublease, as amended by this Amendment, and (c) each person signing this Amendment on behalf of Subtenant is duly and validly authorized to do so.

5.                                      Entire Agreement. This Amendment, together with the Sublease, constitutes the entire agreement between Sublandlord and Subtenant regarding the Sublease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings.

[Remainder of Page Intentionally Left Blank]

5

6.                                      Incorporation. The Sublease, as modified by this Amendment, remains in full force and effect, and the parties hereby ratify the same. This Amendment shall be binding upon the parties and their respective successors and assigns. To the extent the terms and conditions of the Sublease conflict with or are inconsistent with this Amendment, the terms and conditions of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Sublease as of the date first above written.

SUBLANDLORD:			SUBTENANT:

NEKTAR THERAPEUTICS,			NATERA, INC.,
a Delaware corporation			a Delaware corporation

			By:	/s/ Brad Roberts
By:	/s/ Gil M Labrucherie			Name:	Brad Roberts
	Name:	Gil M Labrucherie		Title:	VP Finance
	Title:	SVP & General Counsel

By:
Name:
Title:

6

EXHIBIT F
FORM OF LETTER OF CREDIT

Irrevocable Standby Letter of Credit No.

Beneficiary:	Issuance Date:

NEKTAR THERAPEUTICS

455 Mission Bay Boulevard South

San Francisco, CA 94158

Attn: Chief Financial Officer or General Counsel

Accountee/Applicant:

NATERA, INC.

Address

Ladies and Gentlemen:

We hereby establish our irrevocable letter of credit no.                   in your favor for the account of NATERA, INC., a Delaware corporation, a California corporation for an amount not to exceed in the aggregate $205,254.60.

Funds under this credit are available against presentation of this original letter of credit and the attached Exhibit A, with the blanks appropriately completed.

This Letter of Credit expires and is payable at the office of                                       [Issuing Bank’s name, address, department, and fax number], on or prior to                        [enter the Expiration Date], or any extended date as hereinafter provided for (the “Expiration Date”).

It is a condition of this letter of credit that the Expiration Date will be automatically extended without amendment for one year from the Expiration Date hereof, or any future Expiration Date, unless at least thirty (30) days prior to any Expiration Date we notify you by registered mail, return receipt requested, or overnight courier service with proof of delivery to the address shown above, attention:                                          , and notify                                           , attention:                                           , in the same delivery method, that we elect not to extend the Expiration Date of this letter of credit. Upon your receipt of such notification, you may draw against this letter of credit by presentation of this original letter of credit and the attached Exhibit B, with the blanks appropriately completed.

Demands presented by fax (to fax number                                   ) are acceptable; provided that if any such demand is presented by fax, the original exhibit and letter of credit shall be simultaneously forwarded by overnight courier service to our office located at the address stated above; provided further that the failure of the courier service to timely deliver shall not affect the efficacy of the demand. Further, you shall give telephone notice of a drawing to the Bank, attention:

1

                         at                         , on the day of such demand, provided that your failure to provide such telephone notification shall not invalidate the demand.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented prior to 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the same Business Day.

Drawing(s) in compliance with all of the terms of this Letter of Credit, presented on or after 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the following Business Day.

This Letter of Credit is transferable without charge to you. Transfer must be requested in accordance with our transfer form, which is attached as Exhibit C, accompanied by the return of this original Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee. This Letter of Credit is transferable provided that such transfer would not violate any governmental rule, order or regulation applicable to us.

We hereby engage with you that documents (including fax documents) presented in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented to our bank on or before the Expiration Date of this Letter of Credit, which is                          .

Multiple and partial drawings are permitted.

This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

[Issuing Bank’s name]

By:
Name:
Title:

2

Exhibit A

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:                             Irrevocable Standby Letter of Credit No.

The undersigned, a duly authorized official of NEKTAR THERAPEUTICS, a Delaware corporation (hereinafter referred to as “Sublandlord”), hereby certifies that Sublandlord is entitled to draw upon Irrevocable Standby Letter of Credit No.                in the amount of $                 [amount in words U.S. Dollars] pursuant to the Sublease (the “Sublease”) dated December 13, 2011, by and between Sublandlord and NATERA, INC., a Delaware corporation, as Subtenant.

Drawn under Irrevocable Standby Letter of Credit No.                         issued by                                          [name of Issuing Bank].

Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

[Beneficiary’s name]

By:
Name:
Title:

3

Exhibit B

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank

Address

Ladies and Gentlemen:

Re:                             Irrevocable Standby Letter of Credit No.

The undersigned, a duly authorized official of NEKTAR THERAPEUTICS, a Delaware corporation (hereinafter referred to as “Sublandlord”), hereby certifies that Sublandlord is entitled to draw upon Irrevocable Standby Letter of Credit No.                 in the amount of $                 [amount in words U.S. Dollars] as we have been notified that the Letter of Credit will not be extended and NATERA, INC., a Delaware corporation, has not provided us with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the Sublease (the “Sublease”) dated December 13, 2011 by and between Sublandlord and NATERA, INC., a Delaware corporation, a California corporation, as Subtenant.

Drawn under Irrevocable Standby Letter of Credit No.                   issued by                                [name of Issuing Bank].

Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:

[Payment instructions to be inserted]

[Beneficiary’s name]

By:
Name:
Title:

4

Exhibit C

Irrevocable Standby Letter of Credit No.

Date:

To:

Name of Issuing Bank
Address

Ladies and Gentlemen:

Re:          Irrevocable Standby Letter of Credit No.

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(City, State, Zip Code)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

Very truly yours,

[Beneficiary’s name]

By:
Name:
Title:

5

The above signature with title as stated conforms to that on file with us and is authorized for the execution of said instruments.

[Name of Authenticating Bank]

By:
Name:
Title:

6

EXHIBIT G
ADDITIONAL APPROVED FORM OF LETTER OF CREDIT

***PROFORMA WORDING***FOR DISCUSSION ONLY*** PLEASE REVIEW CAREFULLY***
Issuing bank has prepared this specimen upon request and based upon information supplied to it. No representation or commitment is made by the issuing hank regarding the accuracy or suitability of this specimen for its intended purpose or the willingness of issuing bank to issue this letter of credit in this or any other form.

EXHIBIT “A”

WORDING APPROVED, NATERA, INC., BY:                                     DATE:

COMERICA BANK
INTERNATIONAL TRADE SERVICES
FAX NO: 310-297-2890	2321 ROSECRANS AVE., 5TH FLOOR
SWIFT: MNBDUS6S LAX	EL SEGUNDO, CA 90245

BENEFICIARY:	DATE OF ISSUE: MMDDYY
NEKTAR THERAPEUTICS, INC.
A DELAWARE CORPORATION
455 MISSION BAY BLVD., SOUTH
SAN FRANCISCO, CA 94158
ATTN: CHIEF FINANCIAL OFFICE OR GENERAL COUNSEL

EXPIRATION DATE: [INSERT DATE]

WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. [INSERT NUMBER] IN YOUR FAVOR, FOR ACCOUNT OF NATERA, INC. [INSERT COMPLETE ADDRESS] FOR THE AMOUNT OF USD                       (AMOUNT IN WORDS) AVAILABLE BY YOUR DRAFT(S) AT SIGHT ON COMERICA BANK (IN THE FORM ATTACHED HERETO AS ANNEX A), WHEN ACCOMPANIED BY:

1.   THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S) IF ANY.

2.   BENEFICIARY’S STATEMENT ON ITS LETTERHEAD DATED AND SIGNED BY AN OFFICER OR A DULY AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, INDICATING NAME AND TITLE OF THE SIGNER AND WITH THE FOLLOWING WORDING:

THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN USD                       UNDER COMERICA BANK’S STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.]-  44 PURSUANT TO THAT CERTAIN SUB-LEASE DATED DECEMBER 13, 2011, BY AND BETWEEN NEKTAR THERAPEUTICS, INC. AND NATERA, INC.[NEED COMPLETE ADDRESS]

(THE “SUB-LEASE”).

SPECIAL CONDITIONS:

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT.

IF A DRAWING EN RESPECT OF PAYMENT IS MADE BY YOU HEREUNDER AT OR PRIOR TO 11.00 A.M. (PACIFIC TIME) ON A BUSINESS DAY (DEFINED BELOW), AND PROVIDED THAT SUCH DRAWING AND THE STATEMENT PRESENTED IN CONNECTION THEREWITH CONFORM TO THE TERMS AND CONDITIONS HEREOF, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, ON THE NEXT BUSINESS DAY. IF A DRAWING IN RESPECT OF PAYMENT IS MADE BY YOU HEREUNDER AFTER 11.00 A M. (PACIFIC TIME), ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAWING AND THE STATEMENT PRESENTED IN CONNECTION THEREWITH CONFORM TO THE

1

TERMS AND CONDITIONS HEREOF, PAYMENT SHALL BE MADE TO YOU IN THE AMOUNT SPECIFIED, IN IMMEDIATELY AVAILABLE FUNDS, ON THE SECOND BUSINESS DAY. IF REQUESTED BY YOU, PAYMENT UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT MAY BE MADE BY DEPOSIT OF IMMEDIATELY AVAILABLE FUNDS INTO A DESIGNATED ACCOUNT THAT YOU MAINTAIN WITH THIS BANK OR WIRE TRANSFER DIRECTLY TO AN ACCOUNT DESIGNATED BY BENEFICIARY. AS USED HEREIN “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE JURISDICTION IN WHICH THE BANK IS LOCATED ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

PRESENTATION MAY ALSO BE EFFECTED BY FACSIMILE TO COMERICA BANK FAX NUMBER 310 297-2890 CONFIRMED BY PHONE CALL AT 310 297-2840. WHEN PRESENTATION IS MADE BY FACSIMILE, THE ORIGINAL STANDBY LETTER OF CREDIT MAY BE REPLACED BY A BENEFICIARY’S STATEMENT THAT NEKTAR THERAPEUTICS, INC., IS IN POSSESSION OF THE ORIGINAL STANDBY LETTER OF CREDIT, AND THAT THE AMOUNT AND DATE OF THIS PRESENTATION HAS BEEN NOTED ON THE BACK OF SUCH ORIGINAL. IN THE EVENT OF FACSIMILE DRAWING, THE DRAFT(S) AND DOCUMENTS REQUIRED HEREUNDER WILL BE CONSIDERED TO HAVE BEEN PRESENTED TO COMERICA BANK IF COPIES OF SUCH DRAFT(S) AND DOCUMENTS ARE RECEIVED BY COMERICA BANK BY MEANS OF A FACSIMILE AT THE FAX NUMBER NOTED ABOVE. HOWEVER, THE DRAFT MUST INCLUDE THE FRONT AND BACK OF THE DRAFT IN ORDER TO EVIDENCE ENDORSEMENT THEREOF.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST (60) SIXTY DAYS PRIOR TO THE CURRENT EXPIRATION DATE WE SEND YOU NOTICE BY COURIER THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. UPON RECEIPT OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR SIGHT DRAFT(S) DRAWN ON US AND YOUR SIGNED STATEMENT READING AS FOLLOWS: “WE CERTIFY THAT THIS DRAWING REPRESENTS FUNDS DUE US AS A RESULT OF OUR HAVING RECEIVED NOTIFICATION FROM COMERICA BANK OF ITS INTENTION NOT TO EXTEND STANDBY LETTER OF CREDIT NO. [INSERT L/C NO.] - 44.” IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF DECEMBER 05, 2016.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN ITS ENTIRETY ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (ATTACHED HERETO AS EXHIBIT B). UPON OUR SATISFACTION OF THE FOREGOING CONDITIONS, WE SHALL ENDORSE THIS IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE TRANSFEREE AND DELIVER IT TO THE TRANSFEREE PROMPTLY.

ALL FEES RELATING TO THIS LETTER OF CREDIT, INCLUDING ANY AND ALL TRANSFER RELATED COSTS SHALL BE PAID BY THE APPLICANT. PAYMENT OF ANY TRANSFER FEES AND/OR ANY TRANSFER RELATED COSTS SHALL NOT BE A CONDITION PRECEDENT TO TRANSFER.

ALL DRAFTS REQUIRED UNDER THIS IRREVOCABLE STANDBY LETTER OF CREDIT MUST BE MARKED: “DRAWN UNDER COMERICA BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. [INSERT NUMBER].”

ALL DOCUMENTS ARE TO BE DISPATCHED BY OVERNIGHT COURIER SERVICE TO COMERICA BANK INTERNATIONAL TRADE SERVICES, 2321 ROSECRANS AVE., 5TH FL., EL SEGUNDO, CA 90245, ATTN: STANDBY LETTER OF CREDIT DEPT, TEAM 44.

ALL COMMUNICATIONS TO US WITH RESPECT TO THIS IRREVOCABLE STANDBY LETTER OF CREDIT MUST BE ADDRESSED TO US IN WRITING AT OUR OFFICE ADDRESS AS INDICATED ABOVE.

2

THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS IRREVOCABLE STANDBY LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT, EXCEPT AS PROVIDED IN THE IMMEDIATELY FOLLOWING PARAGRAPH.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

WE HEREBY ENGAGE WITH YOU THAT ALL DRAWING(S) MADE UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT (INCLUDING FAX DOCUMENTS) AT OUR OFFICE LOCATED AT COMERICA BANK INTERNATIONAL TRADE SERVICES, 2321 ROSECRANS AVE., 5TH FL., EL SEGUNDO, CA 90245, ATTN: STANDBY LETTER OF CREDIT DEPT, TEAM 44 ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT, [INSERT DATE] OR ANY AUTOMATICALLY EXTENDED DATE.

IF THE EXPIRATION DATE FALLS ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

WE ACKNOWLEDGE AND AGREE THAT UPON RECEIPT OF THE DOCUMENTATION REQUIRED HEREIN IN COMPLIANCE WITH THE TERMS HEREOF WE WILL HONOR YOUR DRAWS AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY’S SIGNED STATEMENT AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF SUCH STATEMENT.

YOURS VERY TRULY

(AUTHORIZED SIGNATURE)

ANNEX A

SIGHT DRAFT

3

DATE:	REF. NO.

AT SIGHT

PAY TO THE ORDER OF US$

US DOLLARS

“DRAWN UNDER COMERICA BANK, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO.                             DATED                                       , 2012”

TO:	COMERICA BANK
	2321 ROSECRANS AVE., 5TH FL	(INSERT NAME OF BENEFICIARY)
EL SEGUNDO, CA 90245

AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE SIGHT DRAFT:

1.                                      DATE: ISSUANCE DATE OF DRAFT.

2.                                      REF. NO.: YOUR REFERENCE NUMBER, IF ANY.

3.                                      PAY TO THE ORDER OF: BENEFICIARY’S NAME

4.                                      US$: AMOUNT OF DRAWING IN FIGURES.

5.                                      US DOLLARS: AMOUNT OF DRAWING IN WORDS.

6.                                      LETTER OF CREDIT NUMBER: OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.                                      DATED: ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY’S NAME SHOULD BE PRINTED AT THE BACK OF THE SIGHT DRAFT WITH ENDORSEMENT.

EXHIBIT B

4

Request for Full Transfer of a Standby Letter of Credit

Beneficiary Name:	Date

Address:

To Comerica Bank

International Trade Services

Re: Comerica Bank Standby Letter of Credit No.                        (herein called the “Credit”).

Dear Sir/Madam:

For value received the undersigned beneficiary hereby irrevocably transfers to:

(Name of Second Beneficiary)

(Address)

all rights of the undersigned beneficiary to draw under the above Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Credit are transferred to the Second Beneficiary and the Second Beneficiary shall have the sole rights as beneficiary under the Credit, including sole rights relating to any increases, extensions, or other amendments. All amendments are to be advised directly to the Second Beneficiary without necessity of any consent of or notice to the undersigned beneficiary.

The original of such Credit is returned herewith together with any and all amendments, and we ask that you record evidence of this transfer on the reverse of the original Credit, add your endorsement, and forward it directly to the Second Beneficiary with your customary notice of transfer.

The undersigned beneficiary understands and agrees that upon transfer of the Credit, we shall cease to be the beneficiary of the Credit and we represent and warrant to you that we shall not attempt to draw on the Credit or otherwise attempt to exercise our former rights under the Credit.

You are hereby authorized to debit the undersigned beneficiary’s account with you                           (account number) for your transfer fees.

5

Your transfer fees will be wired to your office, per your instructions. It is understood that this request will not be processed until such fees are in your possession.

Signature and Legal Capacity Guaranteed By:	Very truly yours,

Name of Bank	Beneficiary Name

Authorized Signature	Authorized Signature

Name and Title (Print)	Name and Title (Print)

6

SECOND AMENDMENT TO SUBLEASE
(Expansion of Premises)

This Second Amendment to Sublease (“Amendment”) is made and entered into as of January 3, 2013 by and between NEKTAR THERAPEUTICS, a Delaware corporation (“Sublandlord”), and NATERA, INC., a Delaware corporation (“Subtenant”), formerly known as Gene Security Network, Inc.

R E C I T A L S

A.              Sublandlord and Subtenant entered into that certain Sublease dated for reference purposes only as of December 13, 2011 (the “Original Sublease”), with respect to the subleasing of approximately 20,123 rentable square feet (the “Existing Subleased Premises”) in the building located at 201 Industrial Road, San Carlos, California (the “Building”), and more particularly described in the Sublease. Sublandlord and Subtenant entered into that certain First Amendment to Sublease dated as of January 31, 2012 (the “First Amendment”). The Original Sublease as amended by the First Amendment is hereinafter referred to as the “Sublease”.

B.              The Sublease Rent Commencement Date occurred on May 1, 2012 and the Term of the Sublease is scheduled to expire on October 5, 2016.

C.              Sublandlord and Subtenant presently desire to amend the Sublease to expand the size of the Existing Subleased Premises, as more fully set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

1.             Defined Terms. All capitalized terms not defined herein shall have the same respective meanings as are given such terms in the Sublease unless expressly provided otherwise in this Amendment.

2.             Addition of Expansion Premises. The increment of space located in the Building, labeled “Expansion Premises” on the attached Exhibit A-1 and consisting of approximately 39,142 rentable square feet shall be added to the Existing Subleased Premises covered by the Sublease on the terms and conditions set forth herein. Sublandlord and Subtenant agree that for the purpose of the Sublease, as amended by this Amendment, the Expansion Premises shall be conclusively deemed to contain 39,142 rentable square feet. The Term of the Sublease with respect to the Expansion Premises shall commence on January 15, 2013 (the “Expansion Commencement Date”) and shall be coterminous with Term of the Existing Subleased Premises thereafter (the “Expansion Term”). Sublandlord estimates that possession of the Expansion Premises will be tendered to Subtenant on January 15, 2013 (the “Estimated Delivery Date”); provided, however, that if Sublandlord is unable to tender possession of the Expansion Premises to Subtenant by the Estimated Delivery Date, then: (a) the validity of this

1

Amendment shall not be affected or impaired thereby; (b) Sublandlord shall not be in default hereunder or be liable for damages therefor; (c) Subtenant shall accept possession of the Expansion Premises on the date when Sublandlord tenders possession thereof to Subtenant; (d) the actual Expansion Commencement Date shall be the date on which Sublandlord actually tenders possession of the Expansion Premises to Subtenant; and (e) Rent shall not accrue until the Expansion Commencement Date actually occurs hereunder. As of the Expansion Commencement Date, the definition of “Subleased Premises” shall be modified to provide that the “Subleased Premises” consists of 59,265 rentable square feet (the combined Existing Subleased Premises and the Expansion Premises shall hereafter be referred to as the “Subleased Premises”). The Expansion Premises shall remain a portion of the “Subleased Premises” throughout the Term of the Sublease.

3.             Base Rent for the Expansion Premises. Commencing on the Expansion Commencement Date and thereafter on or before the first day of each calendar month during the remainder of the Expansion Term, Subtenant shall pay to Sublandlord with respect to the Expansion Premises, at such place as Sublandlord may designate, without deduction, offset, prior notice or demand, Base Sublease Rent in lawful money of the United States as follows:

Period	Square Feet	Base Rent per square foot per Month		Monthly Base Rent
January 15, 2013 — April 14, 2013	39,142	$0.00		$0.00
April 15, 2013 — January 14, 2014	20,000	$2.25	*	$45,000.00	*
January 15, 2014 - December 31, 2014	39,142	$2.32		$90,809.44
January 1, 2015 - December 31, 2015	39,142	$2.39		$93,549.38
January 1, 2016 - October 5, 2016	39,142	$2.46		$96,289.32

*During this period, Base Sublease Rent with respect to the Expansion Premises is payable only with respect to 20,000 rentable square feet of the Expansion Premises; provided, however, that Subtenant shall be obligated to pay Additional Rent with respect to the entirety of the Expansion Premises commencing on January 15, 2013 and throughout the remainder of the Expansion Term.

A payment of Base Sublease Rent with respect to the Expansion Premises in the aggregate amount of $67,500 (for the one-half month of April 2013 in the amount of $22,500 and the month of May 2013 in the amount of $45,000.00) shall be delivered to Sublandlord concurrently with Subtenant’s execution of this Amendment and shall be credited against the Base Sublease Rent with respect to the Expansion Premises due for the period from April 15, 2013 to May 31, 2013.

2

For the ease of reference of the parties, attached hereto as Exhibit A-2 is a schedule of the Base Sublease Rent due for the entirety of the Subleased Premises.

4.             Additional Rent. During the Expansion Term, Subtenant shall pay Additional Rent with respect to the Expansion Premises in accordance with the terms of Section 3.2 of the Original Sublease except that Subtenant’s prorata share of Operating Costs with respect to the Expansion Premises shall be: (i) 39.13% of Tenant’s Operating Cost Share relating solely to the (Nektar Total Leased) Premises and (ii) 39.13% of Tenant’s Exterior Common Area Cost Share relating solely to the (Nektar Total Leased) Premises, as those terms are defined in Section 7.1 (a) of the Master Lease. For the ease of reference of the parties, attached hereto as Exhibit A-3 is a schedule of Subtenant’s Prorata Share of Operating Costs for the entirety of the Subleased Premises. In addition, Subtenant is responsible for reimbursing Sublandlord for the cost of all utilities and services supplied to the Subleased Premises.

5.             Letter of Credit.  The parties hereto acknowledge that Sublandlord is currently holding a Letter of Credit in the amount of $205,254.60. Concurrently with Subtenant’s execution of this Amendment, Subtenant shall provide a Letter of Credit to Sublandlord in the amount of $540,000.00 to be held by Sublandlord pursuant to the terms of Section 3.3 of the First Amendment throughout the Expansion Term (the “Expansion Letter of Credit”). Notwithstanding the foregoing provisions of this Section 5 to the contrary, provided that: (A) Subtenant has not been late in the payment of any rent due under the Sublease, as amended hereby, more than once during the immediately preceding twelve (12)-month period, (B) no Event of Default by Subtenant under the Sublease, as amended hereby, has occurred and is still continuing as of the effective date of reduction with no apparent effort by Subtenant to cure such Event of Default as reasonably determined by Sublandlord, and (C) following the date of this Amendment, Subtenant has achieved net proceeds from an equity financing transaction equal to or greater than $10,000,000 as evidenced by Subtenant’s most current financial statements which shall be either: (i) audited financial statements, or (ii) unaudited financial statements certified to be true and correct by a senior officer of Subtenant, then Subtenant shall be permitted to reduce the amount of the Expansion Letter of Credit to $270,000.00. Subject to satisfaction of the conditions set forth in the immediately preceding sentence of this Section 5, the amount of the Expansion Letter of Credit may be reduced by Subtenant’s delivery of a written notice to Sublandlord accompanied by such financial statements (which shall be in form reasonably acceptable to Sublandlord) and delivery of a replacement Expansion Letter of Credit so that the amount of the Letter of Credit held by Sublandlord will be in the amount of $270,000.00. Upon Landlord’s receipt of any replacement Letter of Credit which is in the amount of $270,000.00, and which in all other respects is in conformance with the Letter of Credit requirements described in Section 3.3 of the First Amendment, Sublandlord shall promptly return to Subtenant the Expansion Letter of Credit being replaced. Notwithstanding the foregoing, in no event shall any such reduction be construed as an admission by Sublandlord that Subtenant has performed all of its covenants and obligations hereunder. Moreover, if an Event of Default with respect to the payment of Base Sublease Rent or Additional Rent occurs beyond applicable cure periods then, upon Sublandlord’s written demand therefor delivered to Subtenant, Subtenant shall be required to restore the Expansion Letter of Credit to the originally required amount of $540,000.00. For the ease of reference of the parties, attached hereto as Exhibit A-4 is a schedule of Reduction in Letter of Credit.

3

6.              Condition of Expansion Premises  Subtenant has thoroughly inspected and examined the Expansion Premises, has elected to sublease the Expansion Premises from Sublandlord under the terms of this Sublease on a strictly “AS IS” and “with all faults” basis, and acknowledges that Sublandlord has no obligation to make any improvements or provide any furnishings or equipment to Subtenant in connection therewith. By taking possession of the Expansion Premises, Subtenant acknowledges that the Expansion Premises are in a tenantable and good condition. Subject to Section 7 below, Subtenant shall not make any alterations, additions or improvements to the Expansion Premises without first obtaining the written consent of Sublandlord and, if required by the Master Lease, of Master Landlord. Any approved alterations, additions or improvements to the Expansion Premises shall be made by Subtenant at Subtenant’s sole cost and expense, and otherwise upon all applicable terms and conditions of the Master Lease (including any removal and restoration obligations) and this Sublease.

7.              Subtenant’s Work.  Sublandlord hereby approves Subtenant’s initial improvements to the Expansion Premises (the “Sublease Expansion Improvements”) as shown on Exhibit A-5 attached hereto (the “Space Plans”); provided, however, that: (A) Sublandlord reserves the right to provide comments on Subtenant’s construction drawings based on the approved Space Plans in accordance with the terms of the Master Lease, (B) such Space Plans and the work depicted thereon are subject to Master Landlord’s review and approval, (C) to the extent Sublandlord incurs costs in connection with construction management that may be necessary due to the coordination of the construction of the Sublease Expansion Improvements with the third floor tenant, such costs shall be payable by Subtenant within thirty (30) days following receipt of a documented invoice therefor, (D) Subtenant shall be required to pay for any modification to the water system drops to cover any re-sanitization, and (E) any upgrades to the Expansion Premises that may be necessary in connection with the Sublease Expansion Improvements to the existing HVAC, electrical, plumbing, or other systems installed and operated by Sublandlord will be the responsibility of Subtenant Sublandlord’s approval of the Space Plans shall not be a representation or warranty of Sublandlord that such Space Plans are adequate for any use or comply with any law, but shall merely be the consent of Sublandlord thereto. Sublandlord’s review of the Space Plans shall not constitute an engineering design review of the feasibility of or successful implementation of the proposed Sublease Expansion Improvements. Subtenant understands and agrees that it shall be solely responsible for any and all costs, expenses and related liabilities: (x) to construct the Sublease Expansion Improvements, (y) to comply with all applicable laws, including without limitation the Americans with Disabilities Acts and any state disability access laws, and (z) due to Master Landlord under the terms of the Master Lease in connection with the Sublease Expansion Improvements including, without limitation, any testing of the HVAC system, air balancing reports or any restriction that may be required by Master Landlord as a condition to its consent or otherwise required pursuant to the terms of the Master Lease and/or costs and expenses associated with restoring the Expansion Premises to its condition prior to the construction of the Sublease Expansion Improvements. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against, and shall reimburse Sublandlord for, any and all claims, losses, liabilities for damages, other than consequential damages, (including, without limitation, attorneys fees) resulting from the Sublease Expansion Improvements.

4

8.              Parking.  As of the Expansion Commencement Date, Subtenant shall be entitled to its pro rata share of the parking spaces allocated to the Premises pursuant to Section 4 of the Master Lease based on the addition of the Expansion Premises to the Existing Subleased Premises.

9.              Signage.  Prior to the Expansion Commencement Date, Sublandlord shall remove its existing exterior Building signage. On and after the Expansion Commencement Date and throughout the remainder of the Expansion Term, Subtenant shall have the right to install its standard corporate signage and logo (the “Exterior Sign”) on the exterior of the Building in the same location as Sublandlord’s existing exterior signage (the “Exterior Signage Rights”) (i. e., the right set forth in Section 9.5 of the Master Lease to display its corporate name and logo on the exterior of the Building), subject to Master Landlord’s consent and compliance with all applicable laws. Subtenant’s Exterior Signage Rights are contingent upon Subtenant continuing to occupy 100% of the Subleased Premises. The parties acknowledge that Sublandlord shall not be required to deliver the Signage Notice described in Section 16 of the Original Sublease. Subtenant shall maintain the Exterior Sign during the Expansion Term at Subtenant’s sole cost and expense. Subtenant shall comply with such regulations as may from time to time be promulgated by Master Landlord governing signs, advertising material or lettering of all tenants in the Building. Upon the expiration or earlier termination of the Sublease, Subtenant shall remove the Exterior Sign and shall repair any damage caused by such removal. If Subtenant fails to do so, Sublandlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.

10.            Mechanical Room.  The parties hereto acknowledge that a mechanical room (the “Mechanical Room”) serving the third and fourth floors of the Building is located in the Expansion Premises. The location of the Mechanical Room is further described on Exhibit A-1 attached hereto. Throughout the Expansion Term, Sublandlord and its agents shall have access to the Mechanical Room as is necessary to properly maintain the Mechanical Room and the equipment contained therein; provided, however, when reasonably practicable, Sublandlord and its agents shall provide reasonable advance notice (which notice may be written or oral) to Subtenant of the need to access the Mechanical Room in the Subleased Premises. Subtenant shall reimburse Sublandlord for fifty percent (50%) of the following costs: (i) the cost to maintain the Mechanical Room, and (ii) the cost to operate and maintain the HVAC and associated systems (chillers, boilers and other support equipment) for the labs and offices in the Expansion Premises (which HVAC systems serve both the third and fourth floors of the Building and may be located on the fourth and fifth floors of the Building as well as the roof of the Building). In no event shall Subtenant be responsible for paying for the foregoing costs as both an Operating Cost and pursuant to this section. Sublandlord shall submit quarterly bills to Subtenant for such costs and Subtenant shall pay for same within thirty (30) days of receipt of a bill therefor. All sums due hereunder shall be deemed “Additional Rent” under the Sublease, as amended hereby.

11.            Emergency Power Usage.  As of the Expansion Commencement Date, Subtenant shall be entitled to 68 Kw of electricity produced by the Generator during power outages pursuant to Section 16 of the Original Sublease based on the addition of the Expansion Premises

5

to the Existing Subleased Premises. Commencing on the Expansion Commencement Date and on each January 1 thereafter throughout the remainder of the Expansion Term, Subtenant shall provide annual written reports to Sublandlord which provide a detailed list with brief description of all equipment that is connected by Subtenant to the emergency power outlets in the Expansion Premises (the “Annual Report”). If Sublandlord reasonably concludes that Subtenant has access to more than the allocated share of electricity from the Generator based on the Annual Report, Sublandlord shall have the right to require Subtenant to reduce the number or type of equipment connected by Subtenant to the emergency power outlets in the Expansion Premises.

12.          Shipping Areas/Freight Elevators.  Subtenant acknowledges that it shall be required to share the shipping and receiving areas of the Building and the Building’s freight elevator with other tenants located on the third and fourth floors of the Building. Subtenant shall reasonably cooperate with such other tenants in sharing the same.

13.          Real Estate Brokers.  Each party represents and warrants to the other that it has taken no act nor permitted any act to be taken pursuant to which it or the other party hereto might incur any claim for brokerage commissions or finder’s fees in connection with the execution of this Amendment except with respect to Kidder Matthews, representing Sublandlord and Jones Lang LaSalle, representing Subtenant (collectively, “Brokers”). Each party agrees to indemnify, defend and hold the other harmless against all liabilities and costs arising from a breach of such representation and warranty, including, without limitation, for attorneys’ fees and costs in connection therewith. Brokers shall be paid a commission by Sublandlord pursuant to a separate written agreement with Sublandlord.

14.          No Offer.  Submission of this instrument for examination and signature by Subtenant does not constitute an offer to sublease or a reservation of or option for sublease, and this instrument is not effective as a sublease amendment or otherwise until executed and delivered by both Sublandlord and Subtenant.

15.          Authority.  Subtenant hereby covenants and warrants that (a) Subtenant is in good standing under the laws of the States of California and Delaware, (b) Subtenant has full corporate power and authority to enter into this Amendment and to perform all Subtenant’s obligations under the Sublease, as amended by this Amendment, and (c) each person signing this Amendment on behalf of Subtenant is duly and validly authorized to do so.

16.          Sublease in Full Force and Effect.  This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Subtenant hereby affirms that on the date hereof no breach or default by either party has occurred and that the Sublease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Sublease. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

6

16.          Contingent Nature of this Second Amendment to Sublease.  This Second Amendment to Sublease shall be contingent upon Sublandlord’s receipt of Master Landlord’s Consent. Sublandlord shall use commercially efforts to obtain the Master Landlord’s Consent on or before January 15, 2013. Sublandlord shall be responsible for all costs associated with obtaining Master Landlord’s consent including the fee set forth in Section 13.1(d) of the Master Lease. Sublandlord shall deliver prompt written notice to Subtenant of Master Landlord’s granting (or denial) of consent to this Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Sublease as of the date first above written.

SUBLANDLORD:			SUBTENANT:

NEKTAR THERAPEUTICS,			NATERA, INC.,
a Delaware corporation			a Delaware corporation

By:	/s/ Gil M Labrucherie		By:	/s/ Matthew Rabinowitz
	Name:	Gil M Labrucherie		Name:	Matthew Rabinowitz
	Title:	SVP & General Counsel		Title:	CFO

			By:	/s/ Brad Roberts
				Name:	Brad Roberts
				Title:	COO, VP-Finance

7

Exhibit A-1
Outline of Expansion Premises

Exhibit A-2

Schedule of Base Sublease Rent for the Entirety of the Subleased Premises

		Base Sublease
	Base Sublease Rent Per	Rent Per Month	Total Base
	Month for Original	for Expansion	Sublease Rent
Period	Subleased Premises	Premises	Per Month
5/1/12 – 11/30/12	$17,000.00	—	$17,000.00
12/1/12 – 1/14/13	$35,215.25	—	$35,215.25
1/15/13 – 4/14/13	$35,215.25	$0.00	$35,215.25
4/15/13 - 9/30/13	$35,215.25	$45,000.00	$80,215.25
10/1/13 – 12/31/13	$36,221.40	$45,000.00	$81,221.40
1/1/14 – 9/30/14	$36,221.40	$90,809.44	$127,030.84
10/1/14 – 12/31/14	$37,227.55	$90,809.44	$128,036.99
1/1/15 – 9/30/15	$37,227.55	$93,549.38	$130,776.93
10/1/15 – 12/31/15	$38,233.70	$93,549.38	$131,783.08
1/1/16 – 9/30/16	$38,233.70	$96,289.32	$134,523.02
10/1/16 – 10/5/16	$6,166.73 (prorated on the basis of 5 days in a 31-day month where Base Rent is $38,233.70 for such month)	$15,530.54 (prorated on the basis of 5 days in a 31-day month where Base Rent is $96,289.32 for such month)	$21,697.27 (prorated on the basis of 5 days in a 31-day month where Base Rent is $134,523.02 for such month)

Exhibit A-3

Schedule of Subtenant’s Prorata Share of Operating Costs for the Entirety of the
Subleased Premises

Period	Subtenant’s Prorata Share of Operating Costs for the Original Subleased Premises	Subtenant’s Prorata Share of Operating Costs for the Expansion Premises	Subtenant’s Total Prorata Share of Operating Costs
5/1/12 – 11/30/12	20.11%	—	20.11%
12/1/12 – 1/14/13	20.11%	—	20.11%
1/15/13 – 10/5/16	20.11%	39.13%	59.24%

Exhibit A-4

Schedule of Reduction in Letter of Credit

	Amount of Letter of Credit	Remaining Amount of Letter of Credit

Original Letter of Credit	$205,254.60	$68,418.20	*

Expansion Letter of Credit	$540,000.00	$270,000.00	**

*Subject to the conditions set forth in Section 3.3(h) of the First Amendment. [i.e., “(A) Subtenant has not been late in the payment of any rent due under the Sublease more than once during the immediately preceding twelve (12)-month period, (B) no Event of Default by Subtenant under this Sublease has occurred and is still continuing as of the effective date of reduction with no apparent effort by Subtenant to cure such Event of Default as reasonably determined by Sublandlord, and (C) Subtenant has achieved net proceeds from an equity financing transaction equal to or greater than $15,000,000 as evidenced by Subtenant’s most current financial statements which shall be either: (i) audited financial statements, or (ii) unaudited financial statements certified to be true and correct by a senior officer of Subtenant”]

** Subject to the conditions set forth in Section 5 of this Second Amendment.

Exhibit A-5

Subtenant’s Approved Space Plan for the Sublease Expansion Improvements